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             FACILITY LEASE AGREEMENT


        MEDITRUST ACQUISITION CORPORATION I

           (A Massachusetts corporation)

                        as
                      Lessor

                        AND

            EMERITUS PROPERTIES I, INC.

            (A Washington corporation)

                        as
                      Lessee


                 September 5,1997


              For Premises Located In
    City of Newark, New Castle County, Delaware



























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             FACILITY LEASE AGREEMENT


     This FACILITY LEASE AGREEMENT ("Lease") is dated as of the 10th day of September, 1997 and is between MEDITRUST ACQUISITION CORPORATION I
("Lessor"), a Massachusetts corporation having its principal office at 197 First Avenue, Needham
Heights, Massachusetts 02194, and EMERITUS
PROPERTIES I, INC. ("Lessee"), a Washington corporation, having its principal office at c/o
Emeritus Corporation, 3131 Elliott Avenue, Suite
500, Seattle, Washington 98121 -2162.

                     ARTICLE 1


           LEASED PROPERTY; TERM; CONSTRUCTION;
           EXTENSIONS

     1.1 LEASED PROPERTY. Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee rents and leases from Lessor all of Lessor's rights and interests in and to the following real and personal property
(collectively, the "Leased Property"):

          (a) the real property described in
          EXHIBIT A attached hereto (the "Land");

          (b) all buildings, structures, Fixtures
          (as hereinafter defined) and other
          improvements of every kind including,
          but not limited to, alleyways and
          connecting tunnels, sidewalks, utility
          pipes, conduits and lines, and parking
          areas and roadways appurtenant to such
          buildings and structures presently or
          hereafter situated upon the Land
          (collectively, the "Leased
          Improvements");

          (c) all easements, rights and
          appurtenances of every nature and
          description now or hereafter relating to or benefitting any or all of the Land and the Leased Improvements;

          (d) all equipment, machinery, building
          fixtures, and other items of property
          (whether realty, personalty or mixed),
          including all components thereof, now or hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased
          Improvements, including, without
          limitation, all furnaces, boilers,
          heaters, electrical equipment, heating,
          plumbing, lighting, ventilating,
          refrigerating, incineration, air and
          water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto

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          to constitute real estate, together with
          all replacements, modifications,
          alterations and additions thereto, but
          specifically excluding all items
          included within the category of Tangible
          Personal Property (as hereinafter
          defined) which are not permanently
          affixed to or incorporated in the Leased
          Property (collectively, the "Fixtures");
          and

          (e) LESSOR'S PERSONAL PROPERTY

          The Leased Property is leased in its
present condition, AS IS, without representation or warranty of any kind, express or implied, by Lessor and subject to: (i) the rights of parties in possession; (ii) the existing state of title including all covenants, conditions, Liens (as hereinafter defined) and other matters of record
(including, without limitation, the matters set forth in EXHIBIT B); (iii) all applicable laws and
(iv) all matters, whether or not of a similar nature, which would be disclosed by an inspection of the Leased Property or by an accurate survey thereof.

     1.2 TERM. The term of this Lease shall
consist of the "Initial Term", which shall commence on September 5,1997 (the "Commencement
Date") and end on March 31, 2010 (the
"Expiration Date"); provided, however, that this Lease may be sooner terminated as hereinafter provided. In addition, Lessee shall have the option(s) to extend the Term (as hereinafter defined) as provided for in Section 1.3.

     1.3 EXTENDED TERMS. Provided that this Lease has not been previously terminated, and as long as there exists no Lease Default (as hereinafter defined) at the time of exercise and on the last day of the Initial Term or the then current
Extended Term (as hereinafter defined), as the case may be, Lessee is hereby granted the option to extend the Initial Term of this Lease for four
(4) additional periods (collectively, the
"Extended Terms") as follows: four (4) successive five (5) year periods for a maximum Term, if all such options are exercised, which ends on March
31, 2030. Lessee's extension option rights shall be exercised by Lessee by giving written notice to Lessor of each such extension at least one hundred eighty (180) days, but not more than three hundred sixty (360) days, prior to the termination of the Initial Term or the then current Extended Term, as the case may be. Lessee shall have no right to rescind any such notice once given. Lessee may not exercise its option for more than one Extended
Term at a time. During each effective Extended
Term, all of the terms and conditions of this Lease shall continue in full force and effect, except that the Base Rent (as hereinafter defined) for each such Extended Term shall be adjusted as set forth in Section 3.1 (a).



                         2

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      Notwithstanding anything to the contrary set
forth herein, Lessee's rights to exercise the options granted in this Section 1.3 are subject to the further condition that concurrently with the exercise of any extension option hereunder, Lessee shall have exercised its option to extend the terms of all of the Related Leases in accordance with the provisions of the Agreement Regarding
Related Transactions and the provisions of Section
1.3 of each of the Related Leases.

                     ARTICLE 2

       DEFINITIONS AND RULES OF CONSTRUCTION


     2.1 DEFINITIONS. For all purposes of this Lease and the other Lease Documents (as hereinafter defined), except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and
(ii) all references in this Lease or any of the other Lease Documents to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease or the other applicable
Lease Document.

     ACCOUNTS: As defined in the UCC.

     ACCREDITATION BODY: Any person, including any Person having or claiming jurisdiction over the accreditation, certification, evaluation or operation of the Facility.

     ADDED VALUE PERCENTAGE: The proportion of the
Fair Market Added Value of Capital Additions paid for or financed by Lessee to the Fair Market Value of the entire Leased Property, expressed as a percentage.

     ADDITIONAL CHARGES: As defined in Article 3.

     ADDITIONAL LAND: As defined in Section 9.3.


     ADDITIONAL RENT: As defined in Article 3.


     ADDITIONAL RENT COMMENCEMENT DATE: As defined in Article 3.

     AFFILIATE: With respect to any Person (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person or (iii) any officer, director, employee, general partner or trustee of such Person,

                         3

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or any other Person controlling, controlled by, or
under common control with, such Person (excluding trustees and Persons serving in a fiduciary or similar capacity who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests provided, however, that, (a) for purposes of determining a Related Party Default, the percentage of outstanding capital stock, shares or equity interests referenced in (ii) above shall be fifty percent (50%) and (b) any Person who is an Affiliate by virtue of the ownership thereof by Daniel R. Baty or his status therein as an officer or director shall not be deemed an Affiliate for purposes of determining a Related Party Default.

     AFFILIATED PARTY SUBORDINATION AGREEMENT:
That certain Affiliated Party Subordination
Agreement of even date by and among Lessee, the Guarantor, various Affiliates of Lessee and various Affiliates of Lessor.


       AGREEMENT REGARDING RELATED TRANSACTIONS:
The Fifth Amended and Restated Agreement Regarding
Related Transactions (Development) dated September
5,1996, as may be amended from time to time, between Lessee, Lessor and any Related Party that is party to any Related Lease or Related Party
Agreement. Lessor and Lessee anticipate that the Agreement Regarding Related Transactions will be amended from time to time to include Affiliates of Lessor and Lessee as parties thereto in connection with future transactions and acknowledge and agree that for all purposes under this Lease Agreement such amendments shall be deemed to be included in this definition.


     ANNUAL FACILITY UPGRADE EXPENDITURE: An aggregate annual amount equal to the product of TWO HUNDRED DOLLARS ($200) (as increased as of the first day of each Lease Year in which the Annual
Facility Upgrade Expenditure is to be made by an amount equal to the product of the CPI Increase multiplied by TWO HUNDRED DOLLARS ($200)) times the number of units in the Facility, such amount to be spent on Upgrade Renovations. The term
"CPI Increase" means a fraction, the numerator of which is the Price Index in effect as of the first day of the Lease Year in which the Annual Facility
Upgrade Expenditure is to be made and the denominator of which is the Price Index in effect as of the date hereof. The term "Price Index" means the Consumer Price Index for Urban Wage
Earners and Clerical Workers, All Items Series A
(1982-84=100), published by the Bureau of Labor
Statistics, U.S. Department of Labor. If the
Bureau of Labor Statistics

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should cease to publish such Price Index in its
present form and calculated on the present basis, then the most similar index published by the same
Bureau shall be used for the same purpose. If there is no such similar index, a substitute index which is then generally recognized as being similar to such Price Index, such substitute index to be reasonably selected by Lessor.

     APPURTENANT AGREEMENTS: Collectively, all instruments, documents and other agreements that now or hereafter create any utility, access or other rights or appurtenances benefiting or relating to the Leased Property.

     AWARD: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

     BASE GROSS REVENUES: The annualized Gross
Revenues of the Facility for the second twelve month period following the Conversion Date, initially as shown by Lessee's certified consolidated Financial Statements and as later verified by Lessee's Consolidated Financial statements.

     BASE RENT: Pre-Conversion Base Rent and/or
Post-Conversion Base Rent, as the context permits.

     BUSINESS DAY: Any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America, the Commonwealth of Massachusetts, the State or the state in which Lessor's depository bank is located.

     CAPITAL ADDITIONS: Collectively, all new buildings and additional structures annexed to any portion of any of the Leased Improvements and material expansions of any of the Leased
Improvements which are constructed on any portion of the Land during the Term, including, without limitation, the construction of a new wing or new story, the renovation of any of the Leased
Improvements on the Leased Property and any expansion, construction, renovation or conversion in connection therewith (a) in order to provide a functionally new facility that is needed or used to provide services not previously offered or (b) in order to (i) increase the bed capacity of a Facility, (ii) change the purpose for which such beds are utilized and/or (iii) change the utilization of any material portion of any of the Leased Improvements, provided that for the purposes of Article 9 hereof, the Project shall not be treated as a Capital Addition.

     CAPITAL ADDITION COST: The cost of any
Capital Addition made by Lessee whether paid for by Lessee or Lessor. Such cost shall include all costs and expenses of every nature whatsoever incurred directly or indirectly in connection with the development, permitting, construction

                         5

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and financing of a Capital Addition as reasonably
determined by, or to the reasonable satisfaction of, Lessor.

     CASH COLLATERAL: As defined in the Deposit
     Pledge Agreement.

     CASH FLOW: The Consolidated Net Income (or
Consolidated Net Loss) before federal and state income taxes for any period plus (i) the amount of the provision for depreciation and amortization actually deducted on the books of the applicable
Person for the purposes of computing such Consolidated Net Income (or Consolidated Net Loss) for the period involved, us (ii) Rent and interest on all other Indebtedness which is fully subordinated to the Lease Obligations, plus (iii) any indebtedness which is fully subordinated to the Lease Obligations pursuant to the Affiliated
Party Subordination Agreement or the Management
Subordination Agreement.

     CASUALTY: As defined in Section 13.1.

     CHATTEL PAPER: As defined in the UCC.

     CLOSING: As defined in Section 18.3.6.

     CODE: The Internal Revenue Code of 1986, as amended.

     COLLATERAL: All of the property in which security interests are granted to Lessor and the other Meditrust Entities pursuant to the Lease
Documents and the Related Party Agreements to secure the Lease Obligations, including, without limitation, the Cash Collateral.

     COMPETITIVE ACTIVITY: As defined in Section
     11.5.

     COMPLETION DATE: As defined in the Leasehold
Improvement Agreement.

     COMPLETION OF THE PROJECT: As defined in the
Leasehold Improvement Agreement.

     CONDEMNATION: With respect to the Leased
Property or any interest therein or right accruing thereto or use thereof (i) the exercise of any governmental authority, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or Taking or while legal proceedings for Condemnation or Taking are pending.

     CONDEMNOR: Any public or quasi-public
authority, or private corporation or individual, having the power of condemnation.



                         6

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     CONSOLIDATED: The consolidated accounts of
the relevant Person and its Subsidiaries consolidated in accordance with GAAP.

     CONSOLIDATED FINANCIALS: For any fiscal year or other accounting period for any Person and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP, and disclosing all liabilities of such Person and its consolidated subsidiaries, including, without limitation, contingent liabilities.

     CONSULTANTS: Collectively, the architects, engineers, inspectors, surveyors and other consultants that are engaged from time to time by Lessor to perform services for Lessor in connection with this Lease.

     CONTRACTS: All agreements (including, without limitation, Provider Agreements, to the extent applicable, and any Residency Agreement), contracts (including without limitation, construction contracts, subcontracts, and architects' contracts), contract rights, warranties and representations, franchises, and records and books of account benefiting, relating to or affecting the Leased Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession, or operation thereof, or the operation of any programs or services in conjunction with the Facility and all renewals, replacement and substitutions therefor, now or hereafter issued to any member of the Leasing Group by, or entered into by any member of the Leasing Group with, any Governmental Authority, Accreditation Body or
Third Party Payor or maintained or used by any member of the Leasing Group or entered into by any member of the Leasing Group with any third Person.

     CONVERSION DATE: The earlier to occur of (a) the Completion Date, (b) the Completion of the Project and (c) the occupancy of the Facility by a resident.

     CURRENT ASSETS: All assets of any Person which would, in accordance with GAAP, be classified as current assets.


     CURRENT LIABILITIES: All liabilities of any Person which would, in accordance with GAAP, be classified as current liabilities.



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     DATE OF TAKING : The date the Condemnor has
the right to possession of the property being condemned.

     DEBT COVERAGE RATIO: The ratio of (i) Cash
Flow for each applicable period to (ii) the total of all Rent (excluding Additional Rent due under this Lease) paid or payable during such period or accrued for such period.

     DECLARATION: As defined in Article 23.


     DEED: As defined in Section 18.3.


     DEPOSIT PLEDGE AGREEMENT: The pledge and security agreement so captioned and dated as of even date herewith between Lessee and Lessor.


     DOCUMENTS: As defined in the UCC.


     ENCUMBRANCE: As defined in Section 20.3.

     ENVIRONMENTAL INDEMNITY AGREEMENT: The
Environmental Indemnity Agreement of even date herewith by and among Lessee the Guarantor and Lessor.

     ENVIRONMENTAL LAWS: As defined in the
Environmental Indemnity Agreement.

      ERISA: The Employment Retirement Income
      Security Act of I 974, as amended.

      EVENT OF DEFAULT: As defined in Article 16.


     EXCESS GROSS REVENUES: Gross Revenues less
Base Gross Revenues.


     EXPIRATION DATE: As defined in Section 1.2.

     EXTENDED TERMS: As defined in Section 1.4.

     FACILITY: The 100 unit 104 bed, fully
licensed assisted living facility to be
constructed on the Land and to be known as White
Chapel Assisted Living on the Land (together with related parking and other amenities).

                         8

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     FAILURE TO OPERATE: As defined in Article 16.

     FAILURE TO PERFORM: As defined Article 16.

     FAIR MARKET ADDED VALUE: The Fair Market
Value of the Leased Property (including all
Capital Additions) minus the Fair Market Value of the Leased Property determined as if no Capital
Additions paid for by Lessee had been constructed.

     FAIR MARKET VALUE OF THE CAPITAL ADDITION:
The amount by which the Fair Market Value of the Leased Property upon the completion of a particular Capital Addition exceeds the Fair
Market Value of the Leased Property just prior to the construction of the particular Capital
Addition.

     FAIR MARKET VALUE OF THE LEASED PROPERTY: The fair market value of the Leased Property, including all Capital Additions, and including the Land and all other portions of the Leased
Property, and (a) assuming the same is
unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Section 18.2 or in such other manner as shall be mutually acceptable to Lessor and Lessee and
(c) not taking into account any reduction in value resulting from any Lien to which the Leased
Property is subject and which Lien Lessee or Lessor is otherwise required to remove at or prior to closing of the transaction. However, the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment provisions and other terms and conditions of any Lien on the Leased Property which is not so required or agreed to be removed shall be taken into account in determining the Fair Market Value of the Leased Property. The Fair Market Value shall be determined as the overall value based on due consideration of the "income" approach, the "comparable sales" approach, and the "replacement cost" approach.

     FEE MORTGAGE: As defined in Section 20.3.

     FEE MORTGAGEE: As defined in Section 20.3.

     FINANCING PARTY: Any Person who is or may be participating with Lessor in any way in connection with the financing of any Capital Addition.

     FINANCING STATEMENTS: Uniform Commercial Code financing statements evidencing the security interests granted to Lessor in connection with the Lease Documents.

     FISCAL QUARTER: Each of the three (3) month periods commencing on January 1st, April 1st, July
1st and October 1st.



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     FISCAL YEAR: The twelve (12) month period
from January 1st to December 31st.

     FIXTURES: As defined in Article 1.

     GAAP: Generally accepted accounting
principles, consistently applied throughout the relevant period.

     GENERAL INTANGIBLES: As defined in the UCC.

     GOVERNMENTAL AUTHORITIES: Collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures, and offices of any nature whatsoever of any government, quasi-government unit or political subdivision, whether with a federal, state, county, district, municipal, city or otherwise and whether now or hereinafter in existence.

      GROSS REVENUES: Collectively, all revenues generated by reason of the operation of the Leased
Property (including any Capital Additions), directly or indirectly received or to be received by Lessee or any Affiliate of Lessee, including, without limitation, all resident revenues received or receivable for the use of, or otherwise by reason of, all rooms, units and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on or from the Leased Property and further including, without limitation, except as otherwise specifically provided below, any consideration received under any subletting, licensing, or other arrangements with any Person relating to the possession or use of the Leased Property and all revenues from all ancillary services provided at or relating to the Leased Property; provided, however, that Gross
Revenues shall not include non-operating revenues such as interest income or gain from the sale of assets not sold in the ordinary course of business; and provided, further, that there shall be excluded or deducted (as the case may be) from such revenues:

         (i) all applicable contractual allowances
(relating  to any period during the Term  of  this
Lease  and thereafter until the Rent hereunder  is
paid in full), if any, for billings not paid by or
received   from   the   appropriate   Governmental
Agencies or Third Party Payors,

         (ii) all applicable allowances according to GAAP for uncollectible accounts,

         (iii) all proper resident billing credits and adjustments according to GAAP, if any, relating to health care accounting,

          (iv) federal, state or local sales, use, gross receipts and excise taxes and any tax based upon or measured by said Gross Revenues which is added to or made a part of the amount billed to the

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  resident or other recipient of such services or
  goods, whether included in the billing or stated separately,



        (v) provider discounts for hospital or
 other medical facility utilization contracts, if any,

        (vi) the cost, if any, of any federal,
 state or local governmental program imposed specially to provide or finance indigent resident care (other than Medicare, Medicaid and the like),

        (vii) deposits refundable to residents of the Facility, and

        (viii) payments received on behalf of,
 and paid to, Persons who are not Affiliates of Lessee.

     To the extent that the Leased Property is subleased or occupied by an Affiliate of Lessee, Gross Revenues calculated for all purposes of this Lease (including, without limitation, the determination of the Additional Rent payable under this Lease) shall include the Gross Revenues of such Sublessee with respect to the premises demised under the applicable Sublease (i.e., the Gross Revenues generated from the operations conducted on such subleased portion of the Leased
Property) and the rent received or receivable from such Sublessee pursuant to such Subleases shall be excluded from Gross Revenues for all such purposes. As to any Sublease between Lessee and a non-Affiliate of Lessee, only the rental actually received by Lessee from such non-Affiliate shall be included in Gross Revenues.

      GROUP TWO DEVELOPMENT FACILITIES: As defined in the Agreement Regarding Related Transactions.

     GUARANTOR: Emeritus Corporation, a Washington corporation, and its successors and assigns.

      GUARANTY OF LEASE OBLIGATIONS: The Guaranty of Lease Obligations of even date executed by Guarantor in favor of Lessor, relating to the Lease Obligations.

     HAZARDOUS SUBSTANCES: As defined in the
Environmental Indemnity Agreement.

      IMPOSITIONS: Collectively, all taxes
(including, without limitation, all capital stock and franchise taxes of Lessor, all ad valorem, property, sales and use, single business, gross receipts, transaction

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privilege, rent or similar taxes), assessments
(including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water and sewer rents, water charges or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), transfer taxes and recordation taxes imposed as a result of this Lease or any extensions hereof, and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of either or both of the Leased Property and the Rent
(including all interest and penalties thereon due to any failure in payment by Lessee), which at any time prior to, during or in respect of the Term hereof and thereafter until the Leased Property is surrendered to Lessor as required by the terms of this Lease, may be assessed or imposed on or in respect of or be a Lien upon (a) Lessor or Lessor's interest in the Leased Property, (b) the Leased Property or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Leased Property or the leasing or use of the Leased Property.
Notwithstanding the foregoing, nothing contained in this Lease shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person, except Lessee or its successors, (2) any net revenue tax of Lessor or any other Person, except
Lessee and its successors, (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of the Leased Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Lease, any principal or interest on any Encumbrance on the Leased
Property; provided, however, the provisos set forth in clauses (1) and (2) of this sentence shall not be applicable to the extent that any real or personal property tax, assessment, tax levy or charge which Lessee is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof. In computing the amount of any franchise tax or capital stock tax which may be or become an Imposition, the amount payable by Lessee shall be equitably apportioned based upon all properties owned by Lessor that are located within the particular jurisdiction subject to any such tax.

     INDEBTEDNESS : The total of all obligations of a Person, whether current or long-term, which in accordance with GAAP would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined, and shall also include (i) all capital lease obligations and (ii) all guarantees, endorsements (other than for collection of instruments in the ordinary course of business), or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement contingent or otherwise to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.


     INDEMNIFIED PARTIES: As defined in Section
     122.2.

     INDEX: The rate of interest of actively
traded marketable United States Treasury
Securities bearing a fixed rate of interest adjusted for a constant maturity of ten ( 10) years as calculated by the Federal Reserve Board.

     INITIAL TERM: As defined in Section 12.

     INSTRUMENTS: As defined in the UCC.

     INSURANCE REQUIREMENTS: All terms of any insurance policy required by this Lease, all requirements of the issuer of any such policy with respect to the Leased Property and the activities conducted thereon and the requirements of any insurance board, association or organization or underwriters' regulations pertaining to the Leased
Property.

     LAND: As defined in Article 1.

     LEASE: As defined in the preamble of this Lease.

     LEASE DEFAULT: The occurrence of any default or breach of condition continuing beyond any applicable notice and/or grace periods under this Lease and/or any of the other Lease Documents.


     LEASE DOCUMENTS: Collectively, this Lease, the Guaranty of Lease Obligations, the Agreement
Regarding Related Transactions, the Leasehold
Improvement Agreement, the Security Agreement, the
Deposit Pledge Agreement, the Negative Pledge
Agreement, the Permits Assignment, the Financing
Statements, the Affiliated Party Subordination
Agreement, the Environmental Indemnity Agreement, and any and all other instruments, documents, certificates or agreements executed or furnished by any member of the Leasing Group in connection with the transactions evidenced by the Lease and/or any of the foregoing documents.

     LEASE OBLIGATIONS: Collectively, all
indebtedness, covenants, liabilities, obligations, agreements and undertakings (other than Lessor's obligations) under this Lease and the other Lease
Documents.

     LEASE YEAR: A twelve month period ending on July 31st of each year; provided, that the first
Lease Year shall begin on the Commencement Date and shall end on July 31,1998.

     LEASED IMPROVEMENTS: As defined in Article I.

     LEASED PROPERTY: As defined in Article 1.

     LEASEHOLD IMPROVEMENT AGREEMENT: The
Leasehold Improvement Agreement of even date by and between Lessee and Lessor.

     LEASEHOLD IMPROVEMENT FEE: Twenty-Five
Thousand Twenty-Five Dollars ($25,025.00)

     LEASING GROUP: Collectively, Lessee, the
Guarantor, any Sublessee which is an Affiliate of Lessee and any Manager which is an Affiliate of Lessee.

     LEGAL REQUIREMENTS: Collectively, all
statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision, and other land use and assisted living licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental Authority, Accreditation Body or
Third Party Payor affecting Lessor, any member of the Leasing Group or the Leased Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in connection with the Leased
Property, including, without limitation, any of the foregoing which may (i) require repairs, modifications or alterations in or to the Leased
Property, (ii) in any way affect (adversely or otherwise) the use and enjoyment of the Leased
Property or (iii) require the assessment, monitoring, clean-up, containment, removal, remediation or other treatment of any Hazardous
Substances on, under or from the Leased Property.
Without limiting the foregoing, the term Legal
Requirements includes all Environmental Laws and shall also include all Permits and Contracts issued or entered into by any Governmental
Authority, any Accreditation Body and/or any Third
Party Payor and all Permitted Encumbrances.

     LESSEE: As defined in the preamble of this Lease and its successors and assigns.

     LESSEE'S ELECTION NOTICE: As defined in
     Section 14.3.

     LESSEE'S PURCHASE OPTION NOTICE: As defined in Section 18.3.

     LESSOR: As defined in the preamble of this Lease and its successors and assigns.

     LESSOR'S PERSONAL PROPERTY: All machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures, goods, inventory, supplies, and other personal property owned by Lessor and used in the operation of the Leased Property.

      LIEN: With respect to any real or personal property, any mortgage, easement, restriction, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not inchoate, vested or perfected.

     LIMITED PARTIES: As defined in Section
11.5.4. provided, however, in no event shall the term Limited Parties include any Person in its capacity as a shareholder of a public entity, unless such shareholder is a member of the Leasing
Group or an Affiliate thereof.

     MANAGED CARE PLANS: All health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans, and similar arrangements.

     MANAGEMENT AGREEMENT: Any agreement, whether written or oral, between Lessee or any Sublessee and any other Person pursuant to which Lessee or such Sublessee provides any payment, fee or other consideration to any other Person to operate or manage the Facility.

     MANAGEMENT SUBORDINATION AGREEMENT: The
Management Subordination Agreement which may be executed in the future between Lessee and Lessor.

     MANAGER: Any Person who has entered into a Management Agreement with Lessee or any Sublessee.

     MATERIAL STRUCTURAL WORK: Any (i) structural alteration, (ii) structural repair or (iii) structural renovation to the Leased Property, which would customarily require or which require the design and/or involvement of a structural engineer or architect or which would require the issuance of a Permit.


     MEDICAID: The medical assistance program established by Title XIX of the Social Security
Act (42 USC Section 1396 et seq.) and any statute succeeding thereto.

     MEDICARE: The health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC

Section 1395 et seq.) and any statute succeeding thereto.

     MEDITRUST: As defined in Article 23.


     MEDITRUST/EMERITUS TRANSACTION AFFILIATE: An
Affiliate of Lessee, the business and activities of which are limited to those subject to Meditrust/Emeritus Transaction Documents (other than the Affiliated Party Subordination Agreement, the Agreement Regarding Related Transactions and comparable agreement now or hereafter in effect among Affiliates of Lessee and of Lessor) to which such Affiliate is a party.

     MEDITRUST/EMERITUS TRANSACTION DOCUMENTS: As defined in the Agreement Regarding Related
Transactions.


     MEDITRUST ENTITIES: Collectively, Meditrust,
Lessor and any other Affiliate of Lessor which may now or hereafter be a party to any Related Patty
Agreement.

     MEDITRUST INVESTMENT: The sum of (i) the
Original Meditrust Investment plus, (ii) the aggregate amount of all Subsequent Investments plus (iii) so much of the Project Funds as Lessor has expended from time to time less the sum of any Net Award Amounts and/or Net Proceeds Amounts.

     MONTHLY DEPOSIT DATE: As defined in Section
     4.6.

     NEGATIVE PLEDGE AGREEMENT: The Group Two
Negative Pledge Agreement (Development) dated
April 30,1997 by and between Guarantor, Lessee,
Lessor and any Related Party that is party to any Related Lease or Related Party Agreement.

     NET AWARD AMOUNT: As defined in Section 3.7.

     NET INCOME (OR NET LOSS): The net income (or net loss, expressed as a negative number) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with GAAP.

     NET PROCEEDS AMOUNT: As defined in Section
     3.7.

     NET WORTH: An amount determined in accordance with GAAP equal to the total assets of any Person, minus the total liabilities of such Person, provided, however, that for purposes of calculating the Net Worth of the Guarantor, those certain Thirty-Two Million Dollars
($32,000,000.00) of 6.25% of convertible,
unsecured, subordinated
debentures due in 2006, which were issued by the Guarantor on February 15, 1996, shall not be included in total liabilities.

     OBLIGATIONS: Collectively, the Lease
Obligations and the Related Party Obligations.

     OFFICER'S CERTIFICATE: A certificate of
Lessee signed on behalf of Lessee by the Chairman of the Board of Directors, the President, any Vice
President or the Treasurer of Lessee, or another officer authorized to so sign by the Board of Directors or By-Laws of Lessee, or any other
Person whose power and authority to act has been authorized by delegation in writing by any of the Persons holding the foregoing offices.

     ORIGINAL MEDITRUST INVESTMENT: The sum of One
Million Two Hundred Thirty Three Thousand Six
Hundred Seventy-One Dollars and 25/00 ($
1,233,671.25).

     OTHER PERMITTED USES: To the extent permitted under applicable Legal Requirements and under Insurance Requirements, and so long as the same do not detract in any material manner from the Primary Intended Use and do not occupy more than ten percent (10%) of the useable floor area of the building comprising the Facility, such uses as Lessee reasonably determines are appropriate and incidental to the Primary Permitted Use.

     OVERDUE RATE: On any date, a rate of interest per annum equal to the greater of: (i) a variable rate of interest per annum equal to one hundred twenty percent (120%) of the Prime Rate, or (ii) eighteen percent (18%) per annum; provided, however, in no event shall the Overdue Rate be greater than the maximum rate then permitted under applicable law to be charged by Lessor.

     PBGC: Pension Benefit Guaranty Corporation.

     PERMITS: Collectively, all permits, licenses, approvals, qualifications, rights, variances, permissive uses, accreditation, certificates, certifications, consents, agreements, contracts, contract rights, franchises, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued under, applicable Legal Requirements relating or affecting the Leased Property or the construction, development, maintenance, management, use or operation thereof, or the operation of any programs or services in conjunction with the Facility and all renewals, replacements and substitutions therefor; now or hereafter required or issued by any Governmental Authority, Accreditation Body or Third Party Payor to any member of the Leasing Group, or maintained or used by any member of the Leasing Group, or entered into by any member of the Leasing Group with any third Person with respect to the Leased Property.

     PERMITS ASSIGNMENT: The Collateral Assignment of Permits, Licenses and Contracts of even date granted by Lessee to Lessor.

     PERMITTED ENCUMBRANCES: As defined in Section
     10.1.18.

     PERMITTED PRIOR SECURITY INTERESTS: As
defined in Section 6.1.2.

     PERSON: Any individual, corporation, general partnership, limited partnership, joint venture, stock company or association, company, bank, trust, trust company, land trust, business trust, unincorporated organization, unincorporated association, Governmental Authority or other entity of any kind or nature.

     PLANS AND SPECIFICATIONS : As defined in
     Section 13.1.3.

     PRE-CONVERSION BASE RENT: As defined in
     Section 3.1.

     PRE-CONVERSION RENT ADJUSTMENT RATE: 175 basis points over the Prime Rate.

     POST-CONVERSION BASE RENT: As defined in
     Section 3.1.

     PRIMARY INTENDED USE: The use of the Facility as an assisted living facility with one hundred (
100) fully licensed units, one hundred four ( 104) beds or such additional number of units or beds as may hereafter be permitted under this Lease, and such ancillary uses as are permitted by law and may be necessary in connection therewith or incidental thereto. Notwithstanding the foregoing,
Lessee may increase the number of beds to up to one hundred thirty-four (134) provided that all necessary federal, state and local approvals, licenses and permits are obtained and as long as such increase does not require any changes to the Facility that deviate from the approved
Construction Improvement Plans dated June 9,1997.

        PRIME RATE: The variable rate of interest per annum from time to time announced by the Reference Bank as its prime rate of interest and in the event that the Reference Bank no longer announces a prime rate of interest, then the Prime
Rate shall be deemed to be the variable rate of interest per annum which is the prime rate of interest or base rate of interest from time to time announced by any other major bank or other financial institution reasonably selected by
Lessor.

     PRINCIPAL PLACE OF BUSINESS: As defined in
Section 10.1.28.

     PROCEEDS: As defined in the UCC.

     PROJECT: As defined in the Leasehold
     Improvement Agreement.

     PROJECT FUNDS: As defined in the Leasehold
Improvement Agreement.

     PROVIDER AGREEMENTS: All participation,
provider and reimbursement agreements or arrangements, if any, now or hereafter in effect for the benefit of Lessee or any Sublessee in connection with the operation of the Facility relating to any right of payment or other claim arising out of or in connection with Lessee's or such Sublessee's participation in any Third Party
Payor Program.

      PURCHASE OPTION: As defined in Section 18.3.


     PURCHASE OPTION DATE: As defined in Section
     18.3.

     PURCHASE OPTION PURCHASE PRICE: As defined in
Section 18.3.

     PURCHASER: As defined in Section 11.5.

      RECEIVABLES: Collectively, (i) all rights to payment for goods sold or leased or services rendered by Lessee or any other party, whether now in existence or arising from time to time hereafter and whether or not yet earned by performance, including, without limitation, obligations evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness, including Accounts and Proceeds, and (ii) a license to use such Instruments, Documents, Accounts, Proceeds,
General Intangibles and Chattel Paper as are reasonably required for purposes of exercising the rights set forth in (i) above.

      REFERENCE BANK: Fleet Bank of Connecticut,
      N.A.

      RELATED LEASES: The Group Two Development
Facility Leases (as defined in the Agreement
Regarding Related Transactions), together with such other new leases identified from time to time in the Agreement Regarding Related Transactions.

     RELATED PARTIES: Collectively, each Person that may now or hereafter be a party to any Related Party Agreement other than the Meditrust
Entities.

     RELATED PARTY AGREEMENT: Any agreement,
document or instrument now or hereafter evidencing or securing any Related Party Obligation, including, without limitation, the Related Leases.

     RELATED PARTY DEFAULT: The occurrence of a default or breach of condition continuing beyond the expiration of any applicable notice and grace periods, if any, under the terms of any Related
Party Agreement.

     RELATED PARTY OBLIGATIONS: Collectively, all indebtedness, covenants, liabilities, obligations, agreements and undertakings due to, or made for the benefit of, Lessor or any of the other
Meditrust Entities by Lessee or any other member of the Leasing Group or any of their respective
Affiliates in connection with any of the properties described in Exhibit E to the Agreement
Regarding Related Transactions, as the same may be modified and amended from time to time; whether such indebtedness, covenants, liabilities, obligations, agreements and/or undertakings are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint, several or joint and several, primary or secondary, now existing or hereafter arising.

     RENT: Collectively, the Base Rent, Additional
Rent, the Additional Charges and all other sums payable under this Lease and the other Lease
Documents.

     RENT ADJUSTMENT DATE: The first day of any of the Extended Terms.

     RENT ADJUSTMENT RATE: 325 basis points over the Index.

     RENT INSURANCE PROCEEDS: As defined in
     Section 13.8.

     RESIDENCY AGREEMENT: All contracts,
agreements and consents executed by or on behalf of any resident or other Person seeking services at the Facility, including, without limitation, assignments of benefits and guarantees.

     RETAINAGE: As defined in Section 13.1.3.

     SECURITY AGREEMENT: The Security Agreement as of even date herewith between Lessee and Lessor.


     SELLER: Wadman Investments, a Utah Limited
     Partnership.

     STATE: The state or commonwealth in which the Leased Property is located.

     SUBLEASE: Collectively, all subleases,
licenses, use agreements, concession agreements, tenancy at will agreements and other occupancy agreements of every kind and nature (but excluding any Residency

Agreement), whether oral or in writing, now in existence or subsequently entered into by Lessee, encumbering or affecting the Leased Property.

     SUBLESSEE: Any sublessee, licensee,
concessionaire, tenant or other occupant under any of the Subleases.


     SUBSEQUENT INVESTMENTS: The aggregate amount of all sums expended and liabilities incurred by Lessor in connection with Capital Additions.

     SUBSIDIARY OR SUBSIDIARIES: With respect to any Person, any corporation or other entity of which such Person, directly, or indirectly, through another entity or otherwise, owns, or has the right to control or direct the voting of, fifty percent (50%) or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

     TAKING: A taking or voluntary conveyance during the Term of the Leased Property, or any interest therein or right accruing thereto, or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

     TANGIBLE PERSONAL PROPERTY: All machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures, goods, inventory, supplies, and other personal property owned or leased (pursuant to equipment leases) by Lessee and used in the operation of the Leased
Property.

     TERM: Collectively, the Initial Term and each
Extended Term which has become effective pursuant to Section 1.4, as the context may require, unless earlier terminated pursuant to the provisions hereof.

     THIRD PARTY PAYOR PROGRAMS: Collectively, all third party payor programs in which Lessee or any Sublessee presently or in the future may participate, including without limitation,
Medicare, Medicaid, Blue Cross and/or Blue Shield,
Managed Care Plans, other private insurance plans and employee assistance programs.

     THIRD PARTY PAYORS: Collectively, Medicare,
Medicaid, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor
Programs.

     TIME OF CLOSING: As defined in Section 18.3.

     UCC: The Uniform Commercial Code as in effect from time to time in the State.

     UNITED STATES TREASURY SECURITIES: The
uninsured treasury securities issued by the United
States Federal Reserve Bank.


     UNSUITABLE FOR ITS PRIMARY INTENDED USE: As used anywhere in this Lease, the term "Unsuitable
For Its Primary Intended Use" shall mean that, by reason of Casualty, or a partial or temporary
Taking by Condemnation, in the good faith judgment of Lessor, the Facility cannot be operated on a commercially practicable basis for the Primary
Intended Use, taking into account, among other relevant factors, the number of usable units or beds affected by such Casualty or partial or temporary Taking.

     UNAVOIDABLE DELAYS: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto.

     UPGRADE RENOVATIONS: Repair and refurbishing other than normal janitorial, cleaning and maintenance activities.


     WORK: As defined in Section 13. I.1.

     WORK CERTIFICATES: As defined in Section
     I3.1.3.


     WORKING CAPITAL LOAN: As defined in Section
     6.I.3.

    WORKING CAPITAL STOCK PLEDGE: As defined in
Section 16.1 (h).

     2.2 RULES OF CONSTRUCTION. The following rules of construction shall apply to the Lease and each of the other Lease Documents: (a) references to "herein", "hereof' and
"hereunder" shall be deemed to refer to this Lease or the other applicable Lease Document, and shall not be limited to the particular text or section or subsection in which such words appear; (b) the use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require; (c) references to Lessor's attorneys shall be deemed to include, without limitation, special counsel and local counsel for Lessor; (d) reference to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff and to exclude any fees and expenses of attorneys who are employees of an Affiliate of Lessor; (e) references to Leased
Property shall be deemed to include references to all of the Leased Property and references to any portion thereof; (f) references to the Lease
Obligations shall be
deemed to include references to all of the Lease
Obligations and references to any portion thereof;
(g) references to the Obligations shall be deemed to include references to all of the Obligations and references to any portion thereof; (h) the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term
"including" (whether or not non limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all of the items or matters that could reasonably fall within the broadest scope of the general statement; (i) any requirement that financial statements be
Consolidated in form shall apply only to such financial statements as relate to a period during any portion of which the relevant Person has one or more Subsidiaries; (j) all accounting terms not specifically defined in the Lease Documents shall be construed in accordance with GAAP and (k) all exhibits annexed to any of the Lease Documents as referenced therein shall be deemed incorporated in such Lease Document by such annexation and/or reference.



                     ARTICLE 3


                       RENT

     3.1 RENT FOR LAND, LEASED IMPROVEMENTS,
RELATED RIGHTS AND FIXTURES. Lessee will pay to
Lessor, in lawful money of the United States of America, at Lessor's address set forth herein or at such other place or to such other Person as Lessor from time to time may designate in writing, rent for the Leased Property, as follows.

     3.1.1 BASE RENT: (A) PRE-CONVERSION BASE
     RENT: From and after the Commencement Date and until the Conversion Date, Lessee shall pay, commencing on October 1,1997, and on the first day of each calendar month thereafter and on the Conversion Date, a base rent (the
     "Pre-Conversion Base Rent") in arrears which is equal to the product of (i) the Original
     Meditrust Investment plus so much of the Project Funds as Lessor has expended from time to time multiplied by (ii) the Pre-
     Conversion Rent Adjustment Rate in effect from time to time, calculated on a daily basis.

          (b) POST-CONVERSION BASE RENT: From and
     after the Conversion Date, Lessee shall pay a base rent (the "Post-Conversion Base Rent") per annum which is equal to the product of
     (i) the Original Meditrust Investment plus the aggregate amount of the Project Funds as Lessor has expended as of the Conversion Date multiplied by (ii) the Rent Adjustment Rate which is in effect or calculated on the Conversion Date, payable in advance in equal, consecutive monthly installments due on the first day of each calendar month; provided, however, that on each Rent Adjustment Date, the Base Rent shall be adjusted to equal the greater of (i) the then current Post-Conversion Base Rent or
     (ii) an amount equal to Original Meditrust
     Investment plus the aggregate amount of the Project Funds as Lessor has expended as of the Conversion Date plus the Subsequent
     Advances multiplied by the Rent Adjustment
     Rate then in effect on such subsequent Rent
     Adjustment Date and further, provided,
     however, that on the Conversion Date, Lessee shall pay to Lessor (x) the proportionate share of the Post-Conversion Base Rent due for the period from (and including) such date through the end of the calendar month during which such date occurred.

3.1.2 ADDITIONAL RENT: In addition to the Base
Rent, Lessee shall also pay to Lessor additional rent (the "Additional Rent") in an amount equal to five percent (5%) of Excess Gross Revenues.
Additional Rent shall accrue commencing on the second anniversary of the Conversion Date
("Additional Rent Accrual Date") and shall be payable during the Term, quarterly in arrears, commencing on the first day of the first fiscal quarter occurring following the Additional Rent
Accrual Date and there shall be an annual reconciliation as provided in Section 3.2 below.

     3.2 CALCULATION AND PAYMENT OF ADDITIONAL
     RENT; ANNUAL RECONCILIATION.

          3.2.1 OFFICER'S CERTIFICATE AND
     PRORATION. Each quarterly payment of
     Additional Rent shall be delivered to Lessor, together with an Officer's Certificate setting forth the calculation thereof, within thirty (30) days after the end of the corresponding quarter. Additional Rent due for any portion of any calendar year shall be prorated accordingly.

          3.2.2 ANNUAL STATEMENT. In addition, on
     or before the first day of April of each year following any calendar year for which Additional Rent is payable hereunder, Lessee shall deliver to Lessor an Officer's
     Certificate, reasonably acceptable to Lessor and certified by the chief financial officer of Lessee, setting forth the Gross Revenues for the immediately preceding calendar year.

          3.2.3 DEFICITS. If the Additional Rent,
     as finally determined for any calendar year
     (or portion thereof, exceeds the sum of the quarterly payments of Additional Rent previously paid by Lessee with respect to said calendar year, within thirty (30) days after such determination is required to be made hereunder, Lessee shall pay such deficit to Lessor and, if the deficit exceeds five percent (5%) of the Additional Rent which was previously paid to Lessor with respect to said calendar year, then Lessee shall also pay Lessor interest on such deficit at the Overdue Rate from the date that such payment should have been made by Lessee to the date that Lessor receives such payment.

          3.2.4 OVERPAYMENTS. If the Additional
     Rent, as finally determined for any calendar year (or portion thereof, is less than the amount previously paid with respect thereto by Lessee, Lessee shall notify Lessor either
     (a) to pay to Lessee an amount equal to such difference or (b) to grant Lessee a credit against Additional Rent next coming due in the amount of such difference.


          3.2.5 FINAL DETERMINATION. The
     obligation to pay Additional Rent shall
     survive the expiration or earlier termination of the Term (as to Additional Rent payments that are due and payable prior to the expiration or earlier termination of the Term and during any periods that Lessee remains in possession of the Leased Property), and a final reconciliation, taking into account, among other relevant adjustments, any contractual allowances which related to Gross
     Revenues that accrued prior to the date of such expiration or earlier termination, but which have been determined to be not payable and Lessee's good faith best estimate of the amount of any unresolved contractual allowances, shall be made not later than two
     (2) years after said expiration or
     termination date. Within sixty (60) days after the expiration or earlier termination of the Term, Lessee shall advise Lessor of Lessee's best estimate of the approximate amount of such adjustments, which estimate shall not be binding on Lessee or have any legal effect whatsoever.

          3.2.6 BEST EFFORTS TO MAXIMIZE. Lessee
     further covenants that the operation of the Facility shall be conducted in a manner consistent with the prevailing standards and practices recognized in the assisted living industry as those customarily utilized by reputable business operations. Subject to any applicable Legal Requirements, the members of the Leasing Group shall use their best efforts to maximize the Facility's Gross
     Revenues.


     3.3 CONFIRMATION AND AUDIT OF ADDITIONAL
     RENT.


          3.3.1 MAINTAIN ACCOUNTING SYSTEMS.
     Lessee shall utilize, or cause to be
     utilized, an accounting system for the Leased
     Property in accordance with usual and
     customary practices in the assisted living industry and in accordance with GAAP which will accurately record all Gross Revenues.
     Lessee shall retain, for at least three (3) years after the expiration of each calendar year (and in any event until the final reconciliation described in Section

     3.2 above has been made), adequate records conforming to such accounting system showing all Gross Revenues for such calendar year.

          3.3.2 AUDIT BY LESSOR. Lessor, at its
     own expense except as provided hereinbelow, shall have the right from time to time to have its accountants or representatives audit the information set forth in the Officer's
     Certificate referred to in Section 3.2 and in connection with such audits, to examine
     Lessee's records with respect thereto
     (including supporting data, income tax and sales tax returns), subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations.

          3.3.3 DEFICIENCIES AND OVERPAYMENTS. If
     any such audit discloses a deficiency in the reporting of Gross Revenues, and either
     Lessee agrees with the result of such audit or the matter is compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency in Additional Rent which would have been payable by it had such deficiency in reporting Gross Revenues not occurred, as finally agreed or determined, together with interest on the Additional Rent which should have been payable by it, calculated at the Overdue Rate, from the date when said payment should have been made by Lessee to the date that Lessor receives such payment.
     Notwithstanding anything to the contrary herein, with respect to any audit that is commenced more than two (2) years after the date Gross Revenues for any calendar year are reported by Lessee to Lessor, the deficiency, if any, with respect to Additional Rent shall bear interest as permitted herein only from the date such determination of deficiency is made, unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee (or any Affiliate thereof. If any audit conducted for Lessor pursuant to the provisions hereof discloses that (a) the Gross Revenues actually received by Lessee for any calendar year exceed those reported by Lessee by more than five percent (5%), Lessee shall pay the reasonable cost of such audit and examination or (b) Lessee has overpaid Additional Rent, Lessor shall so notify Lessee and Lessee shall direct Lessor either (i) to refund the overpayment to Lessee or (ii) grant a credit against Additional Rent next coming due in the amount of such difference.

          3.3.4 SURVIVAL. The obligations of
     Lessor and Lessee contained in this Section shall survive the expiration or earlier termination of this Lease.

     3.4 ADDITIONAL CHARGE. Subject to the rights to contest as set forth in Article 15, in addition to the Base Rent and Additional Rent, (a) Lessee will also pay and discharge as and when due and payable all Impositions, all amounts, liabilities and obligations under the Appurtenant Agreements and all other amounts, liabilities and obligations which Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) above, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute or otherwise, in the case of non-payment of the Additional Charges, as well as the Base Rent and Additional Rent. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to any other Person to which such Additional Charges would otherwise be due.

     3.5 NET LEASE. The Rent shall be paid
absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, and the payments of Additional Rent and, if and to the extent payable to Lessor, Additional Charges throughout the Term.


     3.6 NO LESSEE TERMINATION OR OFFSET.

          3.6.1 NO TERMINATION. Except as may be
     otherwise specifically and expressly provided in this Lease, Lessee, to the extent not prohibited by applicable law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any Casualty or any Taking of the Leased Property, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property or the interference with such use by any Person
     (other than Lessor, except to the extent permitted hereunder) or by reason of eviction by paramount title; (c) any claim that Lessee has or might have against Lessor, (d) any default or breach of any warranty by Lessor or any of the other Meditrust Entities under this Lease, any other Lease Document or any Related Party Agreement, (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting
     Lessor or any assignee or transferee of
     Lessor or (f) for any other cause whether similar or dissimilar to any of the foregoing, other than a discharge of Lessee from any of the Lease Obligations as a matter of law.


          3.6.2 WAIVER. Lessee to the fullest
     extent not prohibited by applicable law, hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (a) modify, surrender or terminate this Lease or quit or surrender the Leased
     Property or (b) entitle Lessee to any
     abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically and expressly provided in this Lease.

          3.6.3 INDEPENDENT COVENANTS. The
     obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or (except in those instances where the obligation to pay expressly survives the termination of this Lease) by termination of this Lease other than by reason of an Event of Default.

     3.7 ABATEMENT OF RENT LIMITED. There shall be no abatement of Rent on account of any Casualty, Taking or other event, except that (a) in the event of a partial Taking or a temporary Taking as described in Section 14.3, the Base Rent shall be abated as follows: (i) in the case of such a partial Taking, the Meditrust Investment shall be reduced for the purposes of calculating Base Rent pursuant to Section 3.1 by subtracting therefrom, as applicable, the net amount of the Award received by Lessor, and (ii) in the case of such a temporary Taking, by reducing the Base Rent for the period of such a temporary Taking, by the net amount of the Award received by Lessor and (b) in the event of a Casualty, the Base Rent shall be abated as follows: the Meditrust Investment shall be reduced for the purposes of calculating Base
Rent pursuant to Section 3.1 by subtracting therefrom, as applicable, the net amount of the insurance proceeds.

     For the purposes of this Section 3.7, the "net amount of the Award received by Lessor" shall mean the Award paid to Lessor or Lessor's mortgagee on account of such Taking, minus all costs and expenses incurred by Lessor in connection therewith, and minus any amounts paid to or for the account of Lessee to reimburse for the costs and expenses of reconstructing the Facility following such Taking in order to create a viable and functional Facility under all of the circumstances ("Net Award Amount") and the "net amount of the insurance proceeds" shall mean the insurance proceeds paid to Lessor or Lessor's mortgagee on account of such Casualty, minus all costs and expenses incurred by Lessor in connection therewith and minus any amounts paid to or for the account of Lessee to reimburse for the costs and expenses of reconstructing the Facility following such Casualty in order to create a viable and functional Facility under all of the circumstances ("Net Proceeds Amount").

     3.8 LEASEHOLD IMPROVEMENT FEE: The Lessee shall pay to the Lessor the Leasehold Improvement
Fee simultaneously with the execution of this Lease; provided, however, that, at the Lessor's option, the Leasehold Improvement Fee shall be held in an escrow account established with a Person designated by the Lessor pursuant to an escrow arrangement satisfactory to the Lessor, with interest thereon benefiting the Lessor. If the Lessor exercises its option to require that the Leasehold Improvement Fee be held in such an escrow account (a) the Leasehold Improvement Fee shall be disbursed from said escrow account only upon the joint instructions of the Lessee and the Lessor (which instructions from the Lessee shall be immediately given upon the request of the Lessor) and in no event shall the Leasehold
Improvement Fee be disbursed therefrom, in whole or in part, unless and until so requested by the Lessor and (b) the Lessor shall bear the risk of loss of or misappropriation of the Leasehold
Improvement Fee by such escrow agent.


                     ARTICLE 4

 IMPOSITIONS; TAXES; UTILITIES; INSURANCE PAYMENT

     4.1 PAYMENT OF IMPOSITIONS.

          4.1.1 LESSEE TO PAY. Subject to the
     provisions of Article 15, Lessee will pay or cause to be paid all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authority where feasible, and Lessee will promptly furnish
     Lessor copies of official receipts or other satisfactory proof evidencing payment not later than the last day on which the same may be paid without penalty or interest. Subject to the provisions of Article 15 and Section
     4.1.2, Lessee's obligation to pay such
     Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof.

          4.1.2 INSTALLMENT ELECTIONS. If any such
     Imposition may, at the option of the
     taxpayer, lawfully be paid in installments
     (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term hereof (subject to Lessee's right to contest pursuant to the provisions of Section
     4.1.5 below) as the
     same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.

          4.1.3 RETURNS AND REPORTS. Lessor, at
     its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by Governmental Authorities in respect of
     Lessor's net income, gross receipts,
     franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Governmental
     Authorities. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event that any Governmental Authority classifies any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it may legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any portion of Leased
     Property so classified as personal property.
     Where Lessor is legally required to file personal property tax returns, if Lessee notifies Lessor of the obligation to do so in each year at least thirty (30) days prior to the date any protest must be filed, Lessee will be provided with copies of assessment notices so as to enable Lessee to file a protest.

          4.1.4 REFUNDS. If no Lease Default shall have occurred and be continuing, any refund due from any taxing authority in respect of any Imposition paid by Lessee shall be paid over to or retained by Lessee. If a Lease
     Default shall have occurred and be
     continuing, at Lessor's option, such funds shall be paid over to Lessor and/or retained by Lessor and applied toward Lease
     Obligations which relate to the Leased
     Property in accordance with the Lease
     Documents.

          4.1.5 PROTEST. Upon giving notice to
     Lessor, at Lessee's option and sole cost and expense, and subject to compliance with the provisions of Article 15, Lessee may contest, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of any Imposition and Lessor, at Lessee's cost and expense as aforesaid, shall fully cooperate in a reasonable manner with Lessee in connection with such protest, appeal or other action.

        4.2 NOTICE OF IMPOSITIONS. Lessor shall
give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, but Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions.

     4.3 ADJUSTMENT OF IMPOSITIONS. Impositions imposed in respect of the period during which the expiration or earlier termination of the Term occurs shall be adjusted and prorated between Lessor and Lessee, whether or not such Impositions are imposed before or after such expiration or termination, and Lessee's obligation to pay its prorated share thereof shall survive such expiration or termination.

     4.4 UTILITY CHARGES. Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, cable television and other utilities used in the Leased Property during the Term and thereafter until Lessee surrenders the Leased Property in the manner required by this Lease.

     4.5 INSURANCE PREMIUMS. Lessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to
Article 12 during the Term, and thereafter until Lessee yields up the Leased Property in the manner required by this Lease. All such premiums shall be paid annually in advance and Lessee shall furnish
Lessor with evidence satisfactory to Lessor that all such premiums have been so paid prior to the commencement of the Term and thereafter at least thirty (30) days prior to the due date of each premium which thereafter becomes due.
Notwithstanding the foregoing, Lessee may pay such insurance premiums to the insurer in monthly installments so long as the applicable insurer is contractually obligated to give Lessor not less than a sixty (60) days notice of non-payment and so long as no Lease Default has occurred and is continuing. In the event of the failure of Lessee either to comply with the insurance requirements in Article 12, or to pay the premiums for such insurance, or to deliver such policies or certificates thereof to Lessor at the times required hereunder, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be a demand obligation of Lessee to Lessor.

     4.6 DEPOSITS.

          4.6.1 LESSOR'S OPTION. At the option of
     Lessor upon the occurrence of an event or circumstance which, with the giving of notice and/or the passage of time, would constitute a Lease Default, which may be exercised at any time thereafter, Lessee shall, upon written request of Lessor, on the first day on the calendar month immediately following such request, and on the first day of each calendar month thereafter during the Term (each of which dates is referred to as a "Monthly Deposit Date"), pay to and deposit with Lessor a sum equal to one-twelfth (1/12th) of the Impositions to be levied, charged, filed, assessed or imposed upon or against the Leased Property within one (1) year after said Monthly Deposit Date and a sum equal to one-twelfth ( 1/12th) of the premiums for the insurance policies required pursuant to Article 12 which are payable within one (1) year after said
     Monthly Deposit Date. If the amount of the Impositions to be levied, charged, assessed or imposed or insurance premiums to be paid within the ensuing one (1) year period shall not be fixed upon any Monthly Deposit Date, such amount for the purpose of computing the deposit to be made by Lessee hereunder shall be estimated by Lessor based upon the most recent available information concerning said
     Impositions with an appropriate adjustment to be promptly made between Lessor and Lessee as soon as such amount becomes determinable. In addition, Lessor may, at its option, from time to time require that any particular deposit be greater than one-twelfth (1/12th) of the estimated amount payable within one
     (1) year after said Monthly Deposit Date, if such additional deposit is required in order to provide to Lessor a sufficient fund from which to make payment of all Impositions on or before the next due date of any installment thereof, or to make payment of any required insurance premiums not later than the due date thereof.

          4.6.2 USE OF DEPOSITS. The sums
     deposited by Lessee under this Section 4.6 shall be held by Lessor and shall be applied in payment of the Impositions or insurance premiums, as the case may be, when due. Any such deposits may be commingled with other assets of Lessor, and shall be deposited by Lessor at such bank as Lessor may, from time to time select, and, provided that Lessor has invested such deposits in one or more of the investment vehicles described on SCHEDULE
     4.6.2 attached hereto and incorporated by reference, Lessor shall not be liable to Lessee or any other Person (a) based on Lessor's (or such bank's) choice of investment vehicles, (b) for any consequent loss of principal or interest or (c) for any unavailability of funds based on such choice of investment. Furthermore, Lessor shall bear no responsibility for the financial condition of, nor any act or omission by, Lessor's depository bank. The income from such investment or interest on such deposit shall be paid to Lessee on a semi-annual basis as long as no Lease Default has occurred and is then continuing, and as long as no fact or circumstance exists which, with the giving of notice and/or the passage of time, would constitute a Lease Default. Lessee shall give not less than ten (10) days prior written notice to Lessor in each instance when an Imposition or insurance premium is due, specifying the Imposition or premium to be paid and the amount thereof, the place of payment, and the last day on which the same may be paid in order to comply with the requirements of this Lease. If Lessor, in violation of its obligations under this Lease, does not pay any Imposition or insurance premium when due, for which a sufficient deposit exists, Lessee shall not be in default hereunder by virtue of the failure of Lessor to pay such Imposition or such insurance premium and Lessor shall pay any interest or fine assessed by virtue of Lessor's failure to pay such Imposition or insurance premium.

          4.6.3 DEFICITS. If for any reason any
     deposit held by Lessor under this Section 4.6 shall not be sufficient to pay an Imposition or insurance premium within the time specified therefor in this Lease, then, within ten (10) days after demand by Lessor, Lessee shall deposit an additional amount with Lessor, increasing the deposit held by Lessor so that Lessor holds sufficient funds to pay such Imposition or premium in full (or in installments as otherwise provided for herein), together with any penalty or interest due thereon. Lessor may change its estimate of any Imposition or insurance premium for any period on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation or for any other good faith reason; in which event, within ten ( I 0) days after demand by Lessor, Lessee shall deposit with Lessor the amount in excess of the sums previously deposited with Lessor for the applicable period which would theretofore have been payable under the revised estimate.

          4.6.4 OTHER PROPERTIES. If any
     Imposition shall be levied, charged, filed, assessed, or imposed upon or against the Leased Property, and if such Imposition shall also be a levy, charge, assessment, or imposition upon or for any other real or personal property that does not constitute a part of the Leased Property but for which a lien exists or can exist upon the Leased
     Property, then, at Lessor's reasonable
     discretion, the computation of the amounts to be deposited under this Section 4.6 shall be based upon the entire amount of such Imposition and Lessee shall not have the right to apportion any deposit with respect to such Imposition.

          4.6.5 Transfers. In connection with any
     assignment of Lessor's interest under this Lease, the original Lessor named herein and each successor in interest shall transfer all amounts deposited pursuant to the provisions of this Section 4.6 and still in its possession to such assignee (as the subsequent holder of Lessor's interest in this Lease) and upon such transfer, the original Lessor named herein or the applicable successor in interest transferring the deposits shall thereupon be completely released from all liability with respect to such deposits so transferred and Lessee shall look solely to said assignee, as the subsequent holder of Lessor's interest under this Lease, in reference thereto.

          4.6.6 SECURITY. All amounts deposited
     with Lessor pursuant to the provisions of this Section 4.6 shall be held by Lessor as additional security for the payment and performance of the Obligations and, upon the occurrence of any Lease Default, Lessor may, in its sole and absolute discretion, apply said amounts towards payment or performance of such Obligations.

          4.6.7 RETURN. Upon the expiration or
     earlier termination of this Lease, provided that all of the Lease Obligations relating to the Leased Property have been fully paid and performed, any sums then held by Lessor under this Section 4.6 shall be refunded to Lessee.


          4.6.8 RECEIPTS. Lessee shall deliver to
     Lessor copies of all notices, demands,
     claims, bills and receipts in relation to the Impositions and insurance premiums upon the earlier to occur of (a) ten (10) days following receipt thereof by Lessee and (b) in the case of an invoice, demand or bill for the payment of an Imposition, prior to the date when such Imposition is due and payable.


                     ARTICLE 5


     OWNERSHIP OF LEASED PROPERTY AND PERSONAL
PROPERTY; INSTALLATION, REMOVAL AND REPLACEMENT OF
                PERSONAL PROPERTY;

     5.1 OWNERSHIP OF THE LEASED PROPERTY. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

5.2 PERSONAL PROPERTY; REMOVAL AND REPLACEMENT OF
PERSONAL PROPERTY.

          5.2.1 LESSEE TO EQUIP FACILITY. If and
     to the extent not included in the Leased
     Property, Lessee, at its sole cost and
     expense, shall install, affix or assemble or place on the Leased Property, sufficient items of Tangible Personal Property, to enable the operation of the Facility in accordance with the requirements of this Lease for the Primary Intended Use, and such Tangible

     Personal Property and replacements thereof, shall be at all times the property of Lessee.

          5.2.2 SUFFICIENT PERSONAL PROPERTY.
     Lessee shall maintain, during the entire
     Term, the Tangible Personal Property and
     Lessor's Personal Property in good order and repair and shall provide at its expense all necessary replacements thereof, as may be necessary in order to operate the Facility in compliance with all applicable Legal
     Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary
     Intended Use and, if applicable, Other
     Permitted Uses. In addition, Lessee shall furnish all necessary replacements of such obsolete items of the Tangible Personal
     Property and Lessor's Personal Property
     during the Term as are necessary to enable the operation of the Facility in accordance with the requirements of this Lease for the Primary Intended Use.

          5.2.3 REMOVAL AND REPLACEMENT; LESSOR'S
     OPTION TO PURCHASE. Lessee shall not remove from the Leased Property any one or more items of Tangible Personal Property or Lessor's Personal Property (whether now owned or hereafter acquired) the fair market value of which exceeds TWENTY-FIVE THOUSAND DOLLARS
     ($25,000), individually or ONE HUNDRED
     THOUSAND DOLLARS ($100,000.00) collectively, if such Tangible Personal Property or Lessor's Personal Property is necessary to enable the operation of the Facility in accordance with the requirements of this Lease for the Primary Intended Use. At its sole cost and expense, Lessee shall restore the Leased Property to the condition required by Article 8, including repair of all damage to the Leased Property caused by the removal of the Tangible Personal Property or Lessor's
     Personal Property, whether effected by Lessee or Lessor. Upon the expiration or earlier termination of this Lease, Lessor shall have the option, which may be exercised by giving notice thereof within twenty (20) days prior to such expiration or termination, of (a) acquiring the Tangible Personal Property
     (pursuant to a bill of sale and assignments of any equipment leases, all in such forms as are reasonably satisfactory to Lessor) upon payment of its fair market value or (b) requiring Lessee to remove the Tangible
     Personal Property. If Lessor exercises its option to purchase the Tangible Personal
     Property, the price to be paid by Lessor shall be (i) reduced by the amount of all payments due on any equipment leases or any other Permitted Prior Security Interests assumed by Lessor and (ii) applied to the Lease Obligations before any payment to Lessee. If Lessor requires the removal of the Tangible Personal Property, then all of the Tangible Personal Property that is not removed by Lessee within ten (10) days following such request shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor.



                       ARTICLE 6

            SECURITY FOR LEASE OBLIGATIONS

6.1 SECURITY FOR LESSEE'S OBLIGATIONS; PERMITTED
PRIOR SECURITY INTERESTS.

     6.1.1 SECURITY. In order to secure the
payment and performance of all of the Obligations, Lessee agrees to provide or cause there to be provided the following security:

          (a) a first lien and exclusive security
     interest in the Collateral, as more
     particularly provided for in the Security
     Agreement;

          (b) the Cash Collateral.

          (c) a first lien and exclusive pledge
     and assignment of, and security interest in, all Permits and Contracts, as more particularly provided for in the Collateral
     Assignment of Permits and Contracts; and

          (d) in the event that, at any time
     during the Term, Lessee holds the fee title to or a leasehold interest in any real property and/or personal property which is used as an integral part of the operation of the Leased Property (but is not subject to this Lease), Lessee shall (i) provide Lessor with prior notice of such acquisition and
     (ii) shall take such actions and enter into such agreements as Lessor shall reasonably request in order to grant Lessor a first priority mortgage or other security interest in such real property and personal property, subject only to the Permitted Encumbrances and other Liens reasonably acceptable to Lessor. Without limiting the foregoing, it is acknowledged and agreed that all revenues generated from the operation of such additional real property shall be included in the determination of Gross Revenues (subject to such adjustments as agreed upon hereunder).

          Notwithstanding the foregoing, Lessor
     shall subordinate its security interest in Receivables to a prior security interest to secure a working capital line as provided in
     Section 6.1.3.

          6.1.2 PURCHASE-MONEY SECURITY INTERESTS
     AND EQUIPMENT LEASES. Notwithstanding any other provision hereof regarding the creation of Liens,
     Lessee may (a) grant priority purchase money security interests in items of Tangible
     Personal Property, (b) lease Tangible
     Personal Property from equipment lessors as long as: (i) the aggregate value of such Tangible Personal Property shall not exceed
     TWO HUNDRED THOUSAND DOLLARS ($200,000) or
     (ii) (A) the secured party or equipment
     lessor enters into an intercreditor agreement with, and satisfactory to, Lessor, pursuant to which, without limiting the foregoing, (1)
     Lessor shall be afforded the option of curing defaults and the option of succeeding to the rights of Lessee and (2) Lessor's security interest in Tangible Personal Property shall be subordinated to the security interest granted to such secured party, (B) all of the terms, conditions and provisions of the financing, security interest or lease are reasonably acceptable to Lessor, (C) Lessee provides a true and complete copy, as executed, of each such purchase money security agreement, financing document and equipment lease and all amendments thereto and (D) no such security interest, financing agreement or lease is cross-defaulted or cross-collateralized with any other obligation. Security interests granted by
     Lessee in full compliance with the provisions of this Section 6.1.2 are referred to as "Permitted Prior Security Interests".

          6.1.3 RECEIVABLES FINANCING.
     Notwithstanding any other provision hereof regarding the creation of Liens, Lessee shall also be permitted to grant a prior security interest in Receivables (with the Lessor retaining a junior security interest therein) to an institutional lender which is providing a working capital line of credit (a "Working
     Capital Loan") for the exclusive use of
     Guarantor, Lessee and Affiliates of Lessee as long as such Lender enters into an intercreditor agreement with, and satisfactory to, Lessor pursuant to which, without limiting the foregoing, (1) Lessor shall be provided with notice with respect to defaults under the Working Capital Loan simultaneously with the delivery of such notice to Lessee and shall be afforded the option of curing defaults thereunder, (2) such lender's use of Instruments, Documents, General Intangibles and Chattel Paper shall be limited to a license only for the purpose of collecting Receivables and (3) the subordination of Lessor's interest in the Receivables shall be of no force and effect and Lessor's first priority security interest shall be reinstated from and after the occurrence of an Event of Default if, upon or following such Event of Default, Lessor either exercises any of its remedies set forth in Article 16 or Lessor notifies in writing such lender of Lessor's intention to invoke its right to reinstate its first priority security interest in the
     Receivables.

     6.2 GUARANTY. All of the Lease Obligations shall be unconditionally and irrevocably guaranteed by the Guarantor pursuant to the Guaranty of Lease Obligations.


                     ARTICLE 7


 CONDITION AND USE OF LEASED PROPERTY; MANAGEMENT
                    AGREEMENTS



     7.1 CONDITION OF THE LEASED PROPERTY. Lessee acknowledges that Lessee has caused the Leased
Property to be sold to Lessor and has concurrently entered into this Lease. Lessee acknowledges receipt and delivery of possession of the Leased
Property and that Lessee has examined and otherwise has acquired knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "AS-IS" in its present condition, provided, however, that nothing herein contained in this Section 7.1 shall be deemed to modify the terms and provisions of the Leasehold Improvement
Agreement. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR
REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT
TO THE LEASED PROPERTY, EITHER AS TO ITS FITNESS
FOR ANY PARTICULAR PURPOSE OR USE, ITS DESIGN OR
CONDITION OR OTHERWISE, OR AS TO DEFECTS IN THE
QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN,
LATENT OR PATENT; IT BEING AGREED THAT ALL RISKS
RELATING TO THE DESIGN, CONDITION AND/OR USE OF
THE LEASED PROPERTY ARE TO BE BORNE BY LESSEE.
LESSEE HEREBY ASSUMES ALL RISK OF THE PHYSICAL
CONDITION OF THE LEASED PROPERTY, THE SUITABILITY
OF THE LEASED PROPERTY FOR LESSEE'S PURPOSES, AND
THE COMPLIANCE OR NON-COMPLIANCE OF THE LEASED
PROPERTY WITH ALL ,APPLICABLE REQUIREMENTS OF LAW,
INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL LAWS
AND ZONING OR LAND USE LAWS.

     Upon the request of Lessor, at any time and from time to time during the Term, Lessee shall engage one (1) or more independent professional consultants, engineers and inspectors, qualified to do business in the State and acceptable to Lessor to perform any environmental and/or structural investigations and/or other inspections of the Leased Property and the Facility as Lessor may reasonably request in order to detect (a) any structural deficiencies in the Leased Improvements or the utilities servicing the Leased Property or (b) the presence of any condition that (i) may be harmful or present a health hazard to the residents and other occupants of the Leased Property or (ii) constitutes a breach or violation of any of the Lease Documents. In the event that Lessor reasonably determines that the results of such testing or inspections are unsatisfactory, within thirty (30) days of notice from Lessor, Lessee shall commence such appropriate remedial actions as may be reasonably requested by Lessor to correct such unsatisfactory conditions and, thereafter, shall diligently and continuously prosecute such remedial actions to completion within the time limits prescribed in this Lease or the other Lease Documents.

     7.2 USE OF THE LEASED PROPERTY; COMPLIANCE;
     MANAGEMENT.

          7.2.1 OBLIGATION TO OPERATE. Following
     completion of the Facility, Lessee shall continuously operate the Leased Property in accordance with the Primary Intended Use and the Other Permitted Uses and maintain its qualifications for licensure and accreditation as required by all applicable
     Legal Requirements.

          7.2.2 PERMITTED USES. During the entire
     Term, Lessee shall use the Leased Property, or permit the Leased Property to be used, only for the Primary Intended Use and, if applicable, the Other Permitted Uses. Lessee shall not use the Leased Property or permit the Leased Property to be used for any other use without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion.

          7.2.3 COMPLIANCE WITH INSURANCE
     REQUIREMENTS. No use shall be made or
     permitted to be made of the Leased Property and no acts shall be done which will cause the cancellation of any insurance policy covering the Leased Property, nor shall Lessee, any Manager or any other Person sell or otherwise provide to residents, other occupants or invitees therein, or permit to be kept, used or sold in or about the Leased
     Property, any article which may be prohibited by any of the Insurance Requirements.
     Furthermore, Lessee shall, at its sole cost and expense, take whatever other actions that may be necessary to comply with and to insure that the Leased Property complies with all Insurance Requirements.

          7.2.4 NO WASTE. Lessee shall not commit
     or suffer to be committed any waste on, in or under the Leased Property, nor shall Lessee cause or permit any nuisance thereon.

          7.2.5 NO IMPAIRMENT. Lessee shall
     neither permit nor knowingly suffer the
     Leased Property to be used in such a manner as (a) might reasonably tend to impair
     Lessor's title thereto or (b) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public or of implied dedication of the Leased Property.

          7.2.6  NO  LIENS.  Except  as  permitted
     pursuant to Section 6.1.2, Lessee shall not permit or suffer any Lien to exist on the Tangible Personal Property and shall in no event cause, permit or suffer any Lien to exist with respect to the Leased Property other than as set forth in Section 11.5.2.

     7.3 COMPLIANCE WITH LEGAL REQUIREMENTS.
Lessee covenants and agrees that the Leased
Property shall not be used for any unlawful purpose and that Lessee, at its sole cost and expense, will promptly (a) comply with, and shall cause every other member of the Leasing Group to comply with, all applicable Legal Requirements relating to the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural change in any of the Leased Property or interfere with the use and enjoyment of the Leased
Property and (b) procure, maintain and comply with (in all material respects), and shall cause every other member of the Leasing Group to procure, maintain and comply with (in all material respects), all Contracts and Permits necessary or desirable in order to operate the Leased Property for the Primary Intended Use and/or, if applicable, Other Permitted Uses, and for compliance with all of the terms and conditions of this Lease. Unless a Lease Default has occurred or any event has occurred which, with the passage of time and/or the giving of notice would constitute a Lease Default, Lessee may, upon prior written notice to Lessor, contest any Legal Requirement to the extent permitted by, and in accordance with,
Article 15 below.


     7.4 MANAGEMENT AGREEMENTS. Throughout the
Term, Lessee shall not enter into any Management
Agreement without the prior written approval of Lessor, in each instance, which approval shall not be unreasonably withheld. Lessee shall not, without the prior written approval of Lessor, in each instance, which approval shall not be unreasonably withheld, agree to or allow: (a) any change in the Manager or change in the ownership or control of the Manager, (b) the termination of any Management Agreement (other than in connection with the exercise by Lessee of any of its remedies under the Management Agreement as a result of any default by the Manager thereunder), (c) any assignment by the Manager of its interest under the Management Agreement or (d) any material amendment of the Management Agreement. In addition, Lessee shall, at its sole cost and expense, promptly and fully perform or cause to be performed every covenant, condition, promise and obligation of the licensed operator of the Leased Property under any Management Agreement.

     Each Management Agreement shall provide that Lessor shall be provided notice of any defaults thereunder and, at Lessor's option, an opportunity to cure such default. Lessee shall furnish to Lessor, within three (3) days after receipt thereof, or after the mailing or service thereof by Lessee, as the case may be, a copy of each notice of default which Lessee shall give to, or receive from any Person, based upon the occurrence, or alleged occurrence, of any default in the performance of any covenant, condition, promise or obligation under any Management
Agreement.

     Whenever and as often as Lessee shall fail to perform, promptly and fully, at its sole cost and expense, any covenant, condition, promise or obligation on the part of the licensed operator of the Leased Property under and pursuant to any Management Agreement, Lessor, or a lawfully appointed receiver of the Leased Property, may, at their respective options (and without any obligation to do so), after five (5) days' prior notice to Lessee (except in the case of an emergency) enter upon the Leased Properly and perform, or cause to be performed, such work, labor, services, acts or things, and take such other steps and do such other acts as they may deem advisable, to cure such defaulted covenant, condition, promise or obligation, and any amount so paid or advanced by Lessor or such receiver and all costs and expenses reasonably incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), shall be a demand obligation of Lessee to Lessor or such receiver, and, Lessor shall have the same rights and remedies for failure to pay such costs on demand as for Lessee's failure to pay any other sums due hereunder.

     7.5 PARTICIPATION IN THIRD PARTY PAYOR
PROGRAMS. No provision of this Lease shall be deemed to require Lessee to commence participation in any Third Party Payor Program or any Managed
Care Plan.


                     ARTICLE 8


               REPAIRS; RESTRICTIONS

     8.1 MAINTENANCE AND REPAIR.

          8.1.1 LESSEE'S RESPONSIBILITY. Lessee,
     at its sole cost and expense, shall keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto which are under Lessee's control in good order and repair to the extent consistent with the stage of construction of the Project (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Properly or such private roadways, sidewalks and curbs or any other cause whatsoever other than Lessor's gross negligence or willful misconduct) and, subject to Articles 9,13 and 14, Lessee shall promptly, with the exercise of all reasonable efforts, undertake and diligently complete all necessary and appropriate repairs, replacements, renovations, restorations, alterations and modifications thereof of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition (concealed or otherwise) existing prior to the commencement of, or during, the Term and thereafter until Lessee surrenders the Leased Property in the manner required by this Lease. In addition, Lessee, at its sole cost and expense, shall make all repairs, modifications, replacements, renovations and alterations of the Leased Property (and such private roadways, sidewalks and curbs) that are necessary to comply with all applicable
     Legal Requirements and Insurance Requirements so that the Leased Property can be legally operated for the Primary Intended Use and, if applicable, the Other Permitted Uses. All repairs, replacements, renovations, alterations, and modifications required by the terms of this Section 8.1 shall be (a) performed in a good and workmanlike manner in compliance with all applicable Legal
     Requirements, Insurance Requirements and the requirements of Article 9 hereof, using new materials well suited for their intended purpose and (b) consistent with the operation of the Facility in a reputable manner. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property for the Primary Intended Use and, if applicable, the Other Permitted Uses.
     To the extent that any of the repairs,
     replacements, renovations, alterations or modifications required by the terms of this
     Section 8.1 constitute Material Structural
     Work, Lessee shall obtain Lessor's prior written approval (which approval shall not be unreasonably withheld) of the specific repairs, replacements, renovations, alterations and modifications to be performed by or on behalf of Lessee in connection with such Material Structural Work.
     Notwithstanding the foregoing, in the event of a bona fide emergency during which Lessee is unable to contact the appropriate representatives of Lessor,
     Lessee may commence such Material Structural
     Work as may be necessary in order to address such emergency without Lessor's prior approval, provided, however, that Lessee shall immediately thereafter advise Lessor of such emergency and the nature and scope of the Material Structural

     Work commenced and shall obtain Lessor's approval of the remaining Material Structural
     Work to be completed.

          8.1.2 NO LESSOR OBLIGATION. Lessor shall not, under any circumstances, be required to build or rebuild any improvements on the Leased Property (or any private roadways, sidewalks or curbs appurtenant thereto), or to make any repairs, replacements, renovations, alterations, restorations, modifications, or renewals of any nature or description to the Leased Property (or any private roadways, sidewalks or curbs appurtenant thereto), whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Leased Property (or any private roadways, sidewalks or curbs appurtenant thereto) in any way.

          8.1.3 LESSEE MAY NOT OBLIGATE LESSOR.
     Nothing contained herein nor any action or inaction by Lessor shall be construed as (a) constituting the consent or request of Lessor, express or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services for any construction, alteration, addition, repair or demolition of or to the Leased Property or
     (b) except as otherwise provided in this Lease, giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the finishing of any materials or other property in such fashion as would permit the making of any claim against Lessor or the payment thereof or to make any agreement that may create, or in any way be the basis for, any right, title or interest in, or Lien or claim against, the estate of Lessor in the Leased
     Property. Without limiting the generality of the foregoing and except as otherwise provided in this Lease, the right title and interest of Lessor in and to the Leased
     Property shall not be subject to liens or encumbrances for the performance of any labor or services or the furnishing of any materials or other property furnished to the Leased Property at or by the request of Lessee or any other Person other than Lessor.
     Lessee shall notify any contractor,
     subcontractor, laborer, materialman or vendor providing any labor, services or materials to the Leased Property of this provision.

     8.2 ENCROACHMENTS; TITLE RESTRICTIONS. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other Lien now or hereafter affecting the Leased Property, or shall impair the rights of others under any easement, right-of way or other Lien to which the Leased Property is now or hereafter subject, then promptly upon the request of Lessor, Lessee shall, at its sole cost and expense, subject to Lessee's right to contest the existence of any encroachment, violation or impairment as set forth in Article 15, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment or (b) make such alterations to the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Leased
Improvements. Notwithstanding the foregoing,
Lessee shall, in any event, take all such actions as may be reasonably necessary in order to be able to continue the operation of the Leased
Improvements for the Primary Intended Use and, if applicable, the Other Permitted Uses substantially in the manner and to the extent that the Leased
Improvements were operated prior to the assertion of such encroachment, violation or impairment and nothing contained herein shall limit Lessee's obligations to operate the Leased Property in accordance with its Primary Intended Use. Any such alteration made pursuant to the terms of this
Section 8.2 shall be completed in conformity with the applicable requirements of Section 8.1 and
Article 9. Lessee's obligations under this Section
8.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance. If and to the extent any obligation of an insurer under any policy of title or other insurance exists and Lessee has incurred costs and expenses with respect to the subject matter of such obligation and provided Lessor is reasonably satisfied with the resolution of such subject matter, at the request of Lessee, Lessor, at Lessor's option, shall either assign to Lessee any right it may have to proceed against such insurer or remit to Lessee any amount which Lessor recovers from such insurer, minus any amounts needed to reimburse Lessor for its reasonable costs and expenses, for the costs and expenses incurred by Lessee in reconstructing the Facility or taking such other action reasonably required in order to create a viable and functional Facility under all of the circumstances.



                     ARTICLE 9

   MATERIAL STRUCTURAL WORK AND CAPITAL ADDITION

     9.1 LESSOR'S APPROVAL. Without the prior written consent of Lessor, which consent may be withheld by Lessor, in its sole and absolute discretion, Lessee shall make no Capital Addition or Material Structural Work to the Leased Property
(including, without limitation, any change in the size or unit capacity of the Facility), except as may be otherwise expressly required pursuant to
Article 8.

     9.2       GENERAL PROVISIONS AS TO CAPITAL
ADDITIONS AND CERTAIN MATERIAL STRUCTURAL WORK. As to any Capital Addition or Material Structural
Work (other than such Material Structural Work that is required to be performed pursuant to the terms of Section 8.1) for which Lessor has granted its prior written approval, the following terms and conditions shall apply unless otherwise expressly set forth in Lessor's written approval.

          9.2.1 NO LIENS. Lessee shall not be
     permitted to create any Lien on the Leased
     Property in connection with any Capital
     Addition or Material Structural Work
     (including, without limitation, Liens
     relating to the provision of financing for a Capital Addition) other than Liens expressly permitted by the terms and provisions of this Lease Agreement.

          9.2.2 LESSEE'S PROPOSAL REGARDING
     CAPITAL ADDITIONS AND MATERIAL STRUCTURAL
     WORK. If Lessee desires to undertake any Capital Addition or Material Structural Work,
     Lessee shall submit to Lessor in writing a proposal setting forth in reasonable detail any proposed Capital Addition or Material
     Structural Work and shall provide to Lessor copies of, or information regarding, the applicable plans and specifications, Permits,
     Contracts and any other materials concerning the proposed Capital Addition or Material
     Structural Work, as the case may be, as
     Lessor may reasonably request. Without
     limiting the generality of the foregoing, each such proposal pertaining to any Capital
     Addition shall indicate the approximate
     projected cost of constructing such Capital
     Addition, the use or uses to which it will be put and a good faith estimate of the change, if any, in the Gross Revenues that Lessee anticipates will result from the construction of such Capital Addition.

          9.2.3 LESSOR'S OPTIONS REGARDING CAPITAL
     ADDITIONS AND MATERIAL STRUCTURAL WORK.
     Lessor shall have the options of (a) denying permission for the construction of the applicable Capital Addition or Material
     Structural Work, (b) offering to finance the construction of the Capital Addition pursuant to Section 9.3 on such terms as may be specified by Lessor, including the terms of any amendment to this Lease, including, without limitation, an increase in Base Rent based on Lessor's then existing terms and prevailing conditions to compensate Lessor for the additional funds advanced by it, (c) allowing Lessee to separately pay for or finance the construction of the Capital
     Addition, subject to compliance with the terms and conditions of Section 9.2.1,
     Section 9.4, Section 13.1.3, all applicable
     Legal Requirements, all other requirements of this Lease and to such other terms and conditions as Lessor may in its discretion reasonably impose or (d) any combination of the foregoing. Unless Lessor notifies Lessee in writing of a contrary election within thirty
     (30) days of Lessee's request or unless
     Lessor is required to consent thereto
     pursuant to this Section 9.2.3, Lessor shall be deemed to have denied the request for the Capital Addition or Material Structural Work.
     In the event and to the extent Lessor has granted permission for the construction of the applicable Capital Addition or Material
     Structural Work and (x) Lessor has not
     offered to finance the construction of the same or (y) Lessee declines to accept the financing offered by Lessor, Lessee may separately finance such construction, subject to the limitation on Liens set forth in
     Section 9.2.1, or pay for such construction itself. In the event Lessee declines to accept the financing offered by Lessor or if Lessor has not offered such financing to Lessee and proposes to obtaining financing from another Person, Lessee shall inform
     Lessor in writing of the terms and conditions of such financing and shall provide Lessor with a copy of a commitment letter evidencing the same and Lessor may, by giving notice thereof to Lessee within twenty (20) days following being so informed, elect to provide financing to Lessee at the effective rate of interest as such financing. Lessor shall not unreasonably withhold its permission for the construction of Material Structural Work which is necessary to protect the safety or welfare of residents of the Facility.

          9.2.4 LESSOR MAY ELECT TO FINANCE
     CAPITAL ADDITIONS. If Lessor elects to offer financing for the proposed Capital Addition and Lessee accepts lessor's financing proposal, the provisions of Section 9.3 shall apply.

     9.3 CAPITAL ADDITIONS FINANCED BY LESSOR.

          9.3.1 ADVANCES. All advances of funds
     for any such financing shall be made in
     accordance with Lessor's then standard
     construction loan requirements and
     procedures, which may include, without
     limitation, the requirements and procedures applicable to Work under Sections 13.1.3 and 13.1.4.

          9.3.2 LESSOR'S GENERAL REQUIREMENTS. If
     Lessor agrees to finance the proposed Capital
     Addition and Lessee accepts Lessor's proposal therefor, in addition to all other items which Lessor or any applicable Financing
     Party may reasonably require, Lessee shall provide to Lessor the following:

               (a) prior to any advance of funds,
          (i) any information, opinions,
          certificates, Permits or documents
          reasonably requested by Lessor or any
          applicable Financing Party which are
          necessary to confirm that Lessee is
          reasonably expected to be able to use
          the Capital Addition
          upon completion thereof in accordance
          with the Primary Intended Use and/or, if applicable, the Other Permitted Uses and
          (ii) evidence satisfactory to Lessor and any applicable Financing Party that all Permits required for the construction and use of the Capital Addition have been received, are in full force and effect and are not subject to appeal, except only for those Permits which cannot in the normal course be obtained prior to commencement or completion of the construction; provided, that Lessor and any applicable Financing Party are furnished with reasonable evidence that the same is reasonably expected to be available in the normal course of business without unusual condition;

               (b) prior to any advance of funds,
          an Officer's Certificate and, if
          requested, a certificate from Lessee's
          architect, setting forth in reasonable
          detail the projected (or actual, if
          available) Capital Addition Cost;

               (c) bills of sale, instruments of
          transfer and other documents required by Lessor so as to vest title to the Capital Addition in Lessor free and clear of all Liens (except to the extent a Lien is being duly contested in accordance with the terms and provisions of this Lease), and amendments to this Lease and any recorded notice or memorandum thereof, duly executed and acknowledged, in form and substance reasonably satisfactory to Lessor, providing for any changes required by Lessor including, without limitation, changes in the Base Rent and the legal description of the Land;

               (d) upon payment therefor, a deed
          conveying to Lessor title to any land
          acquired for the purpose of constructing the Capital Addition ("Additional Land") free and clear of any Liens except those approved by Lessor;

               (e) upon completion of the Capital
          Addition, a final as-built survey
          thereof reasonably satisfactory to
          Lessor, if required by Lessor;

               (f) during and following the
          advance of funds and the completion of
          the Capital Addition, endorsements to
          any outstanding policy of title
          insurance covering the Leased Property
          satisfactory in form and substance to
          Lessor (i) updating the same without any additional exception except as may be reasonably permitted by Lessor and (ii) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition and/or increasing the coverage thereof by an amount equal to the Fair Market Value of the Additional Land and including the Additional Land in the premises covered by such title insurance policy;

               (g) simultaneous with the initial
          advance of funds, if appropriate, (i) an owner's policy of title insurance insuring fee simple title to any Additional Land conveyed to Lessor pursuant to subparagraph (d) free and clear of all Liens except those approved by Lessor and (ii) an owner's policy of title insurance reasonably satisfactory in form and substance to Lessor and a lender's policy of title insurance reasonably satisfactory in form and substance to any applicable Financing
          Party;

               (h) following the completion of the
          Capital Addition, if reasonably deemed
          necessary by Lessor, an appraisal of the Leased Property by an M.A.I. appraiser acceptable to Lessor, which states that the Fair Market Value of the Leased
          Property upon completion of the Capital
          Addition exceeds the Fair Market Value
          of the Leased Property prior to the
          commencement of such Capital Addition by an amount not less than one hundred twenty-five percent (125%) of the
          Capital Addition Cost; and

               (i) during or following the
          advancement of funds, prints of
          architectural and engineering drawings
          relating to the Capital Addition and
          such other materials, including, without limitation, the modifications to outstanding policies of title insurance contemplated by subsection (f) above, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the board of directors of Lessee authorizing the execution and delivery of the lease amendment and any other documents and instruments as may be reasonably required by Lessor and any applicable
          Financing Party.

          9.3.3 PAYMENT OF COSTS. By virtue of
     making a request to finance a Capital
     Addition, whether or not such financing is actually consummated, Lessee shall be deemed to have agreed to pay, upon demand, all costs and expenses reasonably incurred by Lessor and any Person participating with Lessor in any way in the financing of the Capital
     Addition Cost, including, but not limited to
     (a) fees and expenses of their respective attorneys, (b) all photocopying expenses, If any, (c) the amount of any filing, registration and recording taxes and fees,
     (d) documentary stamp
     taxes and intangible taxes (e) title
     insurance charges and appraisal fees.

     9.4 GENERAL LIMITATIONS. Without in any way limiting Lessor's options with respect to proposed
Capital Additions or Material Structural Work: (a) no Capital Addition or Material Structural Work shall be completed that could, upon completion, significantly alter the character or purpose or detract from the value or operating efficiency of the Leased Property, or significantly impair the revenue-producing capability of the Leased
Property, or adversely affect the ability of Lessee to comply with the terms of this Lease; (b) no Capital Addition or Material Structural Work shall be completed which would tie in or connect any Leased Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the Land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Lessee shall have obtained the prior written approval of Lessor, which approval may be withheld in Lessor's sole and absolute discretion and (c) all proposed
Capital Additions and Material Structural Work shall be architecturally integrated and consistent with the Leased Property.

     9.5 NON-CAPITAL ADDITIONS. Lessee shall have the obligation and right to make repairs, replacements and alterations which are not Capital
Additions as required by the other Sections of this Lease, but in so doing, Lessee shall always comply with and satisfy the conditions of Section
9.4. Lessee shall have the right, from time to time, to make additions, modifications or improvements to the Leased Property which do not constitute Capital Additions or Material
Structural Work as it may deem to be desirable or necessary for its uses and purposes, subject to the same limits and conditions imposed under
Section 9.4. The cost of any such repair, replacement, alteration, addition, modification or improvement shall be paid by Lessee and the results thereof shall be included under the terms of this Lease and become a part of the Leased
Property, without payment therefor by Lessor at any time. Notwithstanding the foregoing, all such additions, modifications and improvements which affect the structure of any of the Leased
Improvements, or which involve the expenditure of more than FIFTY THOUSAND DOLLARS ($50,000.00), shall be undertaken only upon compliance with the provisions of Section 13.1.3, all applicable Legal
Requirements and all other applicable requirements of this Lease; provided, however, that in the event of a bona fide emergency during which Lessee is unable to contact the appropriate representatives of Lessor, Lessee may commence such additions, modifications and improvements as may be necessary in order to address such emergency without Lessor's prior approval, as long as Lessee immediately thereafter advises Lessor of such emergency and the nature and scope of the additions, modifications and improvements performed and obtains

Lessor's approval of the remaining work to be completed. Any such addition, modification and improvement which affects the structure of any of the Leased Improvements which is not a Capital
Addition or Material Structural Work shall be exempt from the requirements of Section 9.2 hereof.

     9.6 COMPENSATION TO LESSEE FOR CAPITAL
ADDITIONS PAID FOR OR FINANCED BY LESSEE. Upon the expiration or earlier termination of this Lease, except by reason of the default by Lessee hereunder, Lessor shall compensate Lessee for all Capital Additions paid for or financed by Lessee in any of the following ways, determined in the sole discretion of Lessor:

     (a) By purchasing all Capital Additions paid for or financed by Lessee from Lessee for cash in the amount of the Fair Market Added Value
(determined as of the date of such purchase) of all such Capital Additions paid for or financed by Lessee; or

     (b) By purchasing such Capital Addition from
Lessee by delivering to Lessee Lessor's purchase money promissory note in the amount of said Fair
Market Added Value, due and payable no later than eighteen ( 18) months after the date of expiration or other termination of this Lease, bearing interest at a rate equal to one hundred ten percent (110%) of the applicable federal rate
(determined at the time of execution of such note pursuant to Section 1274 of the Code or any successor section thereto), compounded semiannually, or, if no such rate exists, or such rate is in excess of that permitted under applicable law, at the Prime Rate, which interest shall be payable monthly, and which note shall be secured by a mortgage on the Leased Property, subject to all Liens on the Leased Property at the time of such purchase; or

     (c) By Lessor assigning to Lessee under
appropriate written instruments the right to receive an amount equal to the Added Value
Percentage (determined as of the expiration of earlier termination of this Lease) from all rent and other consideration receivable by Lessor under any re-letting or other disposition of the Leased
Property, after deducting all costs and expenses incurred by Lessor in connection with such re-letting or other disposition of the leased
Property and all costs and expenses of operating and maintaining the Leased Property during any such new lease which are not borne by the tenant thereunder. The provisions of this Subparagraph
(c) shall remain in effect until the sale or other final disposition of the Leased Property in which event Lessor shall pay to Lessee the outstanding balance of the Fair Market Added Value in accordance with Subparagraph (a), (b), or (d) of this Section 9.6, after deducting any amounts received by Lessee under this Subparagraph (c); or

     (d) Such other arrangement regarding such compensation as shall be mutually acceptable to Lessor and Lessee.

                    ARTICLE 10

          WARRANTIES AND REPRESENTATIONS

     10.1 REPRESENTATIONS AND WARRANTIES. Lessee hereby represents and warrants to, and covenants and agrees with, Lessor that:

          10.1.1 EXISTENCE; POWER; QUALIFICATION.

          Lessee is a corporation duly organized,
     validly existing and in good standing under the laws of the State of Washington. Lessee has all requisite corporate power to own and operate its properties and to carry on its business as now conducted and is duly qualified to transact business and is in good standing in each jurisdiction where such qualification is necessary or desirable in order to carry out its business as presently conducted. As of the date of this Agreement, Lessee does not have any Subsidiaries and Lessee is not a member of any partnership or joint venture. Attached hereto as EXHIBIT C is a true and correct list of all of the shareholders of Lessee and their respective ownership interests in Lessee;

          10.1.2 VALID AND BINDING. Lessee is duly authorized to make and enter into all of the Lease Documents to which Lessee is a party and to carry out the transactions contemplated therein. All of the Lease
     Documents to which Lessee is a party have been duly executed and delivered by Lessee, and each is a legal, valid and binding obligation of Lessee, enforceable in accordance with its terms.

          10.1.3 SINGLE PURPOSE. Lessee is, and
     during the entire time that this Lease
     remains in force and effect shall be, engaged in no business, trade or activity other than the operation and development of the Leased
     Property for the Primary Intended Use and such other activities in which Lessee may be permitted to engage by the provisions of Meditrust/Emeritus Transaction Documents. The fiscal year of Lessee and the Guarantor is the Fiscal Year.

          10.1.4 NO VIOLATION. The execution,
     delivery and performance of the Lease
     Documents by the members of the Leasing Group and the consummation by the members of the Leasing Group of the transactions thereby contemplated shall not result in any breach of, or constitute a default under, or result in the acceleration of, or constitute an event which, with the giving of notice or the passage of time, or both, could result in default or acceleration of any obligation of any such member of the Leasing
     Group under any of the Permits or Contracts or any other contract, mortgage, lien, lease, agreement, instrument, franchise, arbitration award, judgment, decree, bank loan or credit agreement, trust indenture or other instrument to which any member of the Leasing Group is a party or by which any member of the Leasing Group may be bound or affected and do not violate or contravene any Legal Requirement.

          10.1.5 CONSENTS AND APPROVALS. Except as already or reasonably expected to be obtained in the ordinary course of business prior to or upon the Completion of the Project, as the case may be, no consent or approval or other authorization of, or exemption by, or declaration or fling with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required as a condition of the execution, delivery and performance of its obligations under the Lease Documents by any member of the Leasing Group or as a condition to the validity (assuming the due authorization, execution and delivery by Lessor of the Lease
     Documents to which it is a party) and the first priority of any Liens granted under the Lease Documents, except the filing of the Financing Statements.


          10.1.6 NO LIENS OR INSOLVENCY
     PROCEEDINGS. Each member of the Leasing Group in existence as of the date hereof is financially solvent and there are no actions, suits, investigations or proceedings including, without limitation, outstanding federal or state tax liens, garnishments or insolvency or bankruptcy proceedings, pending or, to the best of Lessee's knowledge and belief, threatened:

               (a) against or affecting any member
          of the Leasing Group, which if adversely resolved to such member of the Leasing
          Group, would materially adversely affect the ability of any of the foregoing to perform their respective obligations under the Lease Documents;

               (b) against or affecting the Leased
          Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof; or

               (c) which may involve or affect the
          validity, priority or enforceability of any of the Lease Documents, at law or in equity, or before or by any arbitrator or Governmental Authority.

     10.1.7 INTENTIONALLY DELETED.

          10.1.8 COMMERCIAL ACTS. Lessee's
     performance of and compliance with the
     obligations and conditions set forth herein and in the other Lease Documents will constitute commercial acts done and performed for commercial purposes.

          10.1.9 ADEQUATE CAPITAL. NOT INSOLVENT.
     After giving effect to the consummation of the transactions contemplated by the Lease
     Documents, each member of the Leasing Group:

               (a) will be able to pay its debts
          as they become due;

               (b) will have sufficient funds or
          available capital to carry on its
          business as now conducted or as
          contemplated to be conducted (in
          accordance with the terms of the Lease
          Documents); and

               (c) will not be rendered insolvent
          as determined by applicable law.

          10.1.10 NOT DELINQUENT. Except as
     permitted under Section 11.3.8, no member of the Leasing Group which exists as of the date hereof is delinquent or claimed to be delinquent under any obligation for the payment of borrowed money.

          10.1.11 NO AFFILIATE DEBT. Lessee has
     not created, incurred, guaranteed, endorsed, assumed or suffered to exist any liability
     (whether direct or contingent) for borrowed money from the Guarantor (or any of its Affiliates) or any Affiliate of Lessee which has not been fully subordinated to the Lease
     Obligations.

          10.1.12 TAXES CURRENT. Each member of
     the Leasing Group which exists as of the date hereof has filed all federal, state and local tax returns which are required to be filed as to which extensions are not currently in effect and has paid all taxes, assessments, impositions, fees and other governmental charges (including interest and penalties) which have become due pursuant to such returns or pursuant to any assessment or notice of tax claim or deficiency received by each such member of the Leasing Group. No tax liability has been asserted by the Internal
     Revenue Service against any member of the Leasing Group or any other federal, state or local taxing authority for taxes, assessments, impositions, fees or other governmental charges (including interest or penalties thereon) in excess of those already paid.

          10.1.13 FINANCIALS COMPLETE AND
     ACCURATE. The financial statements of each member of the Leasing Group given to Lessor in connection with the execution and delivery of the Lease Documents were true, complete and accurate, in all material respects, and fairly presented the financial condition of each such member of the Leasing Group as of the date thereof and for the periods covered thereby, having been prepared in accordance with GAAP and such financial statements disclosed all liabilities, including, without limitation, contingent liabilities, of each such member of the Leasing Group as of the date thereof. There has been no material adverse change since such date with respect to the Net Worth of any such member of the Leasing Group or with respect to any other matters contained in such financial statements, nor have any additional material liabilities, including, without limitation, contingent liabilities, of any such member of the Leasing Group arisen or been incurred or asserted since such date except as otherwise disclosed to Lessor. The projections heretofore delivered to Lessor continue to be reasonable (with respect to the material assumptions upon which such projections are based) and Lessee reasonably anticipates based on information currently available to it after due inquiry the results projected therein will be achieved, there having been
     (a) no material adverse change in the
     business, assets or condition, financial or otherwise of any such member of the Leasing
     Group or the Leased Property and (b) no
     material depletion of the cash or decrease in working capital of any such member of the Leasing Group.

     10.1.14 PENDING ACTIONS, NOTICES AND REPORTS.

          (a) There is no action or investigation
     pending or, to the best knowledge and belief of Lessee, threatened, anticipated or contemplated (nor, to the knowledge of Lessee, is there any reasonable basis therefor) against or affecting the Leased
     Property or any member of the Leasing Group
     (or any Affiliate thereof before any
     Governmental Authority, Accreditation Body or
     Third Party Payor which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of any of the Lease Documents or any action taken or to be taken in connection with the transactions contemplated thereunder or which in any single case or in the aggregate might result in any material adverse change in the business, prospects, condition, affairs of any member of the Leasing Group or the Leased Property
     (including, without limitation, any action to revoke, withdraw or suspend any Permit necessary or desirable for the operation of the Leased Property in accordance with its Primary Intended Use and any action to transfer or relocate any such Permit to a location other than the Leased Property) or any material impairment of the right or ability of any member of the Leasing Group to carry on its operations as proposed, upon Completion of the Project, to be conducted with respect to the Leased Property or with respect to its obligations under the Lease
     Documents or which may materially adversely impact reimbursement to any member of the Leasing

     Group for services rendered to beneficiaries of Third Party Payor Programs.

          (b) Neither the Facility nor any member
     of the Leasing Group has received any notice of any claim, requirement or demand of any Governmental Authority, Accreditation Body,
     Third Party Payor or any insurance body
     having or claiming any licensing, certifying, supervising, evaluating or accrediting authority over the Leased Property to rework or redesign the Leased Property, its professional staff or its professional services, procedures or practices in any material respect or to provide additional furniture, fixtures, equipment or inventory or to otherwise take action so as to make the Leased Property conform to or comply with any Legal Requirement;

          (c) The most recent utilization reviews, if any, relating to the Leased Property by all applicable Third Party Payors,
     Accreditation Bodies and Governmental
     Authorities and all applicable reviews or scrutiny by any managed care or utilization review companies, if any, have not had a material adverse impact on the utilization of units or programs at any of the Leased
     Property. No claims or assertions have been made in any utilization review that any of the practices or procedures used at the Leased Property are improper or inappropriate other than such claims or assertions which singly and in the aggregate will not have a material adverse impact on the Leased
     Property; and

          (d) Lessee has delivered or caused to be delivered to Lessor true and correct copies of all licenses, inspection surveys and accreditation reviews, if any, relating to the Leased Property, issued by any Governmental Authority or Accreditation Body during the most recent licensing period, together with all plans of correction relating thereto.


     10.1.15 COMPLIANCE WITH LEGAL AND OTHER
     REQUIREMENTS.

          (a)     To the extent consistent with
     the stage of construction of the Project, Lessee and the Leased Property and the ownership, construction, development, maintenance, management, repair, use, occupancy, possession and operation thereof comply with all applicable Legal Requirements and there is no claim of any violation thereof known to Lessee. Without limiting the foregoing, Lessee has obtained all Permits that are necessary or desirable to operate the Leased Property in accordance with its Primary Intended Use or reasonably expects to obtain such Permits prior to, or upon, the Completion of the Project.

          (b) Except as previously delivered to
     Lessor pursuant to Section 10.1.14(d) hereof, there are no outstanding notices of deficiencies, notices of proposed action or orders of any kind relating to the Leased
     Property, if any, issued by any Governmental
     Authority, Accreditation Body or Third Party
     Payor requiring conformity to any of the applicable Legal Requirements.

          (c) To the extent such accreditation is
     applicable, the Facility is accredited by all applicable Accreditation Bodies and there are no deficiencies in either the Leased Property or any services provided at the Facility that would prevent the extension of the accreditation of the Facility by any applicable Accreditation Body after any next regularly scheduled inspections.


          10.1.16 NO ACTION BY GOVERNMENTAL
     AUTHORITY OR ACCREDITATION BODY. There is no action pending or, to the best knowledge and belief of Lessee, recommended, by any Governmental Authority, Accreditation Body to revoke, repeal, cancel, modify, withdraw or suspend any Permit or Contract or to take any other action of any other type which could have a material adverse effect on the Leased
     Property.

      10.1.17 PROPERTY MATTERS.

          (a) The Leased Property is free and
     clear of agreements, covenants and Liens, except those agreements, covenants and Liens to which this Lease is expressly subject, whether presently existing, as are listed on EXHIBIT B or were listed on the UCC lien search results delivered to Lessor at or prior to the execution and delivery of this Lease (and were not required to be terminated as a condition of the execution and delivery of this Lease), or which may hereafter be created in accordance with the terms hereof
     (collectively referred to herein as the
     "Permitted Encumbrances"); and Lessee shall warrant and defend Lessor's title to the Leased Property against any and all claims and demands of every kind and nature whatsoever;

          (b) There is no Condemnation or similar
     proceeding pending with respect to or
     affecting the Leased Property, and Lessee is not aware, to the best of Lessee's knowledge and belief, that any such proceeding is contemplated;

          (c) No part of the Collateral or the
     Leased Property has been damaged by any fire or other casualty;

          (d) None of the Permitted Encumbrances
     has or is likely to have a material adverse impact upon, nor interfere with or impede, in any material respect, the operation of the Leased Property in accordance with the Primary Intended Use;

          (e) Upon the Conversion Date, all
     buildings, facilities and other improvements necessary, both legally and practically, for the proper and efficient operation of the Facility will be located upon the Leased
     Property and all real property and personal property currently utilized by Lessee will be included within the definition of the Leased
     Property or the Collateral;

          (f) Upon the Conversion Date the Leased
     Property shall abut on and have direct
     vehicular access to a public road or access to a public road via permanent, irrevocable, appurtenant easements;

          (g) The Leased Property constitutes a
     parcel(s) for real estate tax purposes
     separate from any real property that does not constitute a portion of the Leased Property and no portion of any real property that does not constitute a portion of the Leased
     Property is part of the same tax parcel as any part of the Leased Property;

          (h) All utilities necessary for the use
     and operation of the Facility are available to the lot lines of the Leased Property:

               (i) in sufficient supply and
          capacity;

               (ii) through validly created and
          existing easements of record appurtenant to or encumbering the Leased Property
          (which easements shall not impede or
          restrict the operation of the Facility);
          and

               (iii) without need for any Permits
          and/or Contracts to be issued by or
          entered into with any Governmental
          Authority, except as already obtained or executed, as the case may be, or as otherwise shown to the satisfaction of Lessor to be readily obtainable.


          10.1.18 THIRD PARTY PAYOR Agreements.
     Neither Lessee with respect to the Facility nor the Facility is, or upon completion of construction, will be qualified as a provider of services under, or does, or upon completion of construction will, participate in, any Third Party Payor Programs and neither Lessee with respect to the Facility nor the Facility is, or upon completion of construction will be, accredited by an Accreditation Body.

          10.1.19 RATE LIMITATIONS. The State
     currently imposes no restrictions or
     limitations on rates which may be charged to private pay residents receiving services at the Facility.

          10.1.20 FREE CARE. There are no
     Contracts, Permits or applicable Legal
     Requirements which require that, a percentage of units in any program at the Facility be reserved for Medicaid or Medicare eligible residents or that the Facility provide a certain amount of welfare, free or charity care or discounted or government assisted resident care.

          10.1.21 No Proposed Changes. Lessee has
     no actual knowledge of any applicable Legal
     Requirements which have been enacted,
     promulgated or issued within the eighteen (
     18) months preceding the date of this Lease or any proposed applicable Legal Requirements currently pending in the State which may materially adversely affect rates at the Facility (or any program operated by a member of the Leasing Group in conjunction with the Facility) or may result in the likelihood of increased competition at the Facility or the imposition of Medicaid, Medicare, charity, free care, welfare or other discounted or government assisted residents at the Facility or require that Lessee or the Facility obtain a certificate of need, Section 11.22 approval or the equivalent, which Lessee or the Facility does not currently possess.

          10.1.22 ERISA. No employee pension
     benefit plan maintained by any member of the Leasing Group has any accumulated funding deficiency within the meaning of the ERISA, nor does any member of the Leasing Group have any material liability to the PBGC established under ERISA (or any successor thereto) in connection with any employee pension benefit plan (or other class of benefit which the PBGC has elected to insure), and there have been no "reportable events" (not waived) or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 4043 of ERISA and Section 4975 of the Internal
     Revenue Code of 1986, as now or hereafter amended, respectively.

          10.1.23 No Broker. No member of the
     Leasing Group nor any of their respective
     Affiliates has dealt with any broker or agent in connection with the transactions contemplated by the Lease Documents.

          10.1.24 NO IMPROPER PAYMENTS. No member
     of the Leasing Group nor any of their
     respective Affiliates has:
               (a) made any contributions,
          payments or gifts of its funds or
          property to or for the private use of
          any government official, employee, agent or other Person where either the payment or the purpose of such contribution, payment or gifts is illegal under the laws of the United
          States, any state thereof or any other
          jurisdiction (foreign or domestic);

               (b) knowingly established or
          maintained any unrecorded fund or asset
          for any purpose or knowingly made any
          false or artificial entries on any of
          its books or records for any reason;
               (c) made any payments to any Person
          with the intention or understanding that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment; or

               (d) made any contribution, or
          reimbursed any political gift or
          contribution made by any other Person,
          to candidates for public office, whether federal, state or local, where such contribution would be in violation of applicable law.

          10.1.25 Nothing Omitted. Neither this
     Lease, nor any of the other Lease Documents, nor any certificate, agreement, statement or other document, including, without limitation, any financial statements concerning the financial condition of any member of the Leasing Group, furnished to or to be furnished to Lessor or its attorneys in connection with the transactions contemplated by the Lease Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to prevent all statements contained herein and therein from being misleading. There is no fact within the special knowledge of Lessee which has not been disclosed herein or in writing to Lessor that materially adversely affects, or in the future, insofar as Lessee can reasonably foresee based on the information currently available to it after due inquiry, may materially adversely affect the business, properties, assets or condition, financial or otherwise, of any member of the Leasing Group or the Leased Property.

          10.1.26 No Margin Security. Lessee is
     not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Meditrust Investment will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve

     System. Lessee is not an "investment company" within the meaning of the Investment Company
     Act of 1940, as amended.
          10.1.27 No Default. No event or state of facts which constitutes, or which, with notice or lapse of time, or both, could constitute, a Lease Default has occurred and is continuing.

          10.1.28 PRINCIPAL PLACE OF BUSINESS. The principal place of business and chief executive office of Lessee is located at 3131
     Elliot Avenue, Suite 500, Seattle, Washington
     98121-2162 (the "Principal Place of
     Business").

          10.1.29 Intentionally Deleted10.1.30
     INTELLECTUAL PROPERTY. Lessee is duly
     licensed or authorized to use all (if any) copyrights, rights of reproduction, trademarks, trade-names, trademark applications, service marks, patent applications, patents and patent license rights, (all whether registered or unregistered, U.S. or foreign), inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how and trade secrets which are used in or necessary for the development and/or operation of the Facility in accordance with its Primary Intended Use, without conflict with or infringement of any, and subject to no restriction, lien, encumbrance, right, title or interest in others.

          10.1.31 MANAGEMENT AGREEMENTS. There is
     no Management Agreement in force and effect as of the date hereof.

          10.2  CONTINUING EFFECT OF
     REPRESENTATIONS AND WARRANTIES. All
     representations and warranties contained in this Lease and the other Lease Documents shall constitute continuing representations and warranties which shall remain true, correct and complete throughout the Term.
     Notwithstanding the provisions of the
     foregoing sentence but without derogation from any other terms and provisions of this Lease, including, without limitation, those terms and provisions containing covenants to be performed or conditions to be satisfied on the part of Lessee the representations and warranties contained in Sections 10.1.6,
     10.1.8, 10.1.10, 10.1.14, 10.1.15,
     10.1.17(b), 10.1.17(c), 10.1.17(i), 10.1.18,
     10.1.19, 10.1.20, 10.1.21, 10.1.22, 10.1.27,
     10.1.29, in the second sentence of Section
     10.1.12, in the second and third sentences of
     Section 10.1.13 and in the second sentence of
     Section 10.1.25 shall not constitute
     continuing representations and warranties throughout the Term provided, however, that nothing contained in the first sentence of Section

     10.1.25 shall be construed as imposing any obligation on Lessee to update after the Commencement Date the information furnished to Lessor prior to the execution and delivery of this Lease but without derogation of any other obligation Lessee has under this Lease to provide information to Lessor.

                    ARTICLE 11
           FINANCIAL AND OTHER COVENANTS

     11.1 STATUS CERTIFICATES. At any time, and
from time to time, upon request from the other,
Lessee and Lessor shall furnish to the other,
within ten (10) Business Days' after receipt of
such request, an Officer's Certificate certifying
that this Lease is unmodified and in full force
and effect (or that this Lease is in full force
and effect as modified and setting forth the
modifications) and the dates to which the Rent has
been paid. Any Officer's Certificate furnished
pursuant to this Section at the request of Lessor
shall be addressed to any prospective purchaser or
mortgagee of the Leased Property as Lessor may
request and may be relied upon by Lessor and any
such prospective purchaser or mortgagee of the
Leased Property.
                 11.2  FINANCIAL STATEMENTS;
REPORTS; NOTICE AND INFORMATION.
          11.2.1  OBLIGATION TO FURNISH.  Lessee
     will furnish and shall cause to be furnished
     to Lessor the following statements,
     information and other materials:
                    (a) ANNUAL STATEMENTS. Within
          ninety (90) days after the end of each
          of their respective fiscal years, (i) a
          copy of the Consolidated Financials for
          each of (x) Lessee, (y) the Guarantor
          and (z) any Sublessee which is an
          Affiliate of Lessee for the preceding
          fiscal year, certified and, in the case
          of Guarantor, audited by, and with the
          unqualified opinion of, independent
          certified public accountants acceptable
          to Lessor and certified as true and
          correct by Lessee, the Guarantor ox the
          applicable Sublessee, as the case may be
          (and, without limiting anything else
          contained herein, the Consolidated
          Financials for Lessee and for each such
          Sublessee shall include a detailed
          balance sheet for Leased Property as of
          the last day of such fiscal year and a
          statement of earnings from the Leased
          Property for such fiscal year showing,
          among other things, all rents and other
          income therefrom and all expenses paid
          or incurred in connection with the
          operation of the Leased Property); (ii)
          separate statements, certified as true
          and correct by Lessee, the Guarantor,
          any Manager
          which is an Affiliate of Lessee and each
          such Sublessee which is an Affiliate of
          Lessee, stating whether, to the best of
          the signer's knowledge and belief after
          making due inquiry, Lessee, the
          Guarantor, such Manager or any such
          Sublessee, as the case may be, is in
          default in the performance or observance
          of any of the terms of this Lease or any
          of the other Lease Documents and, if so,
          specifying all such defaults, the nature
          thereof and the steps being taken to
          immediately remedy the same; (iii) a
          copy of all letters from the independent
          certified accountants engaged to perform
          the annual audits referred to above,
          directed to the management of the
          Guarantor regarding the existence of any
          reportable conditions or material
          weaknesses; (iv) a statement certified
          as true and connect by Lessee setting
          forth all Subleases as of the last day
          of such fiscal year, the respective
          areas demised thereunder, the names of
          the Sublessees thereunder, the
          respective expiration dates of the
          Subleases, the respective rentals
          provided for therein, and such other
          information pertaining to the Subleases
          as may be reasonably requested by
          Lessor; and (v) evidence satisfactory to
          Lessor that Lessee has fulfilled its
          obligation to make the Annual Facility
          Upgrade Expenditure, provided, however,
          that no such evidence shall be required
          to be submitted until the fourth Lease
          Year.            (b) MONTHLY STATEMENTS
          OF LESSEE. Commencing on the Conversion
          Date, within thirty (30) days after the
          end of each calendar month during the
          pendency of this Lease, (i) a statement
          certified as true and correct by Lessee
          setting forth the Gross Revenues of the
          Leased Property for the immediately
          preceding month, (ii) an unaudited,
          detailed month and year to date income
          and expense statement for the Leased
          Property which shall include a
          comparison to corresponding budget
          figures, occupancy statistics (including the actual number of residents, the number of units available and total resident days for such month) and resident mix breakdowns (for each resident day during such month classifying residents by the type of care required and source of payment) and
          (iii) an express written calculation
          showing the compliance or non-
          compliance, as the case may be, with the specific financial covenants set forth in Section 11.3 for the applicable period, including, with respect to the calculation of Lessee's Debt Coverage
          Ratio, a schedule substantially in the
          form attached hereto as EXHIBIT D.

                     (c) QUARTERLY STATEMENTS.
          Commencing on the Conversion Date,
          within thirty (30) days after the end of each respective fiscal quarter, unaudited Consolidated Financials for each of (i) Lessee and (ii) each Sublessee which is an Affiliate of Lessee certified as true and correct by Lessee or such applicable Sublessee, as the case May be and within thirty (30) days after each calendar quarter, Lessee shall also provide Lessor with a calculation of the Additional Rent payable for such quarter.

               (d) QUARTERLY STATEMENTS OF THE
          GUARANTOR. Commencing on the Conversion
          Date, within forty-five (45) days after
          the end of each fiscal quarter,
          unaudited Consolidated Financials for
          the Guarantor certified as true and
          correct by the Guarantor.

               (e) PERMITS AND CONTRACTS. Within
          ten (10) days after the issuance or the
          execution thereof, as the case may be,
          true and complete copies of (i) all
          Permits which constitute operating
          licenses for the Facility issued by any
          Governmental Authority having
          jurisdiction over assisted living
          matters and (ii) Contracts (involving
          payments in the aggregate in excess of $
          100,000 per annum), including, without
          limitation, all Provider Agreements.

               (f) CONTRACT NOTICES. Promptly but
          in no event more than ten (10) days
          after the receipt thereof, true and
          complete copies of any notices,
          consents, terminations or statements of
          any kind or nature relating to any of
          the Contracts (involving payments in the
          aggregate in excess of ONE HUNDRED
          THOUSAND DOLLARS ($100,000) per annum)
          other than those issued in the ordinary
          course of business.             (g)
          PERMIT OR CONTRACT DEFAULTS. Promptly
          but in no event more than ten ( 10) days after the receipt thereof, true and complete copies of all surveys, follow-up surveys, licensing surveys, complaint surveys, examinations, compliance certificates, inspection reports, statements (other than those statements that are issued in the ordinary course of business), if any, terminations and notices of any kind (other than those notices that are furnished in the ordinary course of business) issued or provided to Lessee, the Manager or any Sublessee by any Governmental Authority,
          Accreditation Body or any Third Party
          Payor, including, without limitation,
          any notices
          pertaining to any delinquency in, or
          proposed revision of, Lessee's, the
          Manager's or any Sublessee's obligations under the terms and conditions of any Permits or Contracts now or hereafter issued by or entered into with any Governmental Authority, Accreditation
          Body or Third Party Payor and the
          response(s) thereto made by or on behalf of Lessee, the Manager or any Sublessee.

               (h) OFFICIAL REPORTS. Upon
          completion or filing thereof, complete
          copies of all applications (other than
          those that are furnished in the ordinary course of business), notices (other than those that are furnished in the ordinary course of business), statements, annual reports, cost reports and other reports or filings of any kind (other than those that are furnished in the ordinary course of business) provided by Lessee, the Manager or any Sublessee to any Governmental Authority, Accreditation
          Body or any Third Party Payor with
          respect to the Leased Property.

               (i) OTHER INFORMATION. With
          reasonable promptness, such other
          information as Lessor may from time to
          time reasonably request respecting (i)
          the financial condition and affairs of
          each member of the Leasing Group and the Leased Property and (ii) the licensing and operation of the Leased Property;
          including, without limitation, financial statements, certificates and consents from accountants and all other financial and licensing/operational information as may be required or requested by any Governmental Authority.

               (j) DEFAULT CONDITIONS. As soon as
          possible, and in any event within five
          (5) days after the occurrence of any
          Lease Default, or any event or
          circumstance which, with the giving of
          notice or the passage of time, or both,
          would constitute a Lease Default, a
          written statement of Lessee setting
          forth the details of such Lease Default, event or circumstance and the action which Lessee proposes to take with respect thereto.

               (k) OFFICIAL ACTION. Promptly but
          in no event more than ten ( 10) days
          after the commencement thereof, notice
          of all actions, suits and proceedings
          before any Governmental Authority or
          Accreditation Body which could have a
          material adverse effect on any member of the Leasing Group or the Leased
          Property.

                     (l) AUDIT REPORTS. Promptly
          but in no event more than ten (10) days
          after receipt, a copy of all audits or
          reports submitted to Lessee by any
          independent public accountant in
          connection with any annual, special or
          interim audits of the books of Lessee
          and, if requested by Lessor, any letter
          of comments directed by such accountant
          to the management of Lessee.

                     (m) ADVERSE DEVELOPMENTS.
          Promptly but in no event more than ten
          (10) days after Lessee acquires
          knowledge thereof, written notice of
                               (i) the potential
               termination of any Permit or
               Provider Agreement necessary for
               the operation of the Leased
               Property;            (ii) any loss,
               damage or destruction to or of the
               Leased Property in excess of TWENTY-
               FIVE THOUSAND DOLLARS ($25,000)
               (regardless of whether the same is
               covered by insurance);
               (iii) any material controversy
               involving Lessee or any Sublessee
               which is an Affiliate of Lessee and
               (x) Facility administrator or
               Facility employee of similar
               stature or (y) any labor
               organization or (z) the Manager or
               any employee of the Manager which
               has, or is reasonably likely to
               have, a materially adverse effect
               on the financial condition and/or
               operations of the Facility;
               (iv)  any controversy that calls
               into question the eligibility of
               the Facility for the participation
               in any Medicaid, Medicare or other
               Third Party Payor Program in which
               the Facility is participating;

                    (v)  any refusal of
               reimbursement by any Third Party
               Payor which, singularly or together
               with all other such refusals by any
               Third Party Payors, could
               reasonably be expected to have a
               material adverse effect on the
               financial condition of Lessee or
               any Sublessee which is an Affiliate
               of Lessee; and

                          (vi)  any fact within
               the special knowledge of any member
               of the Leasing Group, or any other
               development in the business or
               affairs of any member of the
               Leasing Group, which could
               reasonably be expected to be
               materially adverse to the business,
               properties, assets or condition,
               financial or otherwise, of any
               member of the Leasing Group or the
               Leased Property.

               (n) RESPONSES TO INSPECTION
          REPORTS. Within thirty (30) days after
          receipt of an inspection report relating to the Leased Property from Lessor, a written response describing in detail prepared plans to address concerns raised by the inspection report.
          (o) PUBLIC INFORMATION. Upon the
          completion or filing, mailing or other
          delivery thereof, complete copies of all financial statements, reports, notices and proxy statements, if any, sent by any member of the Leasing Group (which is a publicly held corporation) to its shareholders and of all reports, if any, f led by any member of the Leasing Group
          (which is a publicly held corporation)
          with any securities exchange or with the Securities Exchange Commission.

               (p) ANNUAL BUDGET. Commencing on
          the Conversion Date, prior to the end of each Fiscal Year, Lessee, any Sublessee which is an Affiliate of Lessee and/or any Manager which is an Affiliate of Lessee shall submit to Lessor a preliminary annual financial budget for the Facility for the next Fiscal Year, a preliminary capital expenditures budget for the Facility for the next Fiscal
          Year and a report detailing the capital
          expenditures made in the then current
          Fiscal Year and on or before the end of
          the first month of each Fiscal Year,
          Lessee, any such Sublessee and/or any
          such Manager shall submit to Lessor
          revised finalized versions of such
          budgets and report.

               (q) WORKING CAPITAL LOAN. Promptly
          after receipt thereof, copies of any
          notices with respect to default from a
          lender of a Working Capital Loan.

          11.2.2 RESPONSIBLE OFFICER. Any
     certificate, instrument, notice, or other
     document to be provided to Lessor hereunder
     by any member of the Leasing Group shall be
     signed by an executive officer of such member
     (in the event that any of the foregoing is
     not an individual), having a position of Vice
     President or higher and with respect to
     financial matters, any such certificate,
     instrument, notice or other document shall be
     signed by the chief financial officer of such
     member.            11.2.3 NO MATERIAL
     OMISSION. No certificate, instrument, notice or other document, including without limitation, any financial statements furnished or to be furnished to Lessor pursuant to the terms hereof or of any of the other Lease Documents shall contain any untrue statement of a material fact or shall omit to state any material fact necessary in order to prevent all statements contained therein from being misleading.

          11.2.4 CONFIDENTIALITY. Lessor shall
     afford any information received pursuant to the provisions of the Lease Documents the same degree of confidentiality that Lessor affords similar information proprietary to
     Lessor; provided, however, that Lessor shall have the unconditional right to (a) disclose any such information as Lessor deems necessary or appropriate in connection with any sale, transfer, conveyance, participation or assignment of the Leased Property or any of the Lease Documents or any interest therein and (b) use such information in any litigation or arbitration proceeding between
     Lessor and any member of the Leasing Group.
     Without limiting the foregoing, Lessor may also utilize any information furnished to it hereunder as and to the extent (i) counsel to Lessor determines that such utilization is necessary pursuant to 15 USC. 77a-77aa or 15
     USC. 78a-78jj and the rules and regulations promulgated thereunder, (ii) Lessor is required or requested by any Governmental
     Authority to disclose any such information and/or (iii) Lessor is requested to disclose any such information by any of the Meditrust
     Entities' lenders or potential lenders.
     Lessor shall not be liable in any way for any subsequent disclosure of such information by any Person to which Lessor has provided such information in accordance with the terms hereof. Nevertheless, in connection with any such disclosure, Lessor shall inform the recipient of any such information of the confidential nature thereof. Lessor shall observe any prohibitions or limitations on the disclosure of any such information under applicable confidentiality law or regulations, to the extent that the same are applicable to such information.

     11.3 FINANCIAL COVENANTS. Lessee covenants and agrees that, throughout the Term and as long as Lessee is in possession of the Leased Property:

          11.3.1    DEBT COVERAGE RATIO OF LESSEE.
     From and after the second anniversary of the Conversion Date until the fourth anniversary thereof, the Facility and all other Group Two
     Development Facilities shall maintain for each Fiscal Quarter an aggregate Debt
     Coverage Ratio equal to or greater than 1.1 to 1 and from and after the fourth anniversary thereof and for the remainder of the Term, the Facility and all other Group
     Two Development Facilities shall maintain for each Fiscal Quarter an aggregate Debt
     Coverage Ratio equal to or greater than 1.2 to 1.

          11.3.2 Intentionally Deleted.
     11.3.3 Intentionally Deleted.

          11.3.4 Intentionally Deleted.
     11.3.5 CURRENT RATIO - GUARANTOR. From and after December 31,1999 and for the remainder of the Term, the Guarantor shall maintain a ratio of Consolidated Current Assets to Consolidated Current Liabilities equal to or greater than 1 to 1 as of the end of each fiscal year.

          11.3.6 Intentionally Deleted.

          11.3.7 NET WORTH - GUARANTOR. The
     Guarantor shall maintain, at all times, a Net
     Worth of not less than FORTY MILLION DOLLARS
     ($40,000,000).            11.3.8 NO
     INDEBTEDNESS. Lessee shall not create, incur, assume or suffer to exist any liability for borrowed money except (i) Indebtedness to Lessor under the Lease Documents and, (ii)
     Impositions allowed pursuant to the
     provisions of the Lease, (iii) unsecured normal trade debt incurred upon customary terms in the ordinary course of business,
     (iv) Indebtedness created in connection with any financing of any Capital Addition, provided, that each such financing has been approved by Lessor in accordance with the terms of Article 9 hereof, (v) Indebtedness to any Affiliate, provided, that, such Indebtedness is fully subordinated to this Lease pursuant to the Affiliated Party
     Subordination Agreement, (vi) other
     Indebtedness of Lessee in the aggregate
     amount not to exceed TWO HUNDRED THOUSAND
     DOLLARS ($200,000) incurred, for the
     exclusive use of the Leased Property, on account of purchase money indebtedness or finance lease arrangements, each of which shall not exceed the fair market value of the assets or properly acquired or leased and shall not extend to any assets or property other than those purchased or leased and purchase money security interests in equipment and equipment leases which comply with the provisions of Section 6.1.2 and
     (vii) Indebtedness specifically permitted by the Meditrust/Emeritus Transaction Documents.
     11.3.9 NO GUARANTIES. Lessee shall not
     assume, guarantee, endorse, contingently agree to purchase or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise to invest in any debtor or otherwise to assure any creditor against loss) in connection with any Indebtedness of any other Person, except by the endorsement of negotiable instruments

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     for deposit or collection or similar
     transactions in the ordinary course of
     business and except for a guaranty of the Indebtedness of the Guarantor in connection with a Working Capital Loan which expressly limits recourse under such guaranty to the Receivables.

11.4 AFFIRMATIVE COVENANTS. Lessee covenants and agrees that throughout the Term and any periods thereafter that Lessee remains in possession of the Leased Property:

                 11.4.1 MAINTENANCE OF EXISTENCE.
     If Lessee is a corporation, trust or
     partnership, during the entire time that this
     Lease remains in full force and effect,
     Lessee shall keep in effect its existence and
     rights as a corporation, trust or partnership
     under the laws of the state of its
     incorporation or formation and its right to
     own property and transact business in the
     State.            11.4.2 MATERIALS. Except as
     provided in Section 6.1.2, Lessee shall not suffer the use in connection with any renovations or other construction relating to the Leased Property of any materials, fixtures or equipment intended to become part of the Leased Property which are purchased upon lease or conditional bill of sale or to which Lessee does not have absolute and unencumbered title, and Lessee covenants to cause to be paid punctually all sums becoming due for labor, materials, fixtures or equipment used or purchased in connection with any such renovations or construction, subject to Lessee's right to contest to the extent provided for in Article 15.

          11.4.3    COMPLIANCE WITH LEGAL
     REQUIREMENTS AND APPLICABLE AGREEMENTS.
     Lessee and the Leased Property and all uses thereof shall comply with (i) all applicable
     Legal Requirements (except to the extent being duly contested in accordance with the terms hereof, (ii) all Permits and Contracts,
     (iii) all Insurance Requirements, (iv) the
     Lease Documents, (v) the Permitted
     Encumbrances and (vi) the Appurtenant
     Agreement.

          11.4.4 BOOKS AND RECORDS. Lessee shall
     cause to be kept and maintained, and shall permit Lessor and its representatives to inspect at all reasonable times and upon reasonable notice, accurate books of accounts in which complete entries will be made in accordance with GAAP reflecting all financial transactions of Lessee (showing, without limitation, all materials ordered and received and all disbursements, accounts payable and accounts receivable in connection with the operation of the Leased Property).



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

          11.4.5 PARTICIPATION IN THIRD PARTY
     PAYOR PROGRAMS. If Lessee or a Sublessee which is an Affiliate of Lessee elects to participate in Third Party Payor Programs,
     Lessee or such Sublessee shall remain
     eligible to participate in such Third Party
     Payor Programs in accordance with all
     requirements thereof (including, without limitation, all applicable Provider
     Agreements), if and to the extent remaining eligible shall be necessary for the prudent operation of the Facility in the good faith exercise of commercially reasonable business judgment.

          11.4.6    CONDUCT OF ITS BUSINESS.
     Lessee will maintain, and cause any Sublessee and any Manager to maintain, experienced and competent professional management with respect to its business and with respect to the Leased Property. Lessee, any Sublessee and any Manager shall conduct, in the ordinary course, the operation of the Facility, and Lessee and any Sublessee which is an Affiliate of Lessee shall not enter into any other business or venture during the Term or such time as Lessee or any such Sublessee is in possession of the Leased
     Property other than activities in which
     Lessee or such Sublessee are permitted to engage by the provisions of the Meditrust/Emeritus Transaction Documents.

          11.4.7 ADDRESS. Lessee shall provide
     Lessor thirty (30) days' prior written notice of any change of its Principal Place of Business from its current Principal Place of Business. Lessee shall maintain the
     Collateral, including without limitation, all books and records relating to its business, solely at its Principal Place of Business and at the Leased Property. Lessee shall not (a) remove the Collateral, including, without limitation, any books or records relating to Lessee's business from either the Leased
     Property or Lessee's Principal Place of
     Business or (b) relocate its Principal Place of Business until after receipt of a certificate from Lessor, signed by an officer thereof, stating that Lessor has, to its satisfaction, obtained all documentation that it deems necessary or desirable to obtain, maintain, perfect and confirm the first priority security interests granted in the Lease Documents.

          11.4.8 SUBORDINATION OF AFFILIATE
     TRANSACTIONS. Without limiting the provisions of any other Section of this Lease or the Affiliated Party Subordination Agreement, any payments to be made by Lessee to (a) any member of the Leasing Group (or any of its Affiliates) or (b) any Affiliate of Lessee, in connection with any transaction between Lessee and such Person, including, without limitation, the purchase, sale or exchange of any property, the rendering of any service to or with any such Person (including, without limitation, all allocations of any so-called corporate or central office costs, expenses and

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     charges of any kind or nature) or the making
     of any loan or other extension of credit or
     the making of any equity investment, shall be
     subordinate to the complete payment and
     performance of the Lease Obligations;
     provided, however, that all such subordinated
     payments may be paid at any time unless: (x)
     after giving effect to such payment, Lessee
     shall be unable to comply with any of its
     obligations under any of the Lease Documents
     or (y) a Lease Default has occurred and is
     continuing and has not been expressly waived
     in writing by Lessor or an event or state of
     facts exists, which, with the giving of
     notice or the passage of time, or both, would
     constitute a Lease Default.            11.4.9
     INSPECTION. At reasonable times and upon reasonable notice, Lessee shall permit Lessor and its authorized representatives
     (including, without limitation, the
     Consultants) to inspect the Leased Property as provided in Section 7.1 above, provided, however, that, in the event results of any such testing or inspection reflect the same satisfactory results as the results of a similar testing or inspection initiated by Lessor within the prior twelve (12) months period, the costs and expense of such testing or inspection shall be the responsibility of Lessor.

          11.4.10 ANNUAL FACILITY UPGRADE
     EXPENDITURE. Lessee shall spend an amount equal to the Annual Facility Upgrade
     Expenditure on Upgrade Renovations to the Facility each Lease Year commencing with the fourth Lease Year. Lessee will furnish and shall cause to be furnished to Lessor evidence satisfactory to Lessor that Lessee has fulfilled its obligation to make the Annual Facility Upgrade Expenditure within ninety (90) days after the end of Lessee's fiscal year, provided, however, that no such evidence shall be required to be submitted and no such expenditure shall be required to be made until the fourth Lease Year.

     11.5 ADDITIONAL NEGATIVE COVENANTS. Lessee
covenants and agrees that, throughout the Term and
such time as Lessee remains in possession of the
Leased Property:
                      11.5.1 RESTRICTIONS RELATING
     TO LESSEE. Except as may otherwise be
     expressly provided in Section 19.4 or in any
     of the other Lease Documents, Lessee shall
     not, without the prior written consent of
     Lessor, in each instance, which consent may
     be withheld in the sole and absolute
     discretion of Lessor:
                      (a) convey, assign,
          hypothecate, transfer, dispose of or
          encumber, or permit the conveyance,
          assignment, transfer, hypothecation,
          disposal or encumbrance of all or
          any part of any legal or beneficial
          interest in this Lease, .its other
          assets or the Leased Property except as
          expressly permitted by the terms of this
          Lease Agreement; provided, however, that
          this restriction shall not apply to (i)
          the Permitted Encumbrances that may be
          created after the date hereof pursuant
          to the Lease Documents; (ii) Liens
          created in accordance with Section 6.1.2
          against Tangible Personal Property
          securing Indebtedness permitted under
          Section 11.3.8(v); (iii) the sale,
          conveyance, assignment, hypothecation,
          lease or other transfer of any material
          asset or assets (whether now owned or
          hereafter acquired), the fair market
          value of which equals or is less than
          TWENTY-FIVE THOUSAND DOLLARS ($25,000),
          individually, or ONE HUNDRED THOUSAND
          DOLLARS ($100,000) collectively; (iv)
          without limitation as to amount, the
          disposition in the ordinary course of
          business of any obsolete, worn out or
          defective fixtures, furnishings or
          equipment used in the operation of the
          Leased Property provided that the same
          are replaced with fixtures, furnishings
          or equipment of equal or greater utility
          or value or Lessee provides Lessor with
          an explanation (reasonably satisfactory
          to Lessor) as to why such fixtures,
          furnishings or equipment is no longer
          required in connection with the
          operation of the Leased Property; (v)
          without limitation as to amount, any
          sale of inventory by Lessee in the
          ordinary course of business; and (vi)
          subject to the terms of the Negative
          Pledge Agreement and the Affiliated
          Party Subordination Agreement,
          distributions to the shareholders of
          Lessee;            (b) permit the use of
          the Facility for any purpose other than
          the Primary Intended Use and the Other
          Permitted Uses; or

               (c) liquidate, dissolve or merge or
          consolidate with any other Person
          except, subject to Lessor's prior
          written consent, which consent shall not be unreasonably withheld, a
          Meditrust/Emeritus Transaction
          Affiliate.

          11.5.2 NO LIENS. Lessee will not
     directly or indirectly create or allow to remain and will promptly discharge at its expense any Lien, title retention agreement or claim upon or against the Leased Property
     (including Lessee's interest therein) or
     Lessee's interest in this Lease or any of the other Lease Documents, or in respect of the Rent, excluding (a) this Lease and any permitted Subleases, (b) the Permitted
     Encumbrances, (c) Liens which are consented to in writing by Lessor, (d) Liens for those taxes of Lessor which Lessee is not required to pay


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

     hereunder, (e) Liens of mechanics, laborers,
     materialmen, suppliers or vendors for sums
     either not yet due or being contested in
     strict compliance with the terms and
     conditions of Article 15, (f) any Liens which
     are the responsibility of Lessor pursuant to
     the provisions of Article 20, (g) Liens or
     Impositions which are either not yet due and
     payable or which are in the process of being
     contested in strict compliance with the terms
     and conditions of Article 15 (h) the Liens
     incurred pursuant to the provisions of
     Section 6.1.2 and (i) involuntary Liens
     caused by the actions or omissions of Lessor.
                     11.5.3 LIMITS ON AFFILIATE
     TRANSACTIONS. Lessee shall not enter into any
     transaction with any Affiliate, including,
     without limitation, the purchase, sale or
     exchange of any property, the rendering of
     any service to or with any Affiliate and the
     making of any loan or other extension of
     credit, except in the ordinary course of, and
     pursuant to the reasonable requirements of,
     Lessee's business and upon fair and
     reasonable terms no less favorable to the
     Lessee than would be obtained in a comparable
     arms'-length transaction with any Person that
     is not an Affiliate.           11.5.4 NON-
     COMPETITION. Lessee acknowledges that upon and after any termination of this Lease, any competition by any member of the Leasing
     Group with any subsequent owner or subsequent lessee of the Leased Property (the
     "Purchaser") would cause irreparable harm to Lessor and any such Purchaser. To induce
     Lessor to enter into this Lease, Lessee
     agrees that, from and after the date hereof and thereafter until (a) in the case of the expiration of the Initial Term or a termination of this Lease, the fifth (5th) anniversary of the termination hereof or of the expiration of the Initial Term, as applicable, and (b) in the case of an expiration of any of the Extended Terms, the second (2nd) anniversary of the expiration of the applicable Extended Term, no member of the Leasing Group nor any Person holding or controlling, directly or indirectly, any interest in any member of the Leasing Group
     (collectively, the "Limited Parties") shall be involved in any capacity in or lend any of their names to or engage in any capacity in any assisted living facility, center, unit or program (or in any Person engaged in any such activity or any related activity competitive therewith) other than (a) those set forth on
     Schedule 11.5.4 annexed hereto, (b) those activities in which a Meditrust/Emeritus
     Transaction Affiliate is permitted to engage by the provisions of the Meditrust/Emeritus
     Transaction Documents which relate to any such facility, center, unit or program and
     (c) the acquisition of an ownership interest in any such facility, center, unit or program which is part of a single transaction in which an


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

     ownership interest in at least four (4) other
     facilities, centers, units or programs
     (provided, however, that if such acquisition
     occurs within the last twelve month period of
     the Initial Term or any of the Extended
     Terms, Lessee shall have the benefit of this
     clause (c) only if at the time such
     acquisition occurs Lessee has already (x)
     exercised in that twelve month period its
     right under Section 1. 3 hereof to extend the
     Term for another Extended Term or (y) given a
     Purchase Option Notice and has waived any
     right to rescind the same based upon the
     determination of the Fair Market Value of the
     Leased Property), whether such competitive
     activity shall be as an officer, director,
     owner, employee, agent, advisor, independent
     contractor, developer, lender, sponsor,
     venture capitalist, administrator, manager,
     investor, partner, joint venturer, consultant
     or other participant in any capacity
     whatsoever with respect to an assisted living
     facility, center, unit or program located
     within a five (5) mile radius of the Leased
     Property.            Lessee hereby
     acknowledges and agrees that none of the time
     span, scope or area covered by the foregoing
     restrictive covenants is or are unreasonable
     and that it is the specific intent of Lessee
     that each and all of the restrictive
     covenants set forth hereinabove shall be
     valid and enforceable as specifically set
     forth herein. Lessee further agrees that
     these restrictions are special, unique,
     extraordinary and reasonably necessary for
     the protection of Lessor and any Purchaser
     and that the violation of any such covenant
     by any of the Limited Parties would cause
     irreparable damage to Lessor and any
     Purchaser for which a legal remedy alone
     would not be sufficient to fully protect such
     parties.           Therefore, in addition to
     and without limiting any other remedies
     available at law or hereunder, in the event that any of the Limited Parties breaches any of the restrictive covenants hereunder or shall threaten breach of any of such covenants, then Lessor and any Purchaser shall be entitled to obtain equitable remedies, including specific performance and injunctive relief, to prevent or otherwise restrain a breach of this Section 11.5.4
     (without the necessity of posting a bond) and to recover any and all costs and expenses
     (including, without limitation, reasonable attorneys' fees and expenses and court costs) incurred in enforcing the provisions of this
     Section 11.5.4. The existence of any claim or cause of action of any of the Limited Parties or any member of the Leasing Group against Lessor or any Purchaser, whether predicated on this Lease or otherwise, shall not constitute a defense to the enforcement by Lessor or any Purchaser of the foregoing restrictive covenants and the Limited Parties shall not defend on the basis that there is an adequate remedy at law.

          Without limiting any other provision of
     this Lease, the parties hereto acknowledge that the foregoing restrictive covenants are severable and separate. If at any time any of the foregoing restrictive covenants shall be deemed invalid or unenforceable by a court having jurisdiction over this Lease, by reason of being vague or unreasonable as to duration, or geographic scope or scope of activities restricted, or for any other reason, such covenants shall be considered divisible as to such portion and such covenants shall be immediately amended and reformed to include only such covenants as are deemed reasonable and enforceable by the court having jurisdiction over this Lease to the full duration, geographic scope and scope of restrictive activities deemed reasonable and thus enforceable by said court; and the parties agree that such covenants as so amended and reformed, shall be valid and binding as through the invalid or unenforceable portion has not been included therein.

     The provisions of this Section 11.5.4 shall
survive the termination of the Lease and any
satisfaction of the Lease Obligations in
connection therewith or subsequent thereto. The
parties hereto acknowledge and agree that any
Purchaser may enforce the provisions of this
Section 11.5.4 as a third party beneficiary.
11.5.5 Intentionally deleted.            11.5.6
Intentionally deleted.

     11.5.7 Intentionally deleted.

     11.5.8 ERISA. Lessee shall not establish or permit any Sublessee to establish any new pension or defined benefit plan or modify any such existing plan for employees subject to ERISA, which plan provides any benefits based on past service without the advance consent of Lessor
(which consent shall not be unreasonably withheld) to the amount of the aggregate past service liability thereby created.

     11.5.9 FORGIVENESS OF INDEBTEDNESS. Lessee will not waive, or permit any Sublessee or Manager which is an Affiliate to waive any debt or claim, except in the ordinary course of its business.

     11.5.10 VALUE OF ASSETS. Except as disclosed in the financial statements provided to Lessor as of the date hereof, Lessee will not write up (by creating an appraisal surplus or otherwise) the value of any assets of Lessee above their cost to Lessee, less the depreciation regularly allowable thereon.

     11.5.11  CHANGES IN FISCAL YEAR AND
ACCOUNTING PROCEDURES. Upon notice to Lessor,
Lessee may (a) change its fiscal

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year or capital structure or (b) change, alter,
amend or in any manner modify in accordance with GAAP any of its current accounting procedures related to the method of revenue recognition, billing procedures or determinations of doubtful accounts or bad debt expenses or permit any of its Subsidiaries to so change its fiscal year, provided that, in the event of such change, modification or alteration, Lessee and Lessor shall make such adjustments to the calculation of Additional Rent and the financial covenants contained herein as Lessor shall reasonably require to make the same consistent in result with the calculation thereof immediately prior to such change, modification or alteration.
         ARTICLE 12INSURANCE AND INDEMNITY
               12.1 GENERAL INSURANCE
REQUIREMENTS. During the Term of this Lease and thereafter until Lessee surrenders the Leased
Property in the manner required by this Lease, Lessee shall at its sole cost and expense keep the Leased Property, the Tangible Personal Property located thereon and the business operations conducted on the Leased Property insured as set forth below.
          12.1.1 TYPES AND AMOUNTS OF INSURANCE.
     Lessee's insurance shall include the
     following:
               (a) property loss and physical
          damage insurance on an all-risk basis
          (with only such exceptions as Lessor may in its reasonable discretion approve) covering the Leased Property (exclusive of Land) for its full replacement cost, which cost shall be reset once a year at Lessor's option, with an agreed-amount endorsement and a deductible not in excess of TWENTY FIVE THOUSAND DOLLARS
          ($25,000). Such insurance shall include, without limitation, the following coverages: (i) increased cost of construction, (ii) cost of demolition,
          (iii) the value of the undamaged portion of the Facility and (iv) contingent liability from the operation of building laws, less exclusions provided in the normal "All Risk" insurance policy.
          During any period of construction, such
          insurance shall be on a builder's-risk,
          completed value, non-reporting form
          (including all risk and extended
          coverage, collapse, cost of demolition,
          increased cost of construction and value of undamaged portion of the improvements protection) with permission to occupy;

               (b) flood insurance (if the Leased
          Property or any portion thereof is
          situated in an area which is considered
          a flood risk area by the U.S. Department of Housing and

          Urban Development or any future
          governmental authority charged with such flood risk analysis in the future) in limits reasonably acceptable to Lessor and subject to the availability of such flood insurance;

               (c) boiler and machinery insurance
          (including related electrical apparatus
          and components) under a standard
          comprehensive form, providing coverage
          against loss or damage caused by
          explosion of steam boilers, pressure
               vessels or similar vessels, now or
          hereafter installed on the Leased
          Property, in limits acceptable to Lessor
          ;

               (d) earthquake insurance (if
          reasonably deemed necessary by Lessor)
          in limits and with deductibles
          acceptable to Lessor;

               (e) environmental impairment
          liability insurance (if available on
          commercially reasonable terms and deemed reasonably necessary by Lessor) in limits and with deductibles acceptable to Lessor;

               (f)From and after the Conversion
          Date: business interruption insurance in an amount equal to the annual Base Rent due hereunder plus the aggregate sum of the Impositions relating to the Leased
          Property due and payable during one
          year;

               (g) comprehensive general public
          liability insurance including coverages
          commonly found in the Broad Form
          Commercial Liability Endorsements with
          amounts not less than FIVE MILLION
          DOLLARS ($5,000,000) per occurrence with respect to bodily injury and death and THREE MILLION DOLLARS ($3,000,000) for property damage and with all limits based solely upon occurrences at the Leased Property without any other impairment;

               (h) From and after the Conversion
          Date: professional liability insurance
          in an amount not less than TEN MILLION
          DOLLARS ($10,000,000) for each medical
          incident;

               (i) physical damage insurance on an
          all-risk basis (with only such
          exceptions as Lessor in its reasonable
          discretion shall approve) covering the
          Tangible Personal Property for the full
          replacement cost thereof and with a
          deductible not in excess of one percent
          ( 1%) of the full replacement cost
          thereof;


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
               (j) From and after the Conversion
          Date and prior thereto with respect to
          Persons employed on the Leased Property
          or any portion thereof prior to the
          Conversion Date, "Workers' Compensation
          and Employers' Liability Insurance
          providing protection against all claims
          arising out of injuries to all employees of Lessee or of any Sublessee (employed on the Leased Property or any portion thereof in amounts equal for Workers'
          Compensation, to the statutory benefits
          payable to employees in the State and
          for Employers' Liability, to limits of
          not less than ONE HUNDRED THOUSAND
          DOLLARS ($100,000) for injury by
          accident, ONE HUNDRED THOUSAND DOLLARS
          ($100,000) per employee for disease and
          FIVE HUNDRED THOUSAND DOLLARS ($500,000) disease policy limit;

               (k) subsidence insurance (if deemed
          necessary by Lessor) in limits
          acceptable to Lessor; and

               (l) such other insurance as Lessor
          from time to time may reasonably require and also, as may from time to time be required by applicable Legal
          Requirements and/or by any Fee
          Mortgagee.

          12.1.2    INSURANCE COMPANY
     REQUIREMENTS. All such insurance required by this Lease or the other Lease Documents shall be issued and underwritten by insurance companies licensed to do insurance business by, and in good standing under the laws of, the State and which companies have and maintain a rating of A:X or better by A.M.
     Best Co.

          12.1.3    POLICY REQUIREMENTS. Every
     policy of insurance from time to time
     required under this Lease or any of the other
     Lease Documents (other than worker's
     compensation) shall name Lessor as owner, loss payee, secured party (to the extent applicable) and additional named insured as its interests may appear. If an insurance policy covers properties other than the Leased Property, then Lessor shall be so named with respect only to the Leased
     Property. Each such policy, where applicable or appropriate, shall:

               (a) include an agreed amount
          endorsement and loss payee, additional
          named insured and secured party
          endorsements, in forms acceptable to
          Lessor in its reasonable discretion;

               (b) include mortgagee, secured
          party, loss payable and additional named insured endorsements reasonably acceptable to each Fee Mortgagee;

               (c) provide that the coverages may
          not be cancelled or materially modified
          except upon thirty (30) days' prior
          written notice to Lessor and any Fee
          Mortgagee;

               (d) be payable to Lessor and any
          Fee Mortgagee notwithstanding any
          defense or claim that the insurer may
          have to the payment of the same against
          any other Person holding any other
          interest in the Leased Property;

               (e) be endorsed with standard
          noncontributory clauses in favor of and
          in form reasonably acceptable to Lessor
          and any Fee Mortgagee;

               (f) expressly waive any right of
          subrogation on the part of the insurer
          against Lessor, any Fee Mortgagee or the Leasing Group; and

               (g) otherwise be in such forms as
          shall be reasonably acceptable to
               Lessor.

          12.1.4 NOTICES: CERTIFICATES AND
     POLICIES. Lessee shall promptly provide to Lessor copies of any and all notices
     (including notice of non-renewal), claims and demands which Lessee receives from insurers of the Leased Property. At least ten (10) days prior to the expiration of any insurance policy required hereunder, Lessee shall deliver to Lessor certificates and evidence of insurance relating to all renewals and replacements thereof, together with evidence, satisfactory to Lessor, of payment of the premiums thereon. Lessee shall deliver to Lessor original counterparts or copies certified by the insurance company to be true and complete copies, of all insurance policies required hereunder not later than ten (10) days after receipt thereof by Lessee. Lessee shall use its best efforts to obtain such counterparts or copies within ninety (90) days after the effective date of each such policy.

          12.1.5 LESSOR'S RIGHT TO PLACE
     INSURANCE. If Lessee shall fail to obtain any insurance policy required hereunder by
     Lessor, or shall fail to deliver the
     certificate and evidence of insurance
     relating to any such policy to Lessor, or if any insurance policy required hereunder (or any part thereof shall expire or be cancelled or become void or voidable by reason of any breach of any condition thereof, or if Lessor reasonably determines that such insurance coverage is unsatisfactory by reason of the failure or impairment of the capital of any insurance company which wrote

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     any such policy, upon demand by Lessor,
     Lessee shall promptly but in any event in not more than ten ( 10) days thereafter obtain new or additional insurance coverage on the Leased Property, or for those risks required to be insured by the provisions hereof, satisfactory to Lessor, and, in the event
     Lessee fails to perform its obligations under this Section and at its option, Lessor may obtain such insurance and pay the premium or premiums therefor; in which event, any amount so paid or advanced by Lessor and all costs and expenses incurred in connection therewith
     (including, without limitation, reasonable attorneys' fees and expenses and court costs), shall be a demand obligation of Lessee to Lessor, payable as an Additional
     Charge.

          12.1.6 PAYMENT of Proceed s. All
     insurance policies required hereunder (except for general public liability, professional liability and workers' compensation and employers liability insurance) shall provide that in the event of loss, injury or damage, subject to the rights of any Fee Mortgagee, all proceeds shall be paid to Lessor alone
     (rather than jointly to Lessee and Lessor).
     Lessor is hereby authorized to adjust and compromise any such loss with the consent of Lessee or, following any Lease Default, whether or not cured, without the consent of Lessee, and to collect and receive such proceeds in the name of Lessor and Lessee, and Lessee appoints Lessor (or any agent designated by Lessor) as Lessee's attorney-in-fact with full power of substitution, to endorse Lessee's name upon any check in payment thereof. Subject to the provisions of
     Article 13, such insurance proceeds shall be applied first toward reimbursement of all costs and expenses reasonably incurred by Lessor in collecting said insurance proceeds, then toward payment of the Lease Obligations or any portion thereof, which have not been paid when due and payable or within any applicable cure period, in such order as Lessor determines, and then in whole or in part toward restoration, repair or reconstruction of the Leased Property for which such insurance proceeds shall have been paid.

          12.1.7    IRREVOCABLE POWER OF ATTORNEY.
     The power of attorney conferred on Lessor pursuant to the provisions of Section 12.1, being coupled with an interest, shall be irrevocable for as long as this Lease is in effect or any Lease Obligations are outstanding, shall not be affected by any disability or incapacity which Lessee may suffer and shall survive the same. Such power of attorney, is provided solely to protect the interests of Lessor and shall not impose any duty on Lessor to exercise any such power, and neither Lessor nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.


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          12.1.8    BLANKET POLICIES.
     Notwithstanding anything to the contrary contained herein, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee and its Affiliates; provided, however, that the coverage afforded to Lessor shall not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided, further that the requirements of
     Section 12.1 are otherwise satisfied.

          12.1.9    NO SEPARATE INSURANCE. Lessee
     shall not, on Lessee's own initiative or pursuant to the request or requirement of any other Person, take out separate insurance concurrent in form or contributing in the event of loss with the insurance required hereunder to be furnished by Lessee, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless (a) all parties having an insurable interest in the subject matter of the insurance, including Lessor, are included therein as additional insureds and (b) losses are payable under said insurance in the same manner as losses are required to be payable under this Lease.
     Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional insurance policy or policies.

          12.1.10  ASSIGNMENT OF UNEARNED
     PREMIUMS. Lessee hereby assigns to Lessor all rights of Lessee in and to any unearned premiums on any insurance policy required hereunder to be furnished by Lessee which may become payable or are refundable after the occurrence of an Event of Default hereunder, which premium, upon receipt thereof, Lessor shall at Lessor's option apply toward the Lease Obligations or hold as security therefor. In the event that this Lease is terminated for any reason (other than the purchase of the Leased Property by Lessee), the insurance policies required to be maintained hereunder, including all right, title and interest of Lessee thereunder, shall become the absolute property of Lessor subject to any limitation on assignment provided for therein.


     12.2 INDEMNITY.

          12.2.1 INDEMNIFICATION. Except with
     respect to the gross negligence or wilful misconduct of Lessor or any of the other
     Indemnified Parties, as to which no indemnity is provided, Lessee hereby agrees to defend with counsel reasonably acceptable to

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     Lessor, against all claims and causes of
     action and to indemnify and hold harmless
     Lessor and each of the other Indemnified
     Parties from and against all damages, losses, liabilities, obligations, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs and other expenses of litigation) suffered by, or claimed or asserted against, Lessor or any of the other Indemnified Parties, directly or indirectly, by any Person other than a member of the Leasing Group who prevails in such claim or action based on, arising out of or resulting from (a) the use and occupancy of the Leased Property or any business conducted therein, (b) any act, fault, omission to act or misconduct by (i) any member of the Leasing Group, (ii) any Affiliate of Lessee or (iii) any employee, agent, licensee, business invitee, guest, customer, contractor or sublessee of any of the foregoing parties, relating to, directly or indirectly, the Leased Property, (c) any accident, injury or damage whatsoever caused to any Person, including, without limitation, any claim of malpractice, or to the property of any Person in or about the Leased Property or outside of the Leased Property where such accident, injury or damage results or is claimed to have resulted from any act, fault, omission to act or misconduct by any member of the Leasing Group or any Affiliate of Lessee or any employee, agent, licensee, contractor or sublessee of any of the foregoing parties,
     (d) any Lease Default, (e) any claim brought or threatened against Lessor by any member of the Leasing Group or by any other Person on account of (i) Lessor's relationship with any member of the Leasing Group pertaining in any way to the Leased Property and/or the transaction evidenced by the Lease Documents and/or (ii) Lessor's negotiation of, entering into and/or performing any of its obligations and/or exercising any of its right and remedies under any of the Lease Documents,
     (f) any attempt by any member of the Leasing
     Group or any Affiliate of Lessee to transfer or relocate any of the Permits to any location other than the Leased Property, and/or (g) the enforcement of this indemnity.
     Any amounts which become payable by Lessee under this Section 12.2.1 shall be a demand obligation of Lessee to Lessor, payable as an Additional Charge. The indemnity provided for in this Section 12.2.1 shall survive any termination of this Lease.

          12.2.2    INDEMNIFIED PARTIES. As used
     in this Lease the term "Indemnified Parties" shall mean the Meditrust Entities, any Fee
     Mortgagee and their respective successors, assigns, employees, servants, agents, attorneys, officers, directors, shareholders, partners and owners.

          12.2.3 LIMITATION ON LESSOR LIABILITY.
     Neither Lessor nor any Affiliate of Lessor shall be liable to any member of the Leasing
     Group or any Affiliate of any member of the Leasing

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     Group, or to any other Person whatsoever for
     any damage, injury, loss, compensation, or claim (including, but not limited to, any claim for the interruption of or loss to any business conducted on the Leased Property) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, the following: (a) repairs to the Leased Property, (b) interruption in use of the Leased Property; (c) any accident or damage resulting from the use or operation of the Leased Property or any business conducted thereon; (d) the termination of this Lease by reason of Casualty or Condemnation, (e) any fire, theft or other casualty or crime, (f) the actions, omissions or misconduct of any other Person, (g) damage to any property, or
     (h) any damage from the flow or leaking of water, rain or snow. All Tangible Personal
     Property and the personal property of any other Person on the Leased Property shall be at the sole risk of Lessee and Lessor shall not in any manner be held responsible therefor (except in the event of loss caused by the gross negligence or willful misconduct of Lessor). Notwithstanding the foregoing,
     Lessor shall not be released from liability for any injury, loss, damage or liability suffered by Lessee to the extent caused directly by the gross negligence or willful misconduct of Lessor, its servants, employees or agents acting within the scope of their authority on or about the Leased Property or in regards to the Lease; provided, however, that in no event shall Lessor, its servants, employees or agents have any liability based on any loss for any indirect or consequential damages.

          12.2.4 RISK OF LOSS. During the Term of
     this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of any damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, levies or executions of Liens (other than those created by Lessor in accordance with the provisions of Article 20) is assumed by Lessee and, in the absence of the gross negligence or willful misconduct as set forth in Section
     12.2.3, Lessor shall in no event be
     answerable or accountable therefor (except for the obligation to account for insurance proceeds and Awards to the extent provided for in Articles 13 and 14) nor shall any of the events mentioned in this Section entitle
     Lessee to any abatement of Rent (except for an abatement, if any, as specifically provided for in Section 3.7).

                    ARTICLE 13
                 FIRE AND CASUALTY

     13.1 RESTORATION FOLLOWING FIRE OR OTHER
CASUALTY.

          13.1.1 FOLLOWING FIRE OR CASUALTY. In
     the event

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     of any damage or destruction to the Leased
     Property by reason of fire or other hazard or casualty (a "Casualty"), Lessee shall give immediate written notice thereof to Lessor and, subject to the terms of this Article 13 and any applicable Legal Requirements, Lessee shall proceed with reasonable diligence, in full compliance with all applicable Legal
     Requirements, to perform such repairs,
     replacement and reconstruction work (referred to herein as the
     "Work") to restore the Leased Property to the condition it was in immediately prior to such damage or destruction and to a condition adequate to operate the Facility for the Primary Intended Use and, if applicable, the Other Permitted Uses and in compliance with applicable Legal Requirements. All Work shall be performed and completed in accordance with all applicable Legal Requirements and the other requirements of this Lease within one hundred and twenty ( 120) days following the occurrence of the damage or destruction plus a reasonable time to compensate for Unavoidable Delays (including for the purposes of this Section, delays in obtaining
     Permits and in adjusting insurance losses), but in no event beyond two-hundred and seventy (270) days following the occurrence of the Casualty.

          13.1.2 PROCEDURES. In the event that any Casualty results in non-structural damage to the Leased Property in excess of FIFTY
     THOUSAND DOLLARS ($50,000) or in any
     structural damage to the Leased Property, regardless of the extent of such structural damage, prior to commencing the Work, Lessee shall comply with the following requirements:

               (a) Lessee shall furnish to Lessor
          complete plans and specifications for
          the Work (collectively and as the same
          may be modified and amended from time to time pursuant to the terms hereof, the "Plans and Specifications"), for
          Lessor's approval, in each instance,
          which approval shall not be unreasonably withheld. The Plans and Specifications shall bear the signed approval thereof by an architect, licensed to do business in the State, reasonably satisfactory to Lessor (in the event Lessor reasonably determines that the Work is of a nature for which the involvement of an architect is appropriate) and shall be accompanied by a written estimate from the architect, bearing the architect's seal, of the entire cost of completing the Work, and to the extent feasible, the Plans and Specifications shall provide for Work of such nature, quality and extent, that, upon the completion thereof, the Leased Property shall be at least equal in value and general utility to its value and general utility prior to the Casualty and shall be adequate to operate the Leased Property for the


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          Primary Intended Use and, if applicable,
          the Other Permitted Uses;

               (b) Lessee shall furnish to Lessor
          certified or photostatic copies of all
          Permits and Contracts required by all
          applicable Legal Requirements in
          connection with the commencement and
          conduct of the Work to the extent the
          same can be secured in the ordinary
          course prior to the commencement of
          construction;

               (c) Lessee shall furnish to Lessor
          a cash deposit or a payment and
          performance bond sufficient to pay for
          completion of and payment for the Work
          in an amount not less than the
          architect's estimate of the entire cost
          of completing the Work, less the amount
          of property insurance proceeds (net of
          costs and expenses incurred by Lessor in collecting the same), if any, then held by Lessor and which Lessor shall be required to apply toward restoration of the Leased Property as provided in
          Section 13.2;

               (d) Lessee shall furnish to Lessor
          such insurance with respect to the Work
          (in addition to the insurance required
          under Section 12.1 hereof in such
          amounts and in such forms as is
          reasonably required by Lessee; and

               (e) Lessee shall not commence any
          of the Work until Lessee shall have
          complied with the requirements set forth in clauses (a) through (d) immediately above, as applicable, and, thereafter,
          Lessee shall perform the Work
          diligently, in a good and workmanlike
          fashion and in good faith in accordance
          with (i) the Plans and Specifications
          referred to in clause (a) immediately
          above, (ii) the Permits and Contracts
          referred to in clause (b) immediately
          above and (iii) all applicable Legal
          Requirements and other requirements of
          this Lease; provided, however, that in
          the event of a bona fide emergency
          during which Lessee is unable to contact the appropriate representatives of
          Lessor, Lessee may commence such Work as may be necessary in order to address such emergency without Lessor's prior approval, as long as Lessee immediately thereafter advises Lessor of such emergency and the nature and scope of the Work performed and obtains Lessor's approval of the remaining Work to be completed.

          13.1.3. DISBURSEMENT OF INSURANCE
     PROCEEDS. If, as provided in Section 13.2,
     Lessor is required to apply any property insurance proceeds toward repair or restoration of the

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

     Leased Property, then as long as the Work is being diligently performed by Lessee in accordance with the terms and conditions of this Lease, Lessor shall disburse such insurance proceeds from time to time during the course of the Work in accordance with and subject to satisfaction of the following provisions and conditions. Lessor shall not be required to make disbursements more often than at thirty (30) day intervals. Lessee shall submit a written request for each disbursement at least ten (10) Business Days in advance and shall comply with the following requirements in connection with each disbursement:

               (a) Prior to the commencement of
          any Work, Lessee shall have received
          Lessor's written approval of the Plans
          and Specifications (which approval shall not be unreasonably withheld) and the Work shall be supervised by an experienced construction manager with the consultation of an architect or engineer qualified and licensed to do business in the State (in the event
          Lessor reasonably determines that the
          Work is of a nature for which the
          involvement of such architect or
          engineer is appropriate). Lessee shall
          not make any changes in, and shall not
          permit any changes in, the quality of
          the materials to be used in the Work,
          the Plans and Specifications or the
          Work, whether by change order or
          otherwise, without the prior written
          consent of Lessor, in each instance
          (which consent may be withheld in
          Lessor's sole and absolute discretion);
          provided, however, that such consent
          shall not be required for any individual change which has been approved by the architect, which does not materially affect the structure or exterior of the Facility, and the cost of which does not exceed TEN THOUSAND DOLLARS ($10,000) or which changes, in the aggregate, do not exceed ONE HUNDRED THOUSAND DOLLARS
          ($100,000) in cost. Notwithstanding the
          foregoing, prior to making any change in Plans and Specifications, copies of all change orders shall be submitted by Lessee to Lessor and Lessee shall also deliver to Lessor evidence satisfactory to Lessor, in its reasonable discretion, that all necessary Permits and/or
          Contracts required by any Governmental
          Authority in connection therewith have
          been obtained or entered into, as the
          case may be.

               (b) Each request for payment shall
          be accompanied by (x) a certificate of
          the architect or engineer, bearing the
          architect's or engineer's seal, and (y)
          a certificate of the general contractor, qualified and licensed to do business in the State, that is performing the Work
          (collectively, the "Work Certificates"), each dated not more than ten ( 10)

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

          days prior to the application for
          withdrawal of funds, and each stating:

                    (i)  that all of the Work
               performed as of the date of the
               certificates has been completed in
               compliance with the approved Plans
               and Specifications, applicable
               Contracts and all applicable Legal
               Requirements;

                    (ii) that the sum then
               requested to be withdrawn has been
               paid by Lessee or is justly due to
               contractors, subcontractors,
               materialmen, engineers, architects
               or other Persons, whose names and
               addresses shall be stated therein,
               who have rendered or furnished
               certain services or materials for
               the Work, and the certificate shall
               also include a brief description of
               such services and materials and the
               principal subdivisions or
               categories thereof and the
               respective amounts so paid or due
               to each of said Persons in respect
               thereof and stating the progress of
               the Work up to the date of said
               certificate;

                    (iii)      that the sum then
               requested to be withdrawn, plus all
               sums previously withdrawn, does not
               exceed the cost of the Work insofar
               as actually accomplished up to the
               date of such certificate;

                    (iv) that the remainder of the
               funds held by Lessor will be
               sufficient to pay for the full
               completion of the Work in
               accordance with the Plans and
               Specifications;

                    (v)  that no part of the cost
               of the services and materials
               described in the applicable Work
               Certificate has been or is being
               made the basis of the withdrawal of
               any funds in any previous or then
               pending application; and

                    (vi) that, except for the
               amounts, if any, specified in the
               applicable Work Certificate to be
               due for services and materials,
               there is no outstanding
               indebtedness known, after due
               inquiry, which is then due and
               payable for work, labor, services
               or materials in connection with the
               Work which, if unpaid, might become
               the basis of a vendor's,
               mechanic's, laborer's or
               materialman's

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

               statutory or other similar Lien
               upon the Leased Property.

               (c)  Lessee shall deliver to Lessor
          satisfactory evidence that the Leased
          Property and all materials and all
          property described in the Work
          Certificates are free and clear of
          Liens, except (i) Liens, if any,
          securing indebtedness due to Persons
          (whose names and addresses and the
          several amounts due them shall be stated therein) specified in an applicable Work
          Certificate, which Liens shall be
          discharged upon disbursement of the
          funds then being requested or duly
          contested in accordance with the terms
          of this Lease Agreement, (ii) any Fee
          Mortgage and (iii) the Permitted
          Encumbrances. Lessor shall accept as
          satisfactory evidence of the foregoing
          lien waivers in customary form from the
          general contractor and all
          subcontractors performing the Work,
          together with an endorsement of its
          title insurance policy (relating to the
          Leased Property) in form acceptable to
          Lessor, dated as of the date of the
          making of the then current disbursement, confirming the foregoing.

               (d) If the Work involves alteration
          or restoration of the exterior of any
          Leased Improvement that changes the
          footprint of any Leased Improvement,
          Lessee shall deliver to Lessor, upon the request of Lessor, an "as-built" survey of the Leased Property dated as of a date within ten ( 10) days prior to the making of the first and final advances
          (or revised to a date within ten (10)
          days prior to each such advance) showing no encroachments other than such encroachments, if any, by the Leased
          Improvements upon or over the Permitted
          Encumbrances as are in existence as of
          the date hereof.

               (e) Lessee shall deliver to Lessor
          (i) an opinion of counsel (satisfactory
          to Lessor both as to counsel and as to
          the form of opinion) prior to the first
          advance opining that all necessary
          Permits for the repair, replacement
          and/oz
          restoration of the Leased Property which can be obtained in the ordinary course as of said date have been obtained and that the Leased Property, if repaired, replaced or rebuilt in accordance, in all material respects, with the approved
          Plans and Specifications and such
          Permits, shall comply with all
          applicable Legal Requirements subject to such limitations as may be imposed on such opinion under local law and (ii) if applicable, an architect's certificate
          (satisfactory to Lessor both as to the
          architect and as to the form of the
          certificate) prior to the final advance, certifying

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

          that the Leased Property was repaired,
          replaced or rebuilt in accordance, in
          all material respects, with the approved
          Plans and Specifications and complies
          with all applicable Legal Requirements,
          including, without limitation, all
          Permits referenced in the foregoing
          clause (i).

               (f)There shall be no Lease Default
          or any state of facts or circumstance
          existing which, with the giving of
          notice and/or the passage of time, would constitute any Lease Default.

Lessor, at its option, may waive any of the foregoing requirements in whole or in part in any instance. Upon compliance by Lessee with the foregoing requirements (except for such requirements, if any, as Lessor may have expressly elected to waive), and to the extent of (x) the insurance proceeds, if any, which Lessor may be required to apply to restoration of the Leased
Property pursuant to the provisions of this Lease and (y) all other cash deposits made by Lessee, Lessor shall make available for payment to the Persons named in the Work Certificate the respective amounts stated in said certificate(s) to be due, subject to a retention often percent
(10%) as to all hard costs of the Work (the
"Retainage"). It is understood that the Retainage is intended to provide a contingency fund to assure Lessor that the Work shall be fully completed in accordance with the Plans and Specifications and the requirements of Lessor.
Upon the full and final completion of all of the Work in accordance with the provisions hereof, the Retainage shall be made available for payment to those Persons entitled thereto.

Upon completion of the Work, and as a condition precedent to making any further advance, in addition to the requirements set forth above, Lessee shall promptly deliver to Lessor:

               (i)  if applicable, written
          certificates of the architect or
          engineer, bearing the architect's or
          engineer's seal, and the general
          contractor, certifying that the Work has been fully completed in a good and workmanlike manner in material compliance with the Plans and
          Specifications and all applicable Legal
          Requirements;

               (ii) an endorsement of its title
          insurance policy (relating to the Leased
          Property) in form reasonably acceptable
          to Lessor insuring the Leased Property
          against all mechanic's and materialman's liens accompanied by the final lien waivers from the general contractor and all subcontractors;




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

               (iii)     a certificate by Lessee
          in form and substance reasonably
          satisfactory to Lessor, listing all
          costs and expenses in connection with
          the completion of the Work and the
          amount paid by Lessee with respect to
          the Work; and

               (iv) a temporary certificate of
          occupancy (if obtainable) and all other
          applicable Permits and Contracts issued
          by or entered into with any Governmental
          Authority with respect to the Primary
          Intended Use not already delivered to
          Lessor and, to the extent applicable,
          the Other Permitted Uses and by the
          appropriate Board of Fire Underwriters
          or other similar bodies acting in and
          for the locality in which the Leased
          Property is situated with respect to the Facility; provided, at within thirty
          (30) days after completion of the Work,
          Lessee shall obtain and deliver to
          Lessor a permanent certificate of
          occupancy for the Leased Property,
          subject to seasonal delays.

          Upon completion of the Work and delivery of the documents required pursuant to the provisions of this Section 13.1, Lessor shall pay the Retainage to Lessee or to those Persons entitled thereto and if there shall be insurance proceeds or cash deposits, other than the Retainage, held by Lessor in excess of the amounts disbursed pursuant to the foregoing provisions, then provided that no Lease Default has occurred and is continuing, nor any state of facts or circumstances which, with the giving of notice and/or the passage of time would constitute a Lease
     Default, Lessor shall pay over such proceeds or cash deposits to Lessee.

          No inspections or any approvals of the
     Work during or after construction shall
     constitute a warranty or representation by Lessor, or any of its agents or Consultants, as to the technical sufficiency, adequacy or safety of any structure or any of its component parts, including, without limitation, any fixtures, equipment or furnishings, or as to the subsoil conditions or any other physical condition or feature pertaining to the Leased Property. All acts, including any failure to act, relating to Lessor are performed solely for the benefit of Lessor to assure the payment and performance of the Lease Obligations and are not for the benefit of Lessee or the benefit of any other Person.

     13.2 DISPOSITION OF INSURANCE PROCEEDS.

          13.2.1 PROCEEDS TO BE RELEASED TO PAY
     FOR WORK. In the event of any Casualty,
     except as provided for in Section 13.2.2, Lessor shall release proceeds of property insurance


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     held by it to pay for the Work in accordance
     with the provisions and procedures set forth in this Article 13, only if:


               (a) all of the terms, conditions
          and provisions of Sections 13.1 and
          13.2.1 are satisfied;

               (b) Lessee demonstrates to Lessor's
          satisfaction that Lessee has the
          financial ability to satisfy the Lease
          Obligations during such repair or
          restoration; and

               (c) no Sublease material to the
          operation of the Facility immediately
          prior to such damage or taking shall
          have been cancelled or terminated, nor
          contain any still exercisable right to
          cancel or terminate, due to such
          Casualty if and to the extent that the
          income from such Sublease is necessary
          in order to avoid the violation of any
          of the financial covenants set forth in
          this Lease or otherwise to avoid the
          creation of an Event of Default.

If a Fee Mortgagee prevents Lessor from releasing proceeds of property insurance notwithstanding the satisfaction of the foregoing requirements, Lessee shall have no obligation to restore the Casualty to which such proceeds pertain.

     13.2.2 PROCEEDS NOT TO BE RELEASED. If, as the result of any Casualty, the Leased Property is damaged to the extent it is rendered Unsuitable
For Its Primary Intended Use and if either: (a)
Lessee, after exercise of diligent efforts, cannot within a reasonable time (not in excess of ninety
(90) days) obtain all necessary Permits in order to be able to perform all required Work and to again operate the Facility for its Primary
Intended Use and, if applicable, the Other
Permitted Uses within two hundred and seventy
(270) days from the occurrence of the damage or destruction in substantially the manner as immediately prior to such damage or destruction or
(b) such Casualty occurs during the last twenty-four (24) months of the Term and would reasonably require more than nine (9) months to obtain all Permits and complete the Work, then Lessee may either (i) acquire the Leased Property from Lessor for a purchase price equal to the greater of (x) the Meditrust Investment or (y) the Fair Market
Value of the Leased Property minus the Fair Market
Added Value, with the Fair Market Value and the
Fair Market Added Value to be determined as of the day immediately prior to such Casualty and prior to any other Casualty which has not been fully repaired, restored or replaced, in which event, Lessee shall be entitled upon payment of the full purchase price to receive all property insurance proceeds (less any costs and expenses incurred by Lessor in collecting the same), or (ii) terminate this Lease, in which event (subject to the provisions of the last sentence of this Section
13.2.2) Lessor shall be entitled to receive and retain the insurance

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

proceeds; provided, however, that Lessee shall only have such right of termination effective upon payment to Lessor of all Rent and other sums due under this Lease and the other Lease Documents through the date of termination plus an amount, which when added to the sum of (1) the Fair Market
Value of the Leased Property as affected by all unrepaired or unrestored damage due to any Casualty (and giving due regard for delays, costs and expenses incident to completing all repair or restoration required to fully repair or restore the same) plus (2) the amount of insurance proceeds actually received by Lessor (net of costs and expenses incurred by Lessor in collecting the same) equals (3) the greater of the Meditrust Investment or the Fair
Market Value of the Leased Property minus the Fair
Market Added Value, with the Fair Market Value and the Fair Market Added Value to be determined as of the day immediately prior to such Casualty and prior to any other Casualty which has not been fully repaired. Any acquisition of the Leased
Property pursuant to the terms of this Section
13.2.2 shall be consummated in accordance with the provisions of Article 18, mutatis, mutandis. If such termination becomes effective, Lessor shall assign to Lessee any outstanding insurance claims and, at Lessee's expense, shall cooperate in Lessee's efforts to secure the same. In the event this Lease is terminated pursuant to the provisions of this Section 13.2.2 and the insurance proceeds received by Lessor in connection therewith (net of costs and expenses incurred in obtaining such proceeds) exceeds one hundred fifteen percent (115%) of the Fair Market
Value of the Leased Premises at the time of such termination, Lessor shall pay to Lessee fifty percent (50%) of the amount of such excess.

     13.3 TANGIBLE PERSONAL PROPERTY. All
insurance proceeds payable by reason of any loss of or damage to any of the Tangible Personal
Property shall be paid to Lessor as secured party, subject to the rights of the holders of any Permitted Prior Security Interests, and, thereafter, provided that no Lease Default, nor any fact or circumstance which with the giving of notice and/or the passage of time could constitute a Lease Default, has occurred and is continuing, Lessor shall pay such insurance proceeds to Lessee to reimburse Lessee for the cost of repairing or replacing the damaged Tangible Personal Property, subject to the terms and conditions set forth in the other provisions of this Article 13, mutatis mutandis.

     13.4 RESTORATION OF CERTAIN IMPROVEMENTS AND
THE TANGIBLE PERSONAL PROPERTY . If Lessee is required or elects to restore the Facility, Lessee shall either (a) restore (i) all alterations and improvements to the Leased Property made by Lessee and (ii) the Tangible Personal property or (b) replace such alterations and improvements and the Tangible Personal Property with improvements or items of the same or better quality and utility in the operation of the Leased Property provided, however, that Lessee shall be obligated to so restore or replace the Tangible Personal Property only to the extent desirable for the prudent operation of the Facility in the good faith exercise of commercially reasonable business judgment.
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

     13.5 NO ABATEMENT OF RENT. In no event shall any Rent abate as a result of any Casualty except as expressly provided in Section 3.7.

     13.6 TERMINATION OF CERTAIN RIGHTS. Any
termination of this Lease pursuant to this Article
I 3 shall cause any right of Lessee to extend the Term of this Lease granted to Lessee herein and any right of Lessee to purchase the Leased
Property contained in this Lease to be terminated and to be without further force or effect.

     13.7 WAIVER. Lessee hereby waives any
statutory rights of termination which may arise by reason of any damage or destruction to the Leased
Property due to any Casualty which Lessee is obligated to restore or may restore under any of the provisions of this Lease.

     13.8 APPLICATION OF RENT LOSS AND/OR BUSINESS
INTERRUPTION INSURANCE. Lessor shall direct all proceeds of rent loss and/or business interruption insurance (collectively, "Rent Insurance
Proceeds") to be paid to Lessee, provided no fact or circumstance exists which constitutes, or with notice, or passage of time, or both, would constitute, a Lease Default pertaining to the Facility or the Leased Property. If a Lease
Default or such fact or circumstance exists, Lessor may rescind such direction and apply all such insurance proceeds towards the Lease
Obligations pertaining to the Facility or the Leased Property or hold such proceeds as security therefor.

     13.9 OBLIGATION TO ACCOUNT. Upon Lessee's written request, which may not be made not more than once in any three (3) month period, Lessor shall provide Lessee with a written accounting of the application of all insurance proceeds received by Lessor.

                    ARTICLE 14
                   CONDEMNATION

     14.1 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any Taking of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of the parties shall be determined by this Article 14.

     14.2 TOTAL TAKING. If there is a permanent
Taking of all or substantially all of the Leased
Property, this Lease shall terminate on the Date of Taking. In the event this Lease is terminated pursuant to the provisions of this Section 14.2 and the Award received by Lessor in connection therewith (net of costs and expenses incurred in obtaining such Award) exceeds one hundred fifteen percent ( 115%) of the Fair Market Value of the Leased Premises at the time of such termination, Lessor shall pay to Lessee fifty percent (50%) of the amount of such excess.


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

     14.3 PARTIAL OR TEMPORARY TAKING. If there is a Permanent Taking of a portion of the Leased
Property, or if there is a temporary Taking of all or a portion of the Leased Property, this Lease shall remain in effect so long as the Leased
Property is not thereby rendered permanently
Unsuitable For Its Primary Intended Use or temporarily Unsuitable For Its Primary Intended
Use for a period not likely to, or which does not, exceed two hundred and seventy (270) days. If, however, the Leased Property is thereby so rendered permanently or temporarily Unsuitable For
Its Primary Intended Use: (a) if only rendered temporarily Unsuitable For Its Primary Intended
Use, Lessee shall have the right to restore the Leased Property, at its own expense (subject to the right under certain circumstances as provided for in Section 14.5 to receive the net proceeds of an Award for reimbursement), to the extent possible, to substantially the same condition as existed immediately before the partial or temporary Taking or (b) Lessee shall have the right to acquire the Leased Property from Lessor (i) upon payment of all Rent due through the date that the purchase price is paid, for a purchase price equal to the greater of (x) the Meditrust Investment or (y) the Fair Market Value of the Leased Property minus the
Fair Market Added Value, with the Fair Market
Value of the Leased Property and the Fair Market
Added Value to be determined as of the day immediately prior to such partial or temporary
Taking and (ii) in accordance with the terms and conditions set forth in Article 18; in which event, this Lease shall terminate upon payment of such purchase price and the consummation of such acquisition. Notwithstanding the foregoing, Lessor may overrule Lessee's election under clause (a) or
(b) and instead either (1) terminate this Lease
(with no obligation on the part of Lessee to acquire the Leased Property as a result thereof as of the date when Lessee is required to surrender possession of the portion of the Leased Property so taken if (X) such portion comprises more than thirty percent (30%) of the Leased Property or of the residential building(s) located thereon or (In possession thereof is to be surrendered within two years of the expiration of the Term or (2) compel
Lessee to keep the Lease in full force and effect and to restore the Leased Property as provided in clause (a) above, but only if the Leased Property may be operated for at least eighty percent (80%) of the licensed unit capacity of the Facility in effect prior to the Taking. Lessee shall exercise its election under this Section 14.3 by giving
Lessor notice thereof("Lessee's Election Notice") within sixty (60) days after Lessee receives notice of the Taking. Lessor shall exercise its option to overrule Lessee's election under this
Section 14.3 by giving Lessee notice of Lessor's exercise of its rights under Section 14.3 within thirty (30) days after Lessor receives Lessee's
Election Notice. If, as the result of any such partial or temporary Taking, this Lease is not terminated as provided above, Lessee shall be entitled to an abatement of Rent, but only to the extent, if any, provided for in Section 3.7, effective as of the date upon which the Leased
Property is rendered Unsuitable For Its Primary
Intended Use.



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

     14.4 RESTORATION. If there is a partial or temporary Taking of the Leased Property and this Lease remains in full force and effect pursuant to
Section 14.3, Lessee shall accomplish all necessary restoration and Lessor shall release the net proceeds of such Award to reimburse Lessee for the actual reasonable costs and expenses thereof, subject to all of the conditions and provisions set forth in Article 13 as though the Taking was a Casualty and the Award was insurance proceeds. If the cost of the restoration exceeds the amount of the Award (net of costs and expenses incurred in obtaining the Award), Lessee shall be obligated to contribute any excess amount needed to restore the Facility or pay for such costs and expenses. To the extent that the cost of restoration is less than the amount of the Award (net of cost and expenses incurred in obtaining the Award), the remainder of the Award shall be retained by Lessor and Rent shall be abated as set forth in Section
3.7.

     14.5 AWARD DISTRIBUTION. In the event Lessee completes the purchase of the Leased Property, as described in Section 14.3, the entire Award shall, upon payment of the purchase price and all Rent and other sums due under this Lease and the other
Lease Documents, belong to Lessee and Lessor agrees to assign to Lessee all of Lessor's rights thereto or, to the extent Lessor has received payment of the Award, the amount of such payment shall be credited against the purchase price. In any other event, the entire Award (except for such portion thereof which the Condemner designates as allocable to Lessee's loss of business or Tangible
Personal Property) shall belong to and be paid to Lessor.

     14.6 CONTROL OF PROCEEDINGS. Subject to the rights of any Fee Mortgagee, unless and until Lessee completes the purchase of the Leased
Property as provided in Section 14.3, all proceedings involving any Taking and the prosecution of claims arising out of any Taking against the Condemnor shall be conducted, prosecuted and settled by Lessor; provided, however, that Lessor shall keep Lessee apprised of the progress of all such proceedings and shall solicit Lessee's advice with respect thereto and shall give due consideration to any such advice.
In addition, Lessee shall reimburse Lessor (as an Additional Charge) for all costs and expenses, including reasonable attorneys' fees, appraisal fees, fees of expert witnesses and costs of litigation or dispute resolution, in relation to any Taking, whether or not this Lease is terminated; provided, however, if this Lease is terminated as a result of a Taking, Lessee's obligation to so reimburse Lessor shall be diminished by the amount of the Award, if any, received by Lessor which is in excess of the Meditrust Investment.

                    ARTICLE 15
                PERMITTED CONTESTS

     15.1 LESSEE'S RIGHT TO CONTEST. To the extent of the express references made to this Article 15 in other Sections of this Lease, Lessee, any Sublessee or any Manager on their own or on Lessor's behalf

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

(or in Lessor's name), but at their sole cost and expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence (until the resolution thereof, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, the decision of any Governmental Authority related to the operation of the Leased Property for its Primary Intended Use and/or, if applicable, any of the Other Permitted Uses or any Lien or claim relating to the Leased Property not otherwise permitted by this Agreement; provided, that (a) prior written notice of such contest is given to Lessor, (b) in the case of an unpaid Imposition, Lien or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and/or compliance by any applicable member of the Leasing Group with the contested Legal Requirement or other matter may be legally delayed pending the prosecution of any such proceeding without the occurrence or creation of any Lien, charge or liability of any kind against the Leased Property, (c) neither the Leased Property nor any rent therefrom would be in any immediate danger of being sold, forfeited, attached or lost as a result of such proceeding,
(d) in the case of a Legal Requirement, neither
Lessor nor any member of the Leasing Group would be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (e) in the event that any such contest shall involve a sum of money or potential loss in excess of TWENTY FIVE
THOUSAND DOLLARS (525,000), Lessee shall deliver to Lessor an Officer's Certificate and option of counsel, if Lessor deems the delivery of an opinion to be appropriate, certifying or opining, as the case may be, as to the validity of the statements set forth to the effect set forth in clauses (b), (c) and (d), to the extent applicable, (f) Lessee shall give such cash security as may be demanded in good faith by Lessor to insure ultimate payment of any fine, penalty, interest or cost and to prevent any sale or forfeiture of the affected portion of the Leased Property by reason of such non-payment or non-compliance, (g) if such contest is finally resolved against Lessor or any member of the Leasing Group, Lessee shall promptly pay, as Additional Charges due hereunder, the amount required to be paid, together with all interest and penalties accrued thereon and/or comply (and cause any Sublessee and any Manager to comply) with the applicable Legal Requirement, and (h) no state of facts or circumstance exists which constitutes, or with the passage of time and/or the giving of notice, could constitute a Lease
Default; provided, however, but without limiting any other right Lessee may have under the Lease
Documents to contest the payment of Rent, the provisions of this Article 15 shall not be construed to permit Lessee to contest the payment of Rent or any other sums payable by Lessee to Lessor under any of the Lease Documents. If such contest is finally resolved in favor of Lessee, Lessee shall be entitled to any refund resulting therefrom.

     15.2 LESSOR'S COOPERATION. Lessor, at
Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, so long as the same does not expose Lessor to any civil or criminal liability, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein.

     15.3 LESSEE'S INDEMNITY. Lessee, as more particularly provided for in Section 12.2, shall indemnify, defend (with counsel acceptable to Lessor) and save Lessor harmless against any liability, cost or expense of any kind, including, without limitation, attorneys' fees and expenses that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom and in the enforcement of this indemnification.

                    ARTICLE 16
                      DEFAULT

     16.1 Events of Default. Each of the following shall constitute an "Event of Default" hereunder and shall entitle Lessor to exercise its remedies hereunder and under any of the other Lease
Documents:

          (a)  any failure of Lessee to pay any
     amount due hereunder or under any of the other Lease Documents within ten (10) days following the date when such payment was due;

          (b)  any failure in the observance or
     performance of any other covenant,
          term, condition or warranty provided in
     this Lease or any of the other Lease
     Documents, other than the payment of any monetary obligation and other than as specified in subsections (c) through (v) below (a "Failure to Perform"), continuing for thirty (30) days after the giving of notice by Lessor to Lessee specifying the nature of the Failure to Perform; except as to matters not susceptible to cure within thirty (30) days, provided that with respect to such matters, (i) Lessee commences the cure thereof within thirty (30) days after the giving of such notice by Lessor to Lessee, (ii) Lessee continuously prosecutes such cure to completion, (iii) such cure is completed within one hundred twenty ( 120) days after the giving of such notice by Lessor to Lessee and (iv) such Failure to Perform does not impair the value of, or Lessor's rights with respect to, the Leased
     Property or otherwise impair the Collateral or Lessor's security interest therein;

          (c)  the occurrence of any default or
     breach of condition continuing beyond the expiration of the applicable notice and grace periods, if any, under any of the other Lease
     Documents, including, without limitation, the
     Agreement Regarding Related Transactions;



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

          (d)  if any representation, warranty or
     statement contained herein or in any of the other Lease Documents proves to be untrue in any material respect as of the date when made or at any time during the Term if such representation or warranty is a continuing representation or warranty pursuant to
     Section 10.2;

          (e)  if any member of the Leasing Group
     shall (i) voluntarily be adjudicated a
     bankrupt or insolvent, (ii) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Property, (iii) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction,
     (iv) make a general assignment for the
     benefit of creditors, (v) make or offer a composition of its debts with its creditors or (vi) be unable to pay its debts as such debts mature;

          (f)       if any court shall enter an
     order, judgment or decree appointing, without the consent of any member of the Leasing
     Group, a receiver or trustee for such member or for any of its property and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered;

          (g)  if a petition is f led against any
     member of the Leasing Group which seeks
     relief under the bankruptcy or other similar laws of the United States, any state or any other jurisdiction, and such petition is not dismissed within ninety (90) days after it is filed;

          (h)  in the event that:

               i.   all or any portion of the
          interest of any partner, shareholder,
          member in any member of the Leasing
          Group (other than Guarantor) shall be,
          on any one or more occasions, directly
          or indirectly, sold, assigned,
          hypothecated or otherwise transferred
          (whether by operation of law or
          otherwise), if such member of the
          Leasing Group shall be a partnership,
          joint venture, syndicate or other group, without the prior written consent of Lessor, in each instance, which consent may be withheld by Lessor in its reasonable discretion with respect to a sale, assignment, hypothecation or other transfer to a Meditrust/Emeritus
          Transaction Affiliate and in all other
          cases, in its sole and absolute
          discretion;

               ii.  the shares of the issued and
          outstanding capital stock of any member
          of the Leasing Group (other than
          Guarantor) shall be, on any one or more
          occasions, directly or indirectly, sold, assigned, hypothecated or otherwise transferred (whether by operation of law or otherwise), if such member of the Leasing Group shall be a corporation, without the prior written consent of Lessor, in each instance, which consent may be withheld by Lessor in its reasonable discretion with respect to a sale, assignment, hypothecation or other transfer to a Meditrust/Emeritus
          Transaction Affiliate and in all other
          cases, in its sole and absolute
          discretion; or

               iii. all or any portion of the
          beneficial interest in any member of the Leasing Group (other than Guarantor) shall be, directly or indirectly, sold or otherwise transferred (whether by operation of law or otherwise), if such member of the Leasing Group shall be a trust, without the prior written consent of Lessor, in each instance, which consent may be withheld by Lessor in its reasonable discretion with respect to a sale, assignment, hypothecation or other transfer to a Meditrust/Emeritus
          Transaction Affiliate and in all other
          cases, in its sole and absolute
          discretion;

Notwithstanding the foregoing, no consent of Lessor to a pledge by Lessee of its stock to the lender of a Working Capital Loan satisfying the requirements of Section 6.1.3 shall be required (a
"Working Capital Stock Pledge").

          (i)  the death, incapacity, liquidation,
     dissolution or termination of existence of any member of the Leasing Group or the merger or consolidation of any member of the Leasing
     Group with any other Person except as
     expressly permitted by the terms of this Lease Agreement;

          (j)  except as provided in Section 19.1
     hereof, if, without the prior written consent of Lessor, in each instance, which consent may be withheld by Lessor in its sole and absolute discretion, Lessee's interest, or any interest of a Sublessee which is an Affiliate of Lessee, in the Leased Property shall be, directly or indirectly, mortgaged, encumbered (by any voluntary or involuntary
     Lien other than the Permitted Encumbrances), subleased, sold, assigned, hypothecated ox otherwise transferred (whether by operation of law or otherwise);

          (k)  the occurrence of a default or
     breach of condition continuing beyond the expiration of the applicable notice and grace periods, if any, in connection with the payment or performance of any other material obligation of Lessee or any Sublessee which is an Affiliate of Lessee, if the applicable creditor or obligee elects to declare the obligations of Lessee or the applicable
     Sublessee under the applicable agreement due and payable or to exercise any other right or remedy available to such creditor or obligee, or, whether or not such creditor or obligee has so elected or exercised, such creditor's or obligee's rights and remedies, if exercised, may involve or result in the taking of possession of, or the creation of a Lien on, the Leased
     Property; provided, however, that in any event, the election by the applicable creditor or obligee to declare the obligations of Lessee under the applicable agreement due and payable or to exercise any other right or remedy available to such creditor or obligee shall be an Event of Default hereunder only if such obligations, individually or in the aggregate, are in excess of TWO HUNDRED FIFTY THOUSAND DOLLARS
     ($250,000);

          (1)  the occurrence of a Related Party
     Default;

          (m)  the occurrence of any default or
     breach of condition which is not cured within any applicable cure period under a Working
     Capital Loan secured by a Working Capital
     Stock Pledge (or any documents executed in connection therewith) or the exercise of any ownership rights by the lender of a Working
     Capital Loan secured by a Working Capital
     Stock Pledge;

          (n)  except as a result of Casualty or a
     partial or complete Condemnation (including a temporary taking), if Lessee or any Sublessee ceases operation of the Facility for a period in excess of thirty (30) days (a "Failure to Operate");

          (o)  if one or more judgments against
     Lessee or any Sublessee which is an Affiliate of Lessee or attachments against Lessee's interest or any such Sublessee's interest in the Leased Property, which in the aggregate exceed TWO HUNDRED FIFTY THOUSAND DOLLARS
     ($250,000) or which may materially and
     adversely interfere with the operation of the Facility, remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days;

          (p)  if any malpractice award or
     judgment exceeding any applicable
     professional liability insurance coverage by more than FIVE HUNDRED THOUSAND
     DOLLARS.($500,000) shall be rendered against any member of the Leasing Group and either
     (i) enforcement proceedings shall have been commenced by any creditor upon such award or judgment or (ii) such award or judgment shall continue unsatisfied and in effect for a period of ten (10) consecutive days without an insurance company satisfactory to Lessor
     (in its sole and absolute discretion) having agreed to fund such award or judgment in a manner satisfactory to Lessor (in its sole and absolute discretion) and in either case such award or judgment shall, in the reasonable opinion of Lessor, have a



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

     material adverse affect on the ability of Lessee or any Sublessee to operate the Facility;

          (q)  if any Provider Agreement material
     to the operation or financial condition of the Leased Property shall be terminated prior to the expiration of the term thereof or, without the prior written consent of Lessor, in each instance, which consent may be withheld in Lessor's reasonable discretion, shall not be renewed or extended upon the expiration of the stated term thereof;

          (r)  if, after Lessee or any Sublessee
     has obtained approval for Medicare and/or
     Medicaid funding, a final unappealable
     determination is made by the applicable
     Governmental Authority that Lessee or any Sublessee shall have failed to comply with applicable Medicare and/or Medicaid regulations in the operation of the Facility, as a result of which failure Lessee or such Sublessee is declared ineligible to continue its participation in the Medicare and/or
     Medicaid programs and such determination could reasonably be expected to have a material adverse effect on the operation or financial condition of the Leased Property;

          (s)  if any member of the Leasing Group
     receives notice of a final unappealable
     determination by applicable Governmental
     Authorities of the revocation of any Permit required for the lawful construction or operation of the Facility in accordance with the Primary Intended Use and, if applicable, the Other Permitted Uses or the loss of any Permit under any other circumstances under which any member of the Leasing Group is required to permanently cease the construction or operation of the Facility in accordance with the Primary Intended Use and the Other Permitted Uses; and

          (t)  any failure to maintain the
     insurance required pursuant to Section I 3 of this Lease in force and effect at all times until the Lease Obligations are fully paid and performed;

          (u)  the appointment of a temporary
     manager (or operator) for the Leased Property by any Governmental Authority;

          (v)  the entry of an order by a court
     with jurisdiction over the Leased Property to close the Facility, to transfer one or more residents the Facility as a result of an allegation of abuse or neglect or to take any action to eliminate an emergency situation then existing at the Facility, if such order has not been stayed pending appeal within ten
     ( 10) following such entry; or



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

          (w)  the occurrence of any default or
     breach of condition continuing for more than thirty (30) days under any credit agreement, loan agreement or other agreement establishing a major line of credit
     (including, without limitation, a major line of credit or a Working Capital Loan which is not secured by a Working Capital Stock
     Pledge)(or any documents executed in
     connection with such lines of credit) on behalf of Guarantor without regard to whether the applicable creditor has elected to declare the indebtedness due and payable under such line of credit or to exercise any other right or remedy available to it or the occurrence of any such default or breach of condition if the applicable creditor has elected to declare the indebtedness due and payable under such line of credit or to exercise any other right or remedy available to it. For the purpose of this provision, a major line of credit shall mean and include any line of credit established in an amount equal to or greater than ONE MILLION DOLLARS
     ($1,000,000) with respect to a line of credit for which Guarantor is an obligor, endorser, surety or guarantor.

     16.2 REMEDIES.
          (a) If any Lease Default shall have
     occurred, Lessor may at its option terminate this Lease by giving Lessee not less than ten
     ( 10) days' notice of such termination, or exercise any one or more of its rights and remedies under this Lease or any of the other
     Lease Documents, or as available at law or in equity and upon the expiration of the time fixed in such notice, the Term shall terminate (but only if Lessor shall have specifically elected by a written notice to so terminate the Lease) and all rights of Lessee under this Lease shall cease.
     Notwithstanding the foregoing, in the event of Lessee's failure to pay Rent, if such Rent remains unpaid beyond ten (10) days from the due date thereof, Lessor shall not be obligated to give ten (10) days notice of such termination or exercise of any of its other rights and remedies under this Lease, or the other Lease Documents, or otherwise available at law or in equity, and Lessor shall be at liberty to pursue any one or more of such rights or remedies without further notice. No taking of possession of the Leased
     Property by or on behalf of Lessor, and no other act done by or on behalf of Lessor, shall constitute an acceptance of surrender of the Leased Property by Lessee or reduce
     Lessee's obligations under this Lease or the other Lease Documents, unless otherwise expressly agreed to in a written document signed by an authorized officer or agent of Lessor.

          (b) To the extent permitted under
     applicable law, Lessee shall pay as
     Additional Charges all costs and expenses
     (including,



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

     without limitation, attorneys' fee and
     expenses) reasonably incurred by or on behalf of Lessor as a result of any Lease Default.

          (c) If any Lease Default shall have
     occurred, whether or not this Lease has been terminated pursuant to Paragraph (a) of this Section, Lessee shall, to the extent permitted under applicable law, if required by Lessor so to do, upon not less than ten (
     10) days' prior notice from Lessor,
     immediately surrender to Lessor the Leased
     Property pursuant to the provisions of
     Paragraph (a) of this Section and quit the same, and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any and all of the Tangible Personal
     Property from the Leased Property, subject to the rights of any residents of the Facility and any Sublessees who are not Affiliates of any member of the Leasing Group and to any requirements of applicable law, or Lessor may claim ownership of the Tangible Personal
     Property as set forth in Section 5.2.3 hereof or Lessor may exercise its rights as secured party under the Security Agreement. Lessor shall use reasonable, good faith efforts to relet the Leased Property or otherwise mitigate damages suffered by Lessor as a result of Lessee's breach of this Lease.

          (d) In addition to all of the rights and remedies of Lessor set forth in this Lease and the other Lease Documents, if Lessee shall fail to pay any rental or other charge due hereunder (whether denominated as Base
     Rent, Additional Rent, Additional Charges or otherwise) within ten (10) days after same shall have become due and payable, then and in such event Lessee shall also pay to Lessor
     (i) a late payment service charge (in order to partially defray Lessor's administrative and other overhead expenses) equal to TWO
     HUNDRED FIFTY DOLLARS ($250) and (ii) to the extent permitted by applicable law, interest on such unpaid sum at the Overdue Rate; it being understood, however, that nothing herein shall be deemed to extend the due date for payment of any sums required to be paid by Lessee hereunder or to relieve Lessee of its obligation to pay such sums at the time or times required by this Lease.

     16.3 DAMAGES. None of(a) the termination of this Lease pursuant to Section 16.2, (b) the eviction of Lessee or the repossession of the Leased Property, (c) the inability after reasonable diligence of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased
Property, (d) the reletting of the Leased Property or (e) the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In any such event, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination, repossession or eviction. Thereafter, Lessee shall forthwith pay to Lessor, at Lessor's option, either:

          (i)  the sum of: (x) all Rent that is
     due and unpaid at later to occur of
     termination, repossession or eviction,
     together with interest thereon at the Overdue
     Rate to the date of payment, plus (y) the worth (calculated in the manner stated below) of the amount by which the unpaid Rent for the balance of the Term after the later to occur of the termination, repossession or eviction exceeds the fair market rental value of the Leased Property for the balance of the Term, plus (z) any other amount necessary to compensate Lessor for all damage proximately caused by Lessee's failure to perform the Lease Obligations or which in the ordinary course would be likely to result therefrom and less the amount of rent that has actually been received by Lessor following the termination of this Lease from a Person other than an Affiliate of Lessor (which for purposes hereof shall include the net income received by Lessor or an Affiliate of Lessor from its own operation of the Leased Property in the event it elects to resume operation thereof in lieu of hiring a third party manager or re-letting the Leased Property);
     or

          (ii) each payment of Rent as the same
     would have become due and payable if Lessee's right of possession or other rights under this Lease had not been terminated, or if Lessee had not been evicted, or if the Leased
     Property had not been repossessed which Rent, to the extent permitted by law, shall bear interest at the Overdue Rate from the date when due until the date paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease. There shall be credited against Lessee's obligation under this Clause (ii) amounts actually collected by Lessor from another tenant to whom the Leased Property may have actually been leased or, if Lessor is operating the Leased
     Property for its own account, the actual Cash
     Flow of the Leased Property.

     In making the determinations described in subparagraph (i) above, the "worth" of unpaid Rent shall be determined by a court having jurisdiction thereof using the lowest rate of capitalization
(highest present worth) reasonably applicable at the time of such determination and allowed by applicable law and the Additional Rent shall be deemed to be the same as the average Additional
Rent of the preceding five (5) full calendar years, or if shorter, the average Additional Rent for the calendar years or portions thereof since the date that Additional Rent commenced to accrue or such other amount as either party shall prove reasonably could have been earned during the remainder of the Term or any portion thereof.

     16.4  LESSEE WAIVERS. If this Lease is
terminated pursuant to Section 16.2, Lessee waives, to the extent not prohibited by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article 16, and (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

     16.5 APPLICATION OF FUNDS. Any payments
otherwise payable to Lessee which are received by Lessor under any of the provisions of this Lease during the existence or continuance of any Lease
Default shall be applied to the Lease Obligations in the order which Lessor may reasonably determine or as may be required by the laws of the State.

     16.6 FAILURE TO CONDUCT BUSINESS. For the purpose of determining rental loss damages or Additional Rent, in the event Lessee fails to conduct business upon the Leased Property, exact damages or the amount of Additional Rent being unascertainable, it shall be deemed that the Additional Rent for such period would be equal to the average annual Additional Rent during the five
(5) preceding calendar years or such shorter period of time as may have existed between the date Additional Rent commenced to accrue and the date of computation.

     16.7 LESSOR'S RIGHT TO CURE. If Lessee shall fail to make any payment, or to perform any act required to be made or performed under this Lease and to cure the same within the relevant time periods provided in Section 16.1, Lessor, after five (5) Business Days' prior notice to Lessee
(except in an emergency when such shorter notice shall be given as is reasonable under the circumstances), and without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased
Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred shall be paid by Lessee to Lessor on demand as an Additional Charge. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

     16.8 NO WAIVER BY LESSOR. Lessor shall not by any act, delay, omission or otherwise (including, without limitation, the exercise of any right or remedy hereunder) be deemed to have waived any of its rights or remedies hereunder or under any of the other Lease Documents unless such waiver is in writing and signed by Lessor, and then, only to the extent specifically set forth therein. No waiver at any time of any of the terms, conditions, covenants, representations or warranties set forth in any of the Lease Documents
(including, without limitation, any of the time periods set forth therein for the performance of the Lease Obligations) shall be construed as a waiver of any other term, condition, covenant, representation or warranty of any of the Lease
Documents, nor shall such a waiver in any one instance or circumstances be construed as a waiver of the same term, condition, covenant, representation or warranty in any subsequent instance or circumstance. No such failure, delay or waiver shall be construed as creating a requirement that Lessor must thereafter, as a result of such failure, delay or waiver, give notice to Lessee or any Guarantor, or any other
Person that Lessor does not intend to, or may not, give a further waiver or to refrain from insisting upon the strict performance of the terms, conditions, covenants, representations and warranties set forth in the Lease Documents before Lessor can exercise any of its rights or remedies under any of the Lease Documents or before any Lease Default can occur, or as establishing a course of dealing for interpreting the conduct of and agreements between Lessor and Lessee, the Guarantor or any other Person.

     The acceptance by Lessor of any payment that is less than payment in full of all amounts then due under any of the Lease Documents at the time of the making of such payment shall not: (a) constitute a waiver of the right to exercise any of Lessor's remedies at that time or at any subsequent time, (b) constitute an accord and satisfaction or (c) nullify any prior exercise of any remedy, without the express written consent of Lessor. Any failure by Lessor to take any action under this Lease or any of the other Lease
Documents by reason of a default hereunder or thereunder, acceptance of a past due installment, or indulgences granted from time to time shall not be construed as a novation of this Lease or any of the other Lease Documents or as a waiver on such right or of the right of Lessor thereafter to insist upon strict compliance with the terms of this Lease or any of the other Lease Documents, or
(d) prevent the exercise of such right of acceleration or any other right granted hereunder or under applicable law for purposes of obtaining the damages set forth in Section 16.3, specific performance or equitable remedies; and to the maximum extent not prohibited by applicable law, Lessee hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

     16.9 RIGHT OF FORBEARANCE. Whether or not for consideration paid or payable to Lessor and, except as may be otherwise specifically agreed to by Lessor in writing, no forbearance on the part of Lessor, no extension of the time for the payment of the whole or any part of the Obligations, and no other indulgence given by Lessor to Lessee or any other Person, shall operate to release or in any manner affect the original liability of Lessee or such other
Persons, or to limit, prejudice or impair any right of Lessor, including, without limitation, the right to realize upon any collateral, or any part thereof, for any of the Obligations evidenced or secured by the Lease Documents; notice of any such extension, forbearance or indulgence being hereby waived by Lessee and all those claiming by, through or under Lessee.

     16.10 CUMULATIVE REMEDIES. The rights and remedies set forth under this Lease are in addition to all other rights and remedies afforded to Lessor under any of the other Lease Documents or at law or in equity, all of which are hereby reserved by Lessor, and this Lease is made and accepted without prejudice to any such rights and remedies. All of the rights and remedies of Lessor under each of the Lease Documents shall be separate and cumulative and may be exercised concurrently or successively in Lessor's sole and absolute discretion.

                    ARTICLE 17
  SURRENDER OF LEASED PROPERTY OR LEASE; HOLDING
                       OVER


     17.1 SURRENDER. Lessee shall, upon the
expiration or prior termination of the Term
(unless occasioned by Lessee's purchase of the Leased Property pursuant to the terms of this Lease Agreement), vacate and surrender the Leased
Property to Lessor in good repair and condition, in compliance with all applicable Legal
Requirements, all Insurance Requirements, and in compliance with the provisions of Article 8, except for: (a) ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased
Property in good order and repair during the entire Term of the Lease), (b) damage caused by the gross negligence or willful acts of Lessor, and (c) any damage or destruction resulting from a Casualty or Taking that Lessee is not required by the terms of this Lease to repair or restore.
     17.2 TRANSFER OF CONTRACTS AND PERMITS. In connection with the expiration or any earlier termination of this Lease (unless occasioned by Lessee's purchase of the Leased Property pursuant to the terms of this Lease Agreement), upon any request made from time to time by Lessor, Lessee shall (a) promptly and diligently use its best efforts to (i) transfer and assign all Permits and Contracts necessary or desirable for the operation of the Leased Property in accordance with its Primary Intended Use to Lessor or its designee to the extent the same are assignable under applicable Legal Requirements and/or (ii) arrange for the transfer or assignment of such Permits and Contracts to Lessor or its designee and (b) cooperate in every respect (and to the fullest extent possible) and assist Lessor or its designee in obtaining such Permits and Contracts (whether by transfer, assignment or otherwise) provided, however, that unless a termination is the result of a Lease Default, Casualty or Condemnation,
Lessee's efforts and cooperation shall not require Lessee to pay the costs and expenses incurred by Lessor or Lessor's designated transferee of the Contracts and Permits. Such efforts and cooperation on the part of Lessee shall include, without limitation, the execution, delivery and filing with appropriate Governmental
Authorities and Third Party Payors of any applications, petitions, statements, notices, requests, assignments and other documents or instruments requested by Lessor. Furthermore,
Lessee shall not take any action or refrain from taking any action which would defer, delay or jeopardize the process of Lessor or its designee obtaining said Permits and Contracts (whether by transfer, assignment or otherwise). Without limiting the foregoing, Lessee shall not seek to transfer or relocate any of said Permits or Contracts to any location other than the Leased
Property. The provisions of this Section I7.2 shall survive the expiration or earlier termination of this Lease.Lessee hereby appoints
Lessor as its attorney-in-fact, with full power of substitution to take such actions, in the event that Lessee fails to comply with any request made by Lessor hereunder, as Lessor (in its sole absolute discretion) may deem necessary or desirable to effectuate the intent of this Section
17.2. The power of attorney conferred on Lessor by the provisions of this Section 17.2, being coupled with an interest, shall be irrevocable until the Obligations are fully paid and performed and shall not be affected by any disability or incapacity which Lessee may suffer and shall survive the same. Such power of attorney is provided solely to protect the interests of Lessor and shall not impose any duty on the Lender to exercise any such power and neither Lessor nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or willful misconduct.

     17.3 NO ACCEPTANCE OF SURRENDER. Except at the expiration of the Term in the ordinary course, no surrender to Lessor of this Lease or of the Leased Property or any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

     17.4 HOLDING OVER. If, for any reason, Lessee shall remain in possession of the Leased Property after the expiration or any earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month, one and one-half times the aggregate of (i) one-twelfth of the aggregate Base
Rent, and Additional Rent payable at the time of such expiration or earlier termination of the Term; (ii) all Additional Charges accruing during the month and (iii) all other sums, if any, payable by Lessee pursuant to the provisions of this Lease with respect to the Leased Property. During such period of tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                    ARTICLE 18
          PURCHASE OF THE LEASED PROPERTY

     18.1 PURCHASE OF THE LEASED PROPERTY. In the event Lessee purchases the Leased Property from Lessor pursuant to any of the terms of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee a deed with covenants only against acts of Lessor conveying the entire interest of Lessor in and to the Leased
Property to Lessee subject to all applicable Legal
Requirements, all of the matters described in clauses (a), (b), (e) and (g) of Section 11.5.2,
Impositions, any Liens created by Lessee, any Liens created in accordance with the terms of this Lease (except to the extent specifically excluded by the terms hereof or consented to by Lessee, the claims of all Persons claiming by, through or under Lessee, any other matters assented to by Lessee and all matters for which Lessee has responsibility under any of the Lease Documents, but otherwise not subject to any other Lien created by Lessor from and after the Commencement
Date (other than an Encumbrance permitted under Article 20 which Lessee elects to assume). The applicable purchase price shall be paid in cash to Lessor, or as Lessor may direct, in federal or other immediately available funds except as otherwise mutually agreed by Lessor and Lessee.
All expenses of such conveyance, including, without limitation, the cost of title examination or standard or extended coverage title insurance, attorneys' fees incurred by Lessor in connection with such conveyance, recording and transfer taxes and recording fees and similar charges and specifically excluding any prepayment penalties, if any, due Lessor's mortgagee, shall be paid by Lessee.

     18.2 Appraisal.

          18.2.1 Designation of Appraisers. In the event that it becomes necessary to determine the Fair Market Value of the Leased Property for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a Person selected to act as appraiser on its behalf. Within ten ( 10) days after receipt of any such notice, Lessor
     (or Lessee, as the case may be) shall by notice to Lessee (or Lessor, as the case may be) either accept such Person to be the sole appraiser to determine the Fair Market Value of the Leased Property or appoint a second
     Person as appraiser on its behalf.

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

          18.2.2 APPRAISAL PROCESS. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate
     Appraisers (or any successor organization thereto), shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair Market
     Value of the Leased Property as of the
     relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have made such determination within fifty (50) days after the making of Lessee's or Lessor's request, then the determination of such appraiser shall be final and binding upon the parties.
     If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten per cent ( 10%) of the lesser of such amounts, then the Fair Market Value of the Leased Property shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent ( 10%) of the lesser of such amounts, then such two appraisers shall have twenty
     (20) days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration
     Association or any successor organization thereto to appoint an appraiser within twenty
     (20) days of such request, and both parties shall be bound by any appointment so made within such twenty (20) day period. If no such appraiser shall have been appointed within such twenty (20) days or within ninety
     (90) days of the original request for a
     determination of Fair Market Value of the Leased Property, whichever is earlier, either
     Lessor or Lessee may apply to any court
     having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers, by the American
     Arbitration Association or by such court shall be instructed to determine the Fair
     Market Value of the Leased Property within thirty (30) days after appointment of such Appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market
     Value of the Leased Property.

          18.2.3    SPECIFIC ENFORCEMENT AND
     COSTS. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.

     Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other cost and expenses incurred in connection with each appraisal.

     18.3 LESSEE'S OPTION TO PURCHASE.


          18.3.1 CONDITIONS TO OPTION. On the
     conditions (which conditions Lessor may
     waive, at its sole option, by notice to
     Lessee at any time) that (a) at the time of exercise of the Purchase Option and on the applicable Purchase Option Date, there then exists no Lease Default, nor any state of facts or circumstance which constitutes, or with the passage of time and/or the giving of notice, would constitute a Lease Default and
     (b) Lessee strictly complies with the
     provisions of this Section 18.3, then Lessee shall have the option to purchase the Leased
     Property, at the price and upon the terms hereinafter set forth (the "Purchase
     Option").

          18.3.2 EXERCISE OF OPTION; DEPOSIT. Such
     Purchase Option shall permit Lessee to
     purchase the Leased Property (a) on the last day of the Initial Term or (b) on the last day of any Extended Term effectively exercised by Lessee (each of such dates are referred to herein as a "Purchase Option
     Date") and shall be exercised by notice given by Lessee to Lessor (the "Lessee's Purchase
     Option Notice") at least one hundred eighty
     (180) days (but not more than three hundred sixty (360) days) prior to the relevant
     Purchase Option Date. Notwithstanding
     anything to the contrary set forth in this Lease, Lessee's right to purchase the Leased
     Property is subject to the further conditions that (i) concurrently with the exercise of the option set forth under this Section 18.3, the Lessee shall have exercised its right to purchase the premises demised under each of the Related Leases in accordance with the provisions of Section 18.3 of each of the Related Leases, (ii) the conveyance of the Leased Property pursuant to the provisions of this Section 18.3 shall occur simultaneously with the conveyance of the premises demised under each of the Related Leases pursuant to
     Section 18.3 of each of the Related Leases and (iii) all conditions contained in the Agreement Regarding Related Transactions pertaining to the Purchase Option are satisfied. Lessee shall have no right to rescind Lessee's Purchase Option Notice once given unless (a) a notice of such rescission is given (i) within ten ( 10) days following receipt of the final determination of the Fair Market Value of the Leased Property or
     (ii) within thirty (30) days following an event of Casualty or Condemnation as to which Lessee has waived any right of termination set forth in Section 13.2.2 hereof and (b)


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

     simultaneously with such notice of
     rescission, Lessee, by notice given pursuant to Section 1.3 hereof extends the Term.

          18.3.3 CONVEYANCE. If the Purchase
     Option is exercised by Lessee in accordance with the terms hereof, the Leased Property shall be conveyed by a good and sufficient deed with covenants only against acts of Lessor (the "Deed") running to Lessee or to such grantee as Lessee may designate by notice to Lessor at least seven (7) days before the Time of Closing.

          18.3.4 CALCULATION OF PURCHASE PRICE.
     The price to be paid by Lessee for the
     acquisition of the Leased Property pursuant to this Purchase Option (the "Purchase
     Price") shall be equal to the greater of (a) the Meditrust Investment or (b) an amount equal to the then Fair Market Value of the Leased Property minus the Fair Market Added
     Value, subject to the terms of the Agreement
     Regarding Related Transactions.

          18.3.5 PAYMENT OF PURCHASE PRICE. The
     Purchase Price shall be paid by Lessee at the Time of Closing by certified, cashier's, treasurer's or bank check(s) or wire transfer pursuant to instructions received from Lessor in accordance with the terms of the Agreement
     Regarding Related Transactions as reduced by the principal balance of any Fee Mortgage which Lessee has elected to, and has the right to, assume in accordance with the terms hereof.

          18.3.6 PLACE AND TIME OF CLOSING. If
     this Purchase Option is exercised, the
     closing shall occur and the Deed shall be delivered (the "Closing") at the office of Lessor at 12:00 o'clock noon (E.S.T.) on the applicable Purchase Option Date (such time, as the same may be extended by mutual written agreement of Lessor and Lessee, being hereinafter referred to as the "Time of Closing") in accordance with the terms of the Agreement Regarding Related Transactions. It is agreed that time is of the essence of this Purchase Option.

          18.3.7 CONDITION OF LEASED PROPERTY. The
     Leased Property is to be purchased "AS IS" and "WHERE IS" as of the Time of Closing.

          18.3.8 QUALITY OF TITLE. If Lessor shall be unable to give title or to make conveyance, as stipulated in this Section
     18.3, then, at Lessor's option, Lessor shall use reasonable efforts to remove all defects in title and the applicable Purchase Option
     Date and Time of Closing shall be extended for period of thirty (30) days other than with respect to any Encumbrances which Lessor has caused to exist. Lessor shall not be required to expend more

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

     than FIFTY THOUSAND DOLLARS ($50,000)
     (inclusive of attorney's fees) in order to have used "reasonable efforts."

          18.3.9 LESSOR'S INABILITY TO PERFORM. If at the expiration of the extended time Lessor shall have failed so to remove any such defects in title, then all other obligations of all parties hereto under Section 18.3 shall cease and Section 18.3 shall be void and without recourse to the parties hereto.
     Notwithstanding the foregoing, Lessee shall have the election, at either the original or extended Purchase Option Date and Time of
     Closing, to accept such title as Lessor can deliver to the Leased Property in its then condition and to pay therefor the Purchase
     Price without reduction, in which case Lessor shall convey such title; provided, that, in the event of such conveyance, if any portion of the Leased Property shall have been taken by Condemnation prior to the applicable
     Purchase Option Date and Time of Closing,
     Lessor shall pay over or assign to Lessee at the Time of Closing, all Awards recovered on account of such Taking, less any amounts reasonably expended by Lessor in obtaining such Award and less any amounts expended for restoration pursuant to the provisions of
     Article 14 hereof, or, to the extent such Awards have not been recovered as of the applicable Purchase Option Date and Time of
     Closing, Lessor shall assign to Lessee all its rights with respect to any claim therefor and further provided, that, in the event of such conveyance, if any portion of the Leased
     Property shall have suffered a Casualty prior to the applicable Purchase Option Date and Time of Closing, Lessor shall pay over or assign to Lessee at the Time of Closing, all insurance proceeds recovered on account of such Casualty, less any amounts reasonably expended by Lessor in obtaining such proceeds and less any amounts expended for restoration pursuant to the provisions of Article 13 hereof, or, to the extent such proceeds have not been recovered as of the applicable
     Purchase Option Date and Time of Closing,
     Lessor shall assign to Lessee all its rights with respect to any claim therefor.

          18.3.10 MERGER BY DEED. The acceptance
     of the Deed by Lessee or the grantee
     designated by Lessee, as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation to be performed by Lessor contained or expressed in this Lease.

          18.3.11 USE OF PURCHASE PRICE TO CLEAR
     TITLE. To enable Lessor to make conveyance as provided in this Section, Lessor may, at the Time of Closing, use the Purchase Price or any portion thereof to clear the title of any Lien, provided that all instruments so procured are recorded contemporaneously with the Closing or reasonable arrangements are made for a recording subsequent to the Time of Closing in accordance with customary conveyancing practices.
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

          18.3.12 LESSEE'S DEFAULT. If Lessee
     delivers Lessee's Purchase Option Notice and fails to consummate the purchase of the Leased Property in accordance with the terms hereof for any reason other than Lessor's willful and unexcused refusal to deliver the Deed or exercise of the right of rescission in Section 18.3.2 hereof, (a) Lessee shall thereafter have no further right to purchase the Leased Property pursuant to this Section, although this Lease shall otherwise continue in full force and effect and (b) Lessor shall have the right to sue for specific performance of Lessee's obligations to purchase the Leased Property provided such suit for specific performance is commenced within one (1) year after the applicable
     Purchase Option Date on which such sale was supposed to occur.

                    ARTICLE 19
             SUBLETTING AND ASSIGNMENT

     19.1 SUBLETTING AND ASSIGNMENT. Lessee may not, without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion, assign or pledge all or any portion of its interest in this Lease or any of the other Lease Documents (whether by operation of law or otherwise) or sublet all or any part of the Leased Property. For purposes of this Section
19.1, the term "assign" shall be deemed to include, but not be limited to, any one or more sales, pledges, hypothecations or other transfers
(including, without limitation, any transfer by operation of law) of any of the capital stock of or partnership interest in Lessee or sales, pledges, hypothecations or other transfers
(including, without limitation, any transfer by operation of law) Of the Capital or the assets of Lessee. Any such assignment, pledge, sale, hypothecation or other transfer made without Lessor's consent shall be void and of no force and effect. Notwithstanding the foregoing, Lessor's consent shall not be unreasonably withheld with respect to an assignment or pledge of an interest of Lessee in this Lease or a sublet of all or a part of the Leased Property to a Meditrust/Emeritus Transaction Affiliate.

     19.2 ATTORNMENT. Lessee shall insert in each Sublease approved by Lessor, provisions to the effect that (a) such Sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder,
(b) in the event this Lease shall terminate before the expiration of such Sublease, the Sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the Sublessee may have to terminate the Sublease or to surrender possession thereunder, as a result of the termination of this Lease and (c) in the event the Sublessee receives a written notice from Lessor stating that Lessee is in default under this Lease, the Sublessee shall thereafter be obligated to pay all rentals accruing under said Sublease directly to Lessor or as Lessor may direct. All rentals received from the Sublessee by Lessor shall be credited against the amounts owing by Lessee under this Lease.

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

                    ARTICLE 20
    TITLE TRANSFERS AND LIENS GRANTED BY LESSOR

     20.1 NO MERGER OF TITLE. Except as otherwise provided in Section I 8.3.10, there shall be no merger of this Lease or of the leasehold estate created hereby with the fee estate in the Leased
Property by reason of the fact that the same
Person may acquire, own or hold, directly or indirectly (a) this Lease or the leasehold estate created hereby or any interest in this Lease ox such leasehold estate and (b) the fee estate in the Leased Property.

     20.2 TRANSFERS BY LESSOR. If the original
Lessor named herein or any successor in interest shall convey the Leased Property in accordance with the terms hereof, other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, the original Lessor named herein or the applicable successor in interest so conveying the Leased Property shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased
Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

     20.3 LESSOR MAY GRANT LIENS. Without the consent of Lessee, but subject to the terms and conditions set forth below in this Section 20.3, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement upon the Leased Property or any interest therein
("Encumbrance"), whether to secure any borrowing or other means of financing or refinancing, provided that Lessee shall have no obligation to make payments under such Encumbrances. Lessee shall subordinate this Lease to the lien of any such Encumbrance, on the condition that the beneficiary or holder of such Encumbrance executes a non-disturbance agreement in conformity with the provisions of Section 20.4. To the extent that any such Encumbrance consists of a mortgage or deed of trust on Lessor's interest in the Leased Property the same shall be referred to herein as a "Fee
Mortgage" and the holder thereof shall be referred to herein as a "Fee Mortgagee".

     20.4 SUBORDINATION AND NON-DISTURBANCE.
Concurrently with the execution and delivery of any Fee Mortgage entered into after the date hereof, provided that the Lessee executes and delivers an agreement of the type described in the following paragraph, Lessor shall obtain and deliver to Lessee an agreement by the holder of such Fee Mortgage, pursuant to which, (a) the applicable Fee Mortgagee consents to this Lease and (b) agrees that, notwithstanding the terms of the applicable Fee Mortgage held by such Fee
Mortgagee, or any default, expiration,
termination, foreclosure, sale, entry or other act or omission under or pursuant to such Fee Mortgage or a transfer in lieu of foreclosure, (i) Lessee shall not be disturbed in peaceful enjoyment of the Leased
Property nor shall this Lease be terminated or cancelled at any time, except in the event that Lessor shall have the right to terminate this Lease under the terms and provisions expressly set forth herein, (ii) Lessee's option to purchase the Leased Property shall remain in force and effect pursuant to the terms hereof and (iii) in the event that Lessee elects its option to purchase the Leased Property and performs all of its obligations hereunder in connection with any such election, the holder of the Fee Mortgage shall release its Fee Mortgage upon payment by Lessee of the purchase price required hereunder, provided, that (1) such purchase price is paid to the holder of the Fee Mortgage, in the event that the Indebtedness secured by the applicable Fee
Mortgage is equal to or greater than the purchase price or (2) in the event that the purchase price is greater than the Indebtedness secured by the Fee Mortgage, a portion of the purchase price equal to the Indebtedness secured by the Fee
Mortgage is paid to the Fee Mortgagee and the remainder of the purchase price is paid to Lessor.

     At the request from time to time by any Fee
Mortgagee, Lessee shall (a) subordinate this Lease and all of Lessee's rights and estate hereunder to the Fee Mortgage held by such Fee Mortgagee and
(b) agree that Lessee will attorn to and recognize such Fee Mortgagee or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such Fee Mortgage as Lessor under this Lease for the balance of the Term then remaining. To effect the intent and purpose of the immediately preceding sentence, Lessee agrees to execute and deliver such instruments in recordable from as are reasonably requested by Lessor or the applicable Fee Mortgagee; provided, however, that such Fee Mortgagee simultaneously executes, delivers and records a written agreement of the type described in the preceding paragraph.

                    ARTICLE 21
                LESSOR OBLIGATIONS


     21.1 QUIET ENJOYMENT. As long as Lessee shall pay all Rent and all other sums due under any of the Lease Documents as the same become due and shall fully comply with all of the terms of this Lease and the other Lease Documents and fully perform its obligations thereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property throughout the Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all the Permitted Encumbrances and such Liens as may hereafter be consented to by Lessee. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease, or to fail to perform any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder.
Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article 21.

     21.2 MEMORANDUM OF LEASE. Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State, in which reference to this Lease and all options contained herein shall be made. Lessee shall pay all recording costs and taxes associated therewith.

     21.3 DEFAULT BY LESSOR. Lessor shall be in default of its obligations under this Lease only if Lessor shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Lessee (or such shorter time as may be necessary in order to protect the health or welfare of any residents of the Facility or to ensure the continuing compliance of the Facility with applicable Legal Requirements), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within one hundred twenty ( I 20) days after notice thereof.

                    ARTICLE 22
                      NOTICES

     Any notice, request, demand, statement or consent made hereunder or under any of the other
Lease Documents shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provision for a receipt, postage or delivery charges prepaid, and shall be deemed given when so personally delivered, three
(3) business days following the date postmarked or the next business day when placed in the possession of such mail delivery service and addressed as follows:

If to Lessee :                c/o Emeritus
Corporation
                    3131 Elliot Avenue, Suite 500
                    Seattle, WA 98121-2162
                    Attention: Raymond R.
                    Brandstrom, President

With a copy to:          The Nathanson Group
                    1411 Fourth Avenue, Suite 905
                    Seattle, WA 98101
                    Attn: Randi S. Nathanson,
               Esquire

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

If to the           Emeritus Corporation
Guarantor:               3131 Elliot Avenue, Suite
500
                    Seattle, WA 98121-2162
                    Attention: Raymond R.
                    Brandstrom, President

With a copy to:          The Nathanson Group
                    1411 Fourth Avenue, Suite 905
                    Seattle, WA 98101
                    Attn: Randi S. Nathanson,
               Esquire

If to Lessor:            Meditrust Acquisition
Corporation I
                    197 First Avenue
                    Needham Heights, Massachusetts
                    02194 Attn: President

With copies to:          Meditrust Acquisition
Corporation I
                    197 First Avenue
                    Needham Heights, Massachusetts
                    02194 Attn: General Counsel

     and            Hutchins, Wheeler & Dittmar
                    101 Federal Street
                    Boston, MA 02110
                    Attn: Jack H. Fainberg, Esq.

or such other address as Lessor, Lessee or the Guarantor shall hereinafter from time to time designate by a written notice to the others given in such manner. Any notice given to Lessee or the Guarantor by Lessor at any time shall not imply that such notice or any further or similar notice was or is required.


                    ARTICLE 23
         LIMITATION OF MEDITRUST LIABILITY

     The Declaration of Trust establishing the sole shareholder of Lessor, Meditrust, a Massachusetts business trust ("Meditrust"), dated
August 6, 1985 (the "Declaration"), as amended, a copy of which is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the trustees under the Declaration collectively as trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust or any of its Subsidiaries shall be held to any personal liability, jointly, or severally, for any obligation of, or claim against Meditrust or any of its Subsidiaries. All Persons dealing with Meditrust or Lessor, in any way, shall look only to the assets of Meditrust or Lessor, as applicable, for the payment of any sum or the performance of any obligation. Furthermore, in no event shall Meditrust or Lessor ever be liable to Lessee or any other Person for any indirect or consequential damages incurred by Lessee or such other Person resulting from any cause whatsoever.
Notwithstanding the foregoing, Lessee hereby acknowledges and agrees that Meditrust is not a party to this Lease and that Lessee shall look only to the assets of Lessor for the payment of any sum or performance of any obligation due by or from Lessor pursuant to the terms and provisions of the Lease Documents.

                    ARTICLE 24
             MISCELLANEOUS PROVISIONS

     24.1 BROKER'S FEE INDEMNIFICATION. Lessee and
Lessor each shall and hereby agrees to indemnify, defend (with counsel acceptable to the other) and hold the other harmless from and against any and all claims for premiums or other charges, finder's fees, taxes, brokerage fees or commissions and other similar compensation due to a broker or finder allegedly employed or retained by it in connection with any of the transactions contemplated by the Lease Documents.
Notwithstanding the foregoing, the indemnified party shall have the option of conducting its own defense against any such claims with counsel of such party's choice, but at the expense of the indemnifying party, as aforesaid. This indemnification shall include all reasonable attorneys' fees and expenses and court costs reasonably incurred by the indemnified party in connection with the defense against any such claims and the enforcement of this indemnification agreement and shall survive the termination of this Lease.

     24.2 NO JOINT VENTURE OR PARTNERSHIP. Neither anything contained in any of the Lease Documents, nor the acts of the parties hereto, shall create, or be construed to create, a partnership or joint venture between Lessor and Lessee. Lessee is not the agent or representative of Lessor and nothing contained herein or in any of the other Lease
Documents shall make, or be construed to make, Lessor liable to any Person for goods delivered to Lessee, services performed with respect to the Leased Property at the direction of Lessee or for debts or claims accruing against Lessee.

     24.3 AMENDMENTS, WAIVERS AND MODIFICATIONS.
None of the terms, covenants, conditions, warranties or representations contained in this Lease or in any of the other Lease Documents may be renewed, replaced, amended, modified, extended, substituted, revised, waived, consolidated or terminated except by an agreement in writing signed by all parties to this Lease or the other
Lease Documents, as the case may be, in the case of any renewal, replacement, amendment, modification, extension, substitution, revisions, consolidation or termination and by the Person against whom enforcement is sought in the case of a waiver or except as otherwise expressly provided for herein or in any other Lease Document. The provisions of this Lease and the other Lease Documents shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of any of the Lease Documents, the Management Agreements, the
Related Party Agreements, the Permits and/or the
Contracts. References herein and in the other
Lease Documents to any of the Lease Documents, the Management Agreements, the Related Party
Agreements, the Permits and/or the Contracts shall be deemed to include any renewals, replacements, amendments, extensions, substitutions, revisions, consolidations or modifications thereof.

     Notwithstanding the foregoing, any reference contained in any of the Lease Documents, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revisions, consolidation or modification of any of the Lease
Documents or any Management Agreement, Related
Party Agreement, Permit and/or the Contract is not intended to constitute an agreement or consent by Lessor to any such renewal, replacement, amendment, substitution, revision, consolidation or modification; but, rather as a reference only to those instances where Lessor may give, agree or consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification as the same may be required pursuant to the terms, covenants and conditions of any of the Lease Documents.

     24.4 CAUTIONS AND HEADINGS. The captions and headings set forth in this Lease and each of the other Lease Documents are included for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Lease, any of the other Lease Documents or any parts hereof or thereof.

     24.5 TIME IS OF THE ESSENCE. Time is of
essence of each and every term, condition, covenant and warranty set forth herein and in the other Lease Documents.

     24.6 COUNTERPARTS. 'This Lease and the other
Lease Documents may be executed in one or more counterparts, each of which taken together shall constitute an original and all of which shall constitute one in the same instrument.

     24.7 ENTIRE AGREEMENT. This Lease and the other Lease Documents set forth the entire agreement of the parties with respect to the subject matter and shall supersede in all respect the letter of intent, dated January 31,1996 (and all prior iterations thereof, from Meditrust to Lessee.




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

     24.8 WAIVER OF JURY TRIAL. TO THE MAXIMUM
EXTENT PERMITTED BY APPLICABLE LAW, LESSOR AND
LESSEE HEREBY MUTUALLY, KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVE ANY RIGHT WHICH ANY PARTY
HERETO MAY NOW OR HEREAFTER HAVE TO A TRIAL BY
JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING
ARISING OUT OF OR RELATING TO THE LEASE OR ANY OF
THE LEASE DOCUMENTS. Lessee hereby certifies that neither Lessor nor any of Lessor's representatives, agents or counsel has represented expressly or otherwise that Lessor would not, in the event of any such suit, action or proceeding seek to enforce this waiver to the right of trial by jury and acknowledges that Lessor has been induced by this waiver (among other things) to enter into the transactions evidenced by this Lease and the other Lease Documents and further acknowledges that Lessee (a) has read the provisions of this Lease, and in particular, the paragraph containing this waiver, (b) has consulted legal counsel, (c) understands the rights that it is granting in this Lease and the rights that it waiving in this paragraph in particular and (d) makes the waivers set forth herein knowingly, voluntarily and intentionally.

     24.9 SUCCESSORS AND ASSIGNS. This Lease and the other Lease Documents shall be binding upon and inure to the benefit of (a) Lessee and Lessee's legal representatives and permitted successors and assigns and (b) Lessor and any other Person who may now or hereafter hold the interest of Lessor under this Lease and their respective successors and assigns.

     24.10 NO THIRD PARTY BENEFICIARIES. This
Lease and the other Lease Documents are solely for the benefit of Lessor, its successors, assigns and participants (if any), the Meditrust Entities, Lessee, the Guarantor, the other members of the Leasing Group and their respective permitted successors and assigns, and, except as otherwise expressly set forth in any of the Lease Documents, nothing contained therein shall confer: upon any Person other than such parties any right to insist upon or to enforce the performance or observance of any of the obligations contained therein. All conditions to the obligations of Lessor to advance or make available proceeds of insurance or Awards, or to release any deposits held for Impositions or insurance premiums are imposed solely and exclusively for the benefit of Lessor, its successors and assigns. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms, and no other Person shall, under any circumstances, be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lessor at any time, if, in Lessor s sole and absolute discretion, Lessor deems it advisable or desirable to do so.

     24.11 GOVERNING LAW. This Lease shall be construed and the rights and obligations of Lessor and Lessee shall be determined in

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accordance with the laws of the State. The parties
to
this Lease intend this Lease to be a rental agreement for a commercial rental unit for purposes of 25.De1. c. Section 5101(b).

     Lessee hereby consents to personal
jurisdiction in the courts of the State and the United States District Court for the District in which the Leased Property is situated as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of or with respect to any of the Lease Documents, the negotiation and/or consummation of the transactions evidenced by the Lease Documents, the Lessor's relationship of any member of the Leasing Group in connection with the transactions evidenced by the Lease Documents and/or the performance of any obligation or the exercise of any remedy under any of the Lease
Documents and expressly waives any and all objections Lessee may have as to venue in any of such courts.

     24.12 GENERAL. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease or any of the other Lease Documents shall survive such termination.

     If any provision of this Lease or any of the other Lease Documents or any application thereof shall be invalid or unenforceable, the remainder of this Lease or the other applicable Lease
Document, as the case may be, and any other application of such term or provision shall not be affected thereby. Notwithstanding the foregoing, it is the intention of the parties hereto that if any provision of any of this Lease is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

     If any late charges provided for in any
provision of this Lease or any of the other Lease
Documents are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

     Lessee waives all presentments; demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as to all of the foregoing as expressly provided for herein.

                    ARTICLE 25
             SUBSTITUTION OF PROPERTY



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     25.1 SUBSTITUTION OF PROPERTY FOR THE LEASED
PROPERTY. Provided that no Event of Default has occurred under this
Lease (excluding any Event of Default which has been waived, in writing, by the Lessor), nor any event which, with the giving of notice or the passage of time or both, would constitute such an Event of Default, Lessee shall have the right from time to time (referred to herein as the "Substitution Right"), exercisable upon not less than ninety (90) days' prior written notice to Lessor (referred to herein as a "Substitution
Notice") to substitute, on a date specified in such Substitution Notice (such date, as the same may be extended by express written agreement of lessor, shall be referred to herein as a "Substitution Date"), the Leased Property with a
Comparable Facility. As used herein, the term
"Comparable Facility" shall be defined as a health care facility or facilities which Lessor determines (a) has an appraised Fair Market Value greater than or equal to the greater of (i) the appraised Fair Market Value of the Leased Property as of the Conversion Date or (ii) the appraised
Fair Market Value of the Leased Property at the time that the applicable Substitution Notice is furnished to Lessor (based on appraisal criteria then in effect), (b) has a Facility Debt Coverage
Ratio greater than or equal to the greater of (i) the Facility Debt Coverage Ratio of the Leased
Property as of the second anniversary of the Conversion Date, (ii) the Facility Debt Coverage
Ratio of the Leased Property at the time that the applicable Substitution Notice is furnished to Lessor, (c) provides a mix of services similar to the Leased Property and (d) is otherwise reasonably acceptable, in all respects, to Lessor
(based on Lessor's usual and customary property evaluation criteria then in effect). Lessee may not exercise its Substitution Right more than once in any calendar year.

     25.2 CONDITIONS TO SUBSTITUTION. Without limiting the foregoing, as conditions precedent to the consummation of any proposed substitution:

          (a) as of the applicable Substitution
     Date, no Event of Default shall have occurred under the Lease (excluding any Event of Default which has been waived, in writing, by Lessor), nor any event which with the giving of notice or the passage of time or both would constitute such an Event of Default;

          (b) Lessor shall have received
     engineering and inspection reports relating to the assisted living facility identified by Lessee in the applicable Substitution Notice
     (referred to herein as a "Proposed
     Facility"), reasonably satisfactory in all respects to Lessor.

          (c) Lessee shall have delivered to
     Lessor (i) an MAI appraisal of the Proposed
     Facility (prepared by an appraiser selected by Lessee and approved by Lessor), in form and substance


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

     reasonably satisfactory to Lessor and (ii) an instrument survey of the premises upon which the Proposed Facility is located acceptable to Lessor and the title insurance company providing insurance with respect to the Proposed Facility;

          (d) Lessor shall be satisfied as to
     compliance of Lessee, the Proposed Facility, the owner of the Proposed Facility (to the extent such owner is not Lessee as provided in subsection (1) below) and/or the proposed substitution, as the case may be, with (i) all applicable land use, zoning, subdivision and environmental laws and regulations, (ii) all applicable assisted living licensure laws and regulations and (iii) such other matters as Lessor reasonably deems relevant
     (including, without limitation, whether the conveyance of the property to Lessor in connection with the proposed substitution may be avoided under the Bankruptcy Code);

          (e) Lessee shall have delivered to
     Lessor a valid and binding owner's or
     lessee's (as applicable) title insurance commitment issued by a title insurer reasonably acceptable to Lessor (the "Title
     Company"), in an amount equal to the Fair
     Market Value of the Proposed Facility, with such endorsements and affirmative coverages, and in such form, as Lessor may reasonably require insuring Lessor's fee title or leasehold title to the Proposed Facility, subject to no Liens except those approved or assumed by Lessor and arrangements satisfactory to Lessor shall have been made for the issuance of a title insurance policy on the Substitution Date in accordance with such title insurance commitment;

          (f) Lessee shall have delivered an
     environmental site assessment report relating to the Proposed Facility, in form and substance reasonably acceptable to Lessor and prepared by an environmental consultant reasonably acceptable to Lessor;

          (g) Lessor shall have obtained, at
     Lessee's cost, an opinion of Lessor's
     counsel, in form and substance acceptable to Lessor, confirming that (i) the substitution of the Proposed Facility for the Leased
     Property will qualify as an exchange solely of property of a like-kind under Section 1031 of the Code, in which, generally, except for "boot" such as cash needed to equalize exchange values or discharge indebtedness, no gain or loss is recognized to Lessor, (ii) the substitution or sale will not result in ordinary recapture income to Lessor pursuant to Code Section 1250(d)(4) or any other Code provision, (iii) the substitution or sale will result in income, if any, to Lessor of a type described in Code Section 856(c)(2) or
     (3) and will not result in income of the types described in Code Section 856(c)(4) or result in the tax imposed under Code Section

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

     857(b)(6) and (iv) the substitution or sale, together with all other substitutions and sales made or requested by Lessee or any Affiliate of Lessee or of any Guarantor pursuant to any other leases with Lessor (or any of its Affiliates) or any other transfers of the Leased Property or the properties leased under other such leases, during the relevant time period, will not jeopardize the Qualification of Lessor as a real estate investment trust under Code Sections 856-860;

          (h) Lessor shall have received opinions
     of Lessee's counsel as to (i) the compliance of the Proposed Facility with land use, zoning, subdivision and environmental laws and regulations, (ii) the compliance of Lessee, the owner of the Proposed Facility
     (to the extent such owner is not Lessee as provided in subsection (1) below), the proposed substitution and the Proposed
     Facility with applicable assisted living laws and regulations, (iii) the due authorization, execution and enforceability of the
     Substitution Documents and (iv) such other matters as are reasonably requested; in form and substance reasonably acceptable to
     Lessor;

          (i) Lessee and each Guarantor shall have executed and delivered, or caused to be executed and delivered, such documents as are reasonably required by Lessor to effectuate the substitution (collectively, the
     "Substitution Documents"), including, without limitation, (i) a deed with full warranties or assignment of a leasehold estate with full warranties (as applicable) conveying to
     Lessor title to the Proposed Facility free and clear of all Liens, except those approved or assumed by Lessor, (ii) a facility lease
     (the "Substitution Lease") duly executed, acknowledged and delivered by Lessee, containing the same terms and conditions as are contained herein except that (1) the legal description of the land shall refer to the Proposed Facility, (2) the Minimum
     Repurchase Price of the Proposed Facility shall be an amount equal to the Minimum
     Repurchase Price of the Leased Property
     increased by any Cash Adjustment paid by Lessor, (3) the Rent under the Substitution
     Lease in all respects shall provide Lessor with a substantially equivalent yield at the time of the substitution (i.e., annual return on its equity in such Proposed Facility) to that received (and reasonably expected to be received thereafter) from the Leased
     Property, taking into account the Cash
     Adjustment, if any, paid by Lessor and any other relevant factors and (4) such other changes therein as may be necessary or appropriate under the circumstances shall be made; (iii) a collateral assignment of permits, licenses, approvals and contracts relating to the Proposed Facility, substantially in the form of the Permits
     Assignment; (iv) UCC financing statements;
     (v) a guaranty substantially in the form of the Guaranty of Lease Obligations shall be executed by Guarantor, (vi) an affiliated party subordination agreement,

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

     substantially in the form of the Affiliated
     Party Subordination Agreement, shall be
     executed by the Lessee, and such other
     Affiliates of the Lessee as are deemed
     necessary or appropriate by the Lessor and
     (vii) the Agreement Regarding Related
     Transactions shall be amended to reflect the substitution of the Proposed Facility. The
     Substitution Documents shall be based upon and contain the same terms and conditions as are set forth in Lease Documents in effect prior to the substitution, except that such changes shall be made as may be necessary or reasonably appropriate under the circumstances to effectuate the substitution and secure the protection and priority of the property and security interests conveyed and/or granted to Lessor;

          (j) without limiting any other provision contained herein, Lessee shall have delivered to Lessor such other information and materials relating to Lessee, the owner of the Proposed Facility (to the extent that such owner is not Lessee as provided in subsection (I) below) and the Proposed
     Facility as Lessor may reasonably request, including, without limitation, leases, receipted bills, management agreements and other Contracts, Provider Agreements, cost reports, Permits, evidence of legal and actual access to the Proposed Facility, evidence of the availability and sufficiency of utilities servicing the Proposed Facility, historical and current operating statements, detailed budgets and financial statements and Lessor shall have found the same to be satisfactory in all respects;

          (k) Lessee or an Affiliate of Lessee
     shall be the licensed operator of the
     Proposed Facility as of the date of the
     consummation of the substitution;

          (l) the Proposed Facility shall be owned or leased by Lessee or an Affiliate of Lessee; provided, however that in the event that the Proposed Facility is owned by any such Affiliate, (i) said Affiliate shall execute and deliver to Lessor such Substitution Documents as may be reasonably required by Lessor and (ii) Lessor shall be provided with such evidence as it may require to determine that the conveyance of the Proposed Facility (or a leasehold interest therein) to Lessor does not constitute a fraudulent conveyance (under applicable federal or state law);

          (m) Lessee shall have delivered to
     Lessor an insurance certificate evidencing compliance with all of the insurance requirements set forth in the Substitution
     Documents;

          (n) Lessee shall have delivered to
     Lessor an Officer's Certificate certifying as of the Substitution Date that (i) the Proposed Facility has been accepted by Lessee for all purposes of

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

     the Substitution Lease and there has been no material damage to the improvements located on the Proposed Facility, nor is any condemnation or eminent domain proceeding pending with respect thereto; (ii) all Permits (including, but not limited to, a permanent, unconditional certificate of occupancy and all certificates of need, licenses and Provider Agreements) which are necessary to permit the use of the Proposed
     Facility in accordance with the provisions of the Substitution Lease have been obtained and are in full force and effect; (iii) under applicable zoning and use laws, ordinances, rules and regulations, the Proposed Facility may be used for the purposes contemplated by Substitution Documents and all necessary subdivision approvals have been obtained;
     (iv) to the best knowledge of Lessee, there exists no Event of Default under this Lease, and no defense, offset or claim exists with respect to any sums to be paid by Lessee hereunder, and (v) any exceptions to Lessor's title to the Proposed Facility do not materially interfere with the intended use of the Proposed Facility by Lessee;

          (o) Lessor shall have determined that
     the Proposed Facility constitutes a
     Comparable Facility, and

          (p) Lessor shall have received all Rent
     due and payable hereunder through the
     Substitution Date.

          In the event that the equity value of
     the Proposed Facility (i.e., the Fair Market
     Value of the Proposed Facility minus the Liens to which Lessor will take the Proposed
     Facility subject) as of the Substitution Date is greater than the equity value of the Leased Property (i.e., the Fair Market Value of the Leased Property minus the Liens to which Lessee will take the Leased Property subject other than those Liens which Lessee is obligated to pay or discharge pursuant to the terms of this Lease) as of the Substitution Date, subject to the limitation set forth below, Lessor shall pay an amount equal to the difference to Lessee; provided, however, that Lessor shall not be obligated to consummate such substitution if Lessor would be required to make a payment to Lessee of an amount equal to or in excess of fifteen percent (15%) of said Fair Market Value of the Leased Property (the amount of cash paid by Lessor to Lessee being referred to herein as the "Cash Adjustment"). Without limiting the generality or effect of the preceding sentence, in the event that, on the Substitution Date, Lessor is obligated to pay a Cash Adjustment to Lessee and Lessor does not have sufficient funds available, or elects not to make such payment in cash, Lessor shall provide Lessee with (and Lessee shall accept) a purchase money note and mortgage for a term not to exceed eighteen
     (18) months from the Substitution Date and bearing interest, payable monthly, at the rate described in Section 10.2.

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     25.3 CONVEYANCE TO LESSEE. If the Lessor
shall have determined that the Proposed Facility
Constitutes a Comparable Facility, on the Substitution Date, after the consummation of a substitution in accordance with the terms hereof, Lessor will convey the Leased Property to Lessee in accordance with the provisions of Article 18
(except as to payment of any expenses in connection therewith which shall be governed by
Section 22.4 below) and this Lease shall thereupon terminate as to the Leased Property. Upon completion of the purchase of the Leased Property, no Rent shall thereafter accrue with respect thereto.

     25.4 EXPENSES. Whether or not any proposed substitution is consummated, Lessee shall pay all of the out-of pocket expenses and other costs incurred or expended by Lessor in connection with any proposed substitution (collectively referred to herein as "Substitution Closing Costs"), including, without limitation, reasonable attorneys' fees and expenses, engineering costs, consultants' fees, appraisal costs, audit and tax review costs, out-of pocket travel expenses, inspection fees, title insurance premiums and other title -fees, survey expenses, mortgage taxes, transfer; documentary stamp and other taxes, search charges of any nature, recording, registration and filing costs; broker's fees and commissions, if any, escrow fees, fees and expenses, if any, incurred in qualifying Lessor and maintaining its right to do business in the state where the Proposed Facility is located, the cost of obtaining, preparing and recording a release of the Leased Property from the lien of any Fee Mortgage on the Facility (other than the amount necessary to payoff such Fee Mortgage) and any other costs expended or incurred by Lessor in connection with the preparation for and the documentation and/or the closing of the proposed substitution. The Substitution Closing Costs shall be a demand obligation of Lessee to Lessor and, if not paid within ten ( 10) days after demand, shall thereafter (to the extent permitted by applicable law) bear interest at the Overdue Rate until the date of payment.

     25.5 LIMITATION. No Substitution Right may be exercised earlier than the fifth anniversary of the Conversion Date.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by their respective officers thereunto duly authorized.

ATTEST:                       LESSEE:   EMERITUS PROPERTIES I,
                                        INC., a Washington
                                        corporation


/s/ Susan Griffin             By:  /s/ Kelly J. Price
---------------------              -----------------------
Name:  Susan Griffin          Name:  Kelly J. Price
                              Title:  Vice President of Finance

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

ATTEST:                       LESSOR: MEDITRUST ACQUISITION
                                      CORPORATION I, a
                                      Massachusetts
                                      corporation


/s/ Amelia C. Gentry         By:  /s/ Michael F. Bushee
-------------------------         ------------------------
Name:  Amelia C. Gentry      Name:  Michael F. Bushee
                             Title:  Chief Operating Officer







































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